                                                                    EXHIBIT 10.2

                _______________________________________________


                            ASSET PURCHASE AGREEMENT

                                  by and among

                            Banner Aerospace, Inc.,

                         the Sellers listed on Annex A,

                               AlliedSignal Inc.

                                      and

                                   AS BAR LLC

                          dated as of December 8, 1997


                _______________________________________________

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                   ARTICLE I

                                The Transaction

1.1    Purchase and Transfer...............................................   1
1.2    Acquisition of Assets...............................................   2
1.3    Assumption of Assumed Liabilities...................................   5
1.4    Initial Purchase Price..............................................   9
1.5    Escrow of Shares....................................................   9
1.6    Purchase Price Adjustment...........................................  10
1.7    Accounts Receivable.................................................  13
1.8    Closing.............................................................  14
1.9    Deliveries and Proceedings at the Closing...........................  15
1.10   Stock Legend........................................................  17
1.11   Prorations..........................................................  17

                                  ARTICLE II

             Representations And Warranties Of Parent And Sellers

2.1    Qualification.......................................................  18
2.2    Ownership of the Companies..........................................  18
2.3    Authorization and Enforceability....................................  19
2.4    No Violation of Laws or Agreements..................................  19
2.5    Consents............................................................  20
2.6    Financial Statements................................................  20
2.7    No Changes..........................................................  21
2.8    Contracts...........................................................  22
2.9    Permits and Compliance With Laws Generally..........................  23
2.10   Environmental Matters...............................................  24
2.11   Transactions with Affiliates........................................  25
2.12   Title...............................................................  25
2.13   Acquired Real Property..............................................  26
2.14   Taxes...............................................................  27
2.15   Intellectual Property and Technology................................  28
2.16   Brokerage...........................................................  29

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                                                            ----

2.17   Product Warranties and Guarantees...................................  29
2.18   Products Liability..................................................  30
2.19   Labor Matters.......................................................  30
2.20   Employee Benefits...................................................  30
2.21   No Pending Litigation or Proceedings................................  33
2.22   Insurance...........................................................  33
2.23   Customers; Suppliers................................................  33
2.24   Condition of Assets.................................................  34
2.25   All Assets..........................................................  34
2.26   Undisclosed Liabilities.............................................  34
2.27   Securities Matters..................................................  34
2.28   SEC Filings.........................................................  35
2.29   Bank Accounts.......................................................  35
2.30   Business Conduct....................................................  35

                                  ARTICLE III

           Representations And Warranties Of AlliedSignal and Buyer

3.1    Organization and Good Standing......................................  35
3.2    Authorization and Enforceability....................................  36
3.3    No Violation of Laws or Agreements..................................  36
3.4    Consents............................................................  36
3.5    AlliedSignal Common Stock...........................................  36
3.6    SEC Filings.........................................................  37
3.7    Financial Statements................................................  37
3.8    Brokerage...........................................................  37

                                  ARTICLE IV

                             Additional Covenants

4.1    Conduct of Business.................................................  37
4.2    Mutual Covenants....................................................  40
4.3    Filings and Authorizations..........................................  40
4.4    Public Announcement.................................................  41
4.5    Investigation.......................................................  41
4.6    Taxes...............................................................  42
4.7    Certain Deliveries..................................................  44
4.8    Consents............................................................  44

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                                                            ----

4.9    Releases............................................................  44
4.10   Real Property.......................................................  44
4.11   Environmental.......................................................  45
4.12   Ancillary Agreements................................................  45
4.13   Reasonable Best Efforts.............................................  45
4.14   Negotiations........................................................  45
4.15   U.S. Government Contracts...........................................  46
4.16   NYSE Listing........................................................  47
4.17   Continued Existence.................................................  47
4.18   Company Debt........................................................  47
4.19   Side Letters........................................................  47
4.20   Product Liability Insurance.........................................  47
4.21   Harco Northern Ireland, Ltd.........................................  48

                                   ARTICLE V

                             Conditions Precedent

5.1    Conditions Precedent to Obligations of Allied Signal and Buyer......  48
5.2    Conditions Precedent to Obligations of Parent and Sellers...........  50

                                  ARTICLE VI

                         Certain Additional Covenants

6.1    Expenses............................................................  51
6.2    Maintenance of Books and Records....................................  52
6.3    Financial Statements................................................  52
6.4    Non-Competition/Non-Solicitation....................................  52
6.5    Confidential Information............................................  54

                                  ARTICLE VII

                           Survival; Indemnification

7.1    Survival............................................................  54
7.2    Indemnification by Parent, Sellers and Herndon Sellers..............  55
7.3    Indemnification by AlliedSignal and Buyer...........................  56
7.4    Notification of Claims..............................................  57

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                                                            ----

                                 ARTICLE VIII

                        Employees And Employee Benefits

8.1    Scope of Article....................................................  59
8.2    U.S. Employees......................................................  59
8.3    Foreign Employees...................................................  61

                                  ARTICLE IX

                          Termination; Miscellaneous

9.1    Termination.........................................................  62
9.2    Further Assurances..................................................  63
9.3    Entire Agreement; Amendments; Waivers...............................  63
9.4    Benefit; Assignment.................................................  63
9.5    No Presumption......................................................  63
9.6    Notices.............................................................  64
9.7    Terms Generally.....................................................  64
9.8    Counterparts; Headings..............................................  65
9.9    Severability........................................................  65
9.10   No Reliance.........................................................  65
9.11   Governing Law.......................................................  65
9.12   Submission to Jurisdiction; Waivers.................................  65
9.13   Bulk Transfer.......................................................  65
9.14   Use of Names........................................................  66
9.15   Herndon Price Allocation............................................  66
9.16   Relationship with Herndon Agreement.................................  66

                            ASSET PURCHASE AGREEMENT

          ASSET PURCHASE AGREEMENT, dated as of December 8, 1997, by and among Banner Aerospace, Inc., a Delaware corporation ("Parent"), the seven companies
                                                 ------
listed on Annex A hereto (individually, a "Seller" and, collectively,
          -------                          ------
"Sellers"), AlliedSignal Inc., a Delaware corporation ("AlliedSignal") and AS
 -------
BAR LLC, a Delaware limited liability company ("Buyer").  Sellers and the
                                                -----
Subsidiaries of Sellers listed on Annex B hereto (the "Seller Subsidiaries") are
                                  -------              -------------------
referred to herein collectively as the "Companies".
                                        ---------

          The Companies are engaged in, among other things, the businesses of supplying to the aerospace industry (i) aircraft hardware (including bearings, nuts, bolts, screws, rivets and other types of fasteners), (ii) chemical products (including adhesives, sealants, lubricants, cleaners and paint) and
(iii) related support services (including Inventory management services). The term "Business", as used herein, shall mean the compilation of all the
      --------
businesses of all of the Companies, except that when this Agreement refers to a single Company and the Business, it refers to that portion of the Business which is conducted by that particular Company.

          Buyer desires to purchase, and AlliedSignal desires to cause the purchase of, substantially all of the Assets of Sellers (including all of the Subsidiary Shares (as hereinafter defined)), and Sellers desire to transfer, and Parent desires to cause the transfer of, such Assets to Buyer, all on the terms and subject to the conditions set forth in this Agreement.

          Capitalized terms used herein without definition shall have the meanings assigned to them in Annex C hereto, which is hereby incorporated into
                             -------
this Agreement as if set forth in full herein.

          NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                THE TRANSACTION

          1.1  Purchase and Transfer.  Upon the terms and subject to the
               ---------------------
conditions set forth in this Agreement, at the Closing, (i) Sellers shall, and Parent shall cause Sellers to, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase, acquire and accept from the Sellers, all of Sellers' right, title and interest in and to the Purchased Assets, and (ii) Buyer shall pay to Sellers the Initial Purchase Price and shall assume, and agree to thereafter pay, perform and discharge when due, the Assumed Liabilities.

          1.2  Acquisition of Assets.
               ---------------------

          (a) Subject to Section 1.2(b), "Purchased Assets" means all of the
                                          ----------------
Assets of Sellers owned, used or held for use in connection with, or that are otherwise related to or required for the conduct of, the Business including, without limitation, all of the Assets set forth below:

               (i)     all Subsidiary Shares;

               (ii)    all Owned Real Property;

               (iii)   all Equipment;

               (iv)    all Inventory;

               (v)     all Accounts Receivable;

               (vi) all credits, prepaid expenses, deferred charges, advance payments, security deposits and deposits owned, used or held for use by any Company with respect to the Business ("Prepaid Expenses") to the extent that such items will accrue to the benefit of Buyer immediately following the Closing;

               (vii)   all Intellectual Property;

               (viii)  all Technology;

               (ix)    all Contracts;

               (x)     all Permits;

               (xi) all books, records, ledgers, files, documents (including originally executed copies of written Contracts, customer and supplier lists (past, present or future), correspondence, memoranda, forms, lists, plats, architectural plans, drawings and specifications, copies of documents evidencing Intellectual Property or Technology, new product development materials, creative materials, advertising and promotional materials, studies, reports, sales and purchase correspondence, books of account and records relating to the employees of the Business, photographs, records of plant operations and materials used, quality control records and procedures, equipment maintenance records, manuals and warranty information, research and development files, data and laboratory books, inspection processes, in each case, whether in hard copy or magnetic format, in each instance, to the extent used or held for use with respect to the Business or the employees of the Business;

               (xii) all rights or choses in action arising out of occurrences before or after the Closing Date and related to any portion of the Business, including third party warranties and guarantees and all related claims, credits, rights of recovery and set-off and other similar contractual rights, as to third parties held by or in favor of Sellers and arising out of, resulting from or relating to the Business or the Acquired Assets, other than as a result of the allegations of James Fairchild of wrongful termination by Burbank Aircraft Supply, Inc. (collectively, "Third
                                                                  -----
     Party Rights");
     ------------
               (xiii) all rights to insurance and condemnation proceeds relating to the damage, destruction, taking or other impairment of the Acquired Assets which damage, destruction, taking or other impairment occurs on or prior to the Closing Date, except to the extent Buyer receives a credit against the Initial Purchase Price pursuant to Section 1.2(d)(i)(y) or 1.2(d)(ii)(y);

               (xiv) all Assets (other than Subsidiary Assets) that (A) are reflected on the Balance Sheet (other than Assets reflected on the Balance Sheet that are disposed of prior to the Closing Date in accordance with this Agreement) or (B) have been or are acquired by the Companies after the date of the Balance Sheet and would be reflected on a balance sheet for the Business prepared on a basis consistent with that on which the Balance Sheet was prepared (other than any such Assets that are disposed of prior to the Closing Date in accordance with this Agreement); and

               (xv)    the Business and the goodwill thereof.

          (b) Notwithstanding anything to the contrary contained herein, Purchased Assets shall not include any Excluded Assets. "Excluded Assets"
                                                          ---------------
means:

               (i)     cash and cash equivalents on hand or in bank accounts;

               (ii) all accounts owing between and among each Company and its Affiliates, other than trade receivables;

               (iii) except as otherwise set forth herein, Assets attributable or related to any Plan;

               (iv) all rights of Parent and each Seller under this Agreement;

               (v) all stock and minute books and similar records of the Sellers;

               (vi) all Third Party Rights arising out of Non-Assumed Liabilities or Excluded Assets;

               (vii) all shares of capital stock of (or other ownership interests in) Burbank Aircraft International, Inc., Banner Aero (Australia) Pty, Ltd. and TriFast S.a.r.l;

               (viii) all Prepaid Expenses to the extent that such items will not accrue to the benefit of Buyer immediately following the Closing;

               (ix) all Plans of Sellers (including, without limitation, the deferred compensation agreement with Charles Lovin (the "Lovin Agreement"),
                                                              ---------------
     the two non-competition agreements with Lee Brenner (the "Brenner Agreements") and those referenced on Schedule 2.20(a)(iii));

               (x)     all Contracts referenced on Schedule 2.8(a)(i) other than
     (i) the purchase orders described thereon and (ii) distributorship agreements with Fairchild Fasteners that are terminable by the Companies on not more than 60 days notice without any penalty;

               (xi) all Contracts pursuant to which any business included in the Business or any Company was purchased; and

               (xii) all rights of any Seller under the Second Amended and Restated Credit Agreement, dated as of December 12, 1996, among Parent, Burbank Aircraft Supply, Inc. and other Subsidiaries of Parent, Citicorp USA, Inc. (as Administrative Agent and Arranger), NationsBank, N.A. (as Co-Arranger) and the Institutions as Lenders and Issuing Banks thereunder.

          (c)  Nonassignable Rights.  Anything in this Agreement to the contrary
              --------------------
notwithstanding, but subject to AS's and Buyer's rights under Section 7.2, this Agreement shall not constitute an agreement to assign any of the Contracts, Intellectual Property, Technology or Permits or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third Person thereto, would constitute a breach or other contravention thereof or in any way adversely affect the rights of Buyer thereunder. (Any Asset that, but for this Section 1.2(c) would be sold and assigned at the Closing shall remain a "Purchased Asset" for purposes of this Agreement.) Parent and Sellers will use all reasonable best efforts to obtain the consent of the other parties to any such Contract or Permit for the assignment thereof to Buyer and Buyer shall reasonably cooperate with such efforts. If such consent is not obtained prior to the Closing, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of Parent and Sellers thereunder so that Buyer would not in fact receive all such rights, subject to Section 5.1(d), the Closing shall nevertheless take place and, thereafter, Parent, Sellers and Buyer will cooperate in a mutually agreeable arrangement under which Buyer would obtain the benefits and assume the obligations thereunder (but only to the extent such obligations would have constituted Assumed Liabilities if such assignment occurred on the Closing Date) from and after the Closing Date in accordance with this Agreement, including subcontracting, sublicensing or subleasing to Buyer, or under which Parent and each Seller would enforce for the benefit of Buyer, with Buyer assuming each Seller's obligations to the same extent as if it would have constituted an Assumed Liability and any and all rights of Parent or any Seller against a third Person thereto. Parent and each Seller will pay promptly to Buyer when received all monies received by Parent or any Seller after the Closing Date under any of the Contracts or any claim or right or any benefit arising thereunder to the extent that Buyer would be entitled thereto pursuant hereto. The provisions of this Section 1.2 shall in no way limit the Closing condition set forth in
Section 5.1(d).

          (d)  Damage; Condemnation.
               --------------------

               (i) If, prior to the Closing, any Acquired Real Property is damaged by fire, vandalism, acts of God, or other casualty or cause (and such damage is not repaired by the Closing), Buyer shall have the option of
     (x) accepting such property as it is
     together with the insurance proceeds, if any, and the right to receive the same, in which case no adjustment shall be made in respect of the decreased value of such Asset pursuant to Section 1.4(b), or (y) excluding such Acquired Real Property from the Acquired Assets and receiving a credit against the Initial Purchase Price equal to the fair market value thereof, in which case no adjustment shall be made in respect of the decreased value of such Asset pursuant to Section 1.4(b) other than such credit against the Initial Purchase Price. If Buyer elects option (x) above, Parent hereby agrees to cooperate with Buyer in any loss adjustment negotiations, legal actions and agreements with the insurance company, and to assign (pursuant to a writing in form satisfactory to Buyer,) to Buyer at Closing its rights to such insurance proceeds (and pay over to Buyer any such proceeds already received), and Parent will not settle any insurance claims or legal actions relating thereto without Buyer's prior written consent.

               (ii) If, prior to the Closing, all or any portion of any Acquired Real Property is taken by eminent domain, Buyer shall have the option of (x) proceeding with the Closing and accepting the property as affected by such taking, together with all compensation and damages awarded, if any, and the right to receive the same, in which case, no adjustment shall be made in respect of the decreased value of such Asset pursuant to Section 1.4(b), or (y) excluding such Acquired Real Property from the Acquired Assets and receiving credit against the Initial Purchase Price equal to the fair market value thereof, in which case no adjustment shall be made in respect of the decreased value of such Asset pursuant to
     Section 1.4(b) other than such credit against the Initial Purchase Price. If Buyer elects option (x) above, Parent hereby agrees to assign to Buyer at Closing its rights to such compensation and damages (and pay over to Buyer any such compensation and damages already received), and will not settle any proceedings relating to such taking without Buyer's prior written consent.

               (iii) Parent shall promptly notify AlliedSignal of any material casualty or any actual or threatened condemnation affecting all or any portion of any Acquired Real Property. Any such notice relating to casualty shall be accompanied by Parent's selection of an architect or engineer to determine the cost of repair and/or replacement.

               (iv) Nothing in this Section 1.2(d) limits the condition to Closing set forth in Section 5.1(a).

          1.3  Assumption of Assumed Liabilities.
               ---------------------------------

          (a)  "Assumed Liabilities" shall mean (i) all Liabilities of the
                -------------------
Business (including bank overdrafts, if any) to the extent included on the Closing Date Balance Sheet, (ii) Liabilities under the Contracts, Permits, Intellectual Property or Technology to the extent (but not only to the extent) arising from, and accruing with respect to, the operation of the Business after the Closing, and (iii) Liabilities relating to the employees of the Business expressly assumed pursuant to Article VIII.

          (b) Notwithstanding anything to the contrary contained herein, neither Buyer nor AlliedSignal shall assume or be bound by, or be obligated or responsible for, any Non-

Assumed Liabilities. "Non-Assumed Liabilities" shall mean (x) all Liabilities of
                      -----------------------
Sellers relating to the Purchased Assets or the Business and any claims in respect thereof, other than the Assumed Liabilities, and (y) any Liabilities or claims which may be asserted against or imposed upon Buyer by reason of its being a successor or transferee of Sellers or as an acquiror of the Purchased Assets or the Business or otherwise as a matter of law. Without limitation of the foregoing, all of the following shall be Non-Assumed Liabilities for the purposes of this Agreement:

               (i) any product Liability, or Liability relating to any toxic tort or similar claim for injury to person or property, regardless of when made or asserted that arises out of or is based upon any express or implied representation, warranty, agreement or guarantee made by any Company or any of its Affiliates, or alleged to have been made by any of such Persons, or that it is imposed or asserted to be imposed by operation of law, in connection with any service performed or product manufactured, distributed or sold by or on behalf of any Company or any of its Affiliates (in the case of the Seller Subsidiaries prior to the Closing) or which arises out of any condition existing as of the Closing, including any claim relating to any product delivered, manufactured or distributed by any Company or any of its Affiliates (in the case of the Seller Subsidiaries prior to the Closing) and any claim seeking recovery for consequential damages, lost revenue or income;

               (ii) except for Assumed Tax Liabilities, any Liability of Parent or any Company (including under any Contract) for Taxes, including without limitation, any (1) Tax payable (A) with respect to the Business, Assets or operations of Parent or Sellers, (B) by any member of any consolidated, affiliated or unitary group of which Parent or any Company is a member, or (C) by any other person for whose Tax Parent or any Company may be liable under Contract or otherwise, and (2) Tax incident to or arising as a consequence of the negotiation or consummation by Parent or any Seller or any member of any affiliate group of which Parent or Sellers is a member of this Agreement and the transactions contemplated hereby;

               (iii) except as expressly provided in clause (iii) of the definition of Assumed Liabilities, any Liability with respect to compensation or employee benefits of any nature owed to any employees, agents or independent contractors of any Company or any of its Affiliates, whether or not employed by Buyer after the Closing, or any of their beneficiaries, heirs or assigns, that arises out of or relates to events or conditions to the extent occurring before the Closing, including, but not limited to, Liabilities for supplemental unemployment benefits, vacation pay, sick pay, severance benefits, Liabilities under any Plan whether arising prior to, on or after the Closing Date, Liabilities to provide any retiree benefits to former hourly and/or salaried employees of the Business or any retiree benefits to be provided to current hourly and/or salaried employees of the Business, and any other benefits, withholding tax Liabilities, workers compensation or unemployment compensation premiums, hospitalization or medical claims, occupational injury, disease or disability claims or claims for discrimination, unfair labor practices, violations of the collective bargaining agreements or wrongful discharge;

               (iv) Liabilities relating to the operation of the Business prior to the Closing arising by operation of law under any common law or statutory doctrine (including successor Liability or de facto merger);

               (v) any Liability with respect to or arising out of any Contract (A) that is not capable of being assigned to Buyer at the Closing (except to the extent provided in Section 1.2(c)) (B) to the extent arising out of any breach or default thereof by Parent or any Company on or prior to the Closing Date (including any event occurring on or prior to the Closing Date that, with the passing of time or the giving of notice, or both, would become a breach or default) under any Contract, or (C) required by the terms thereof to be discharged on or prior to the Closing Date;

               (vi) any Liability of Parent or any of the Companies or any of their predecessors (including under any Contract) with respect to any claim, action, suit or proceeding made or threatened (whether prior to, at or after the Closing Date) which asserts Losses arising from (x) the presence, at any time prior to the Closing Date, of asbestos at the Acquired Real Property, any other real property owned or leased at any time by Parent, Sellers or any of their past, present or future Subsidiaries or any other third-party location or (y) the presence of asbestos in any product at any time prior to the Closing Date manufactured, used, sold or serviced by Parent, Sellers or any of their past, present or future Subsidiaries, or which otherwise asserts any asbestos-related personal injury or property damage.

               (vii) any Liability to the extent the existence of such Liability constitutes a breach of any representation or warranty of Parent or any Seller contained in or made pursuant to this Agreement;

               (viii) any Environmental Liability, including, without limitation, any Environmental Claim that relates to or arises in connection with the Business, the Acquired Assets, or any other Assets (including, but not limited to facilities used for the off-site disposal of waste) formerly owned, leased, operated or used by any of the Companies or any predecessors-in-interest to any of the Companies, if the Environmental Claim is based on any act or omission of the Business or any of the Companies on or prior to the Closing Date;

               (ix)    any Liability in respect of the Excluded Assets;

               (x) any Debt or other amounts (except to the extent reflected on the Closing Date Balance Sheet) owing by the Companies to Parent or any of Parent's Affiliates (other than the Companies) including, without limitation, any negative balances in intercompany accounts, but excluding any trade payables incurred in the ordinary course of business consistent with past practice;

               (xi) any Liability that arises out of or relates to the employment or termination of employment of any employees, agents or independent contractors by Parent, Sellers or any of their Affiliates, except any such Liability caused by Buyer's failure to perform its obligations under Article VIII;

               (xii) any Liability to past, present or future stockholders of Parent or Sellers;

               (xiii) any Liability arising out of the Lovin Agreement or the Brenner Agreements;

               (xiv) any Liability that arises out of or relates to any claim, action, suit, proceeding or investigation, whether civil or criminal, pending or threatened as of the Closing Date, relating to the conduct or activities of the Business, or the ownership, use or possession of the Acquired Assets, on or prior to the Closing Date;

               (xv) any Liability relating to any broker's or finder's fee or commission incurred by Parent, any of the Companies or any of their Affiliates as a result of the transactions contemplated hereunder;

               (xvi) any Liability arising under, resulting from or relating to the matters referred to on Schedule 2.20(a)(iii), including, without limitation, the Plans described thereon;

               (xvii) any Liability arising under, resulting from, or relating to matters set forth on Schedule 2.8(a)(i) (other than with respect to the purchase orders described thereon and distributorship agreements with Fairchild Fasteners that are terminable by the Companies on not more than 60 days notice without any penalty) including, without limitation, the agreement with Shared Technologies Fairchild, Inc. and the tax sharing agreement described thereon, except to the extent reflected on the Closing Date Balance Sheet; and

               (xviii) except for the Assumed Liabilities, any Liability arising out of or relating to the conduct or activities of the Business (including any predecessor operations) or the ownership, use or possession of the Acquired Assets on or prior to the Closing Date, any Liabilities or claims arising out of or relating to events, circumstances or conditions occurring on or before the Closing Date, and any Liability associated with any other business of Parent, Sellers and their Affiliates.

Parent and each Seller hereby irrevocably waives and releases, and has caused the Parent Subsidiaries to waive and release, AlliedSignal and Buyer from all Non-Assumed Liabilities, including any Liabilities created or which arise by statute or common law.

          1.4  Initial Purchase Price.
               ----------------------

          (a) No later than the third Business Day prior to the Closing Date, Parent shall deliver to AlliedSignal a written notice setting forth Parent's good faith estimate of the Closing Date Net Worth (without giving effect to the proviso in the second sentence of Section 1.6(a)) (the "Estimated Closing Date
                                                        ----------------------
Net Worth") and the basis for the calculation thereof.
---------

          (b) The initial purchase price for the Purchased Assets to be paid at the Closing (the "Initial Purchase Price") shall consist of a number of shares
                  ----------------------
of AlliedSignal Common Stock (the "Closing Date Shares") equal to (1) the number
                                   -------------------
(rounded to the nearest whole share) (the "Estimated Share Number") obtained by
                                           ----------------------
dividing (A) an amount equal to Three Hundred Twenty-Two Million Dollars ($322,000,000) plus (x) the Adjustment Amount if Estimated Closing Date Net Worth exceeds Target Net Worth and minus (y) the Adjustment Amount if Estimated
                                   -----
Closing Date Net Worth is less than Target Net Worth, by (B) the Average Trading Price as of the Closing Date, minus (2) the sum of the Purchase Price Escrow
                              -----
Shares and the Indemnification Escrow Shares, to be delivered by Buyer to Sellers in the proportions set forth on Annex 1.6(f) hereto.
                                        ------------

          1.5  Escrow of Shares.
               ----------------

          (a) At the Closing, Buyer shall deliver to the Escrow Agent (i) the Purchase Price Escrow Shares, to be held in an escrow account pursuant to the terms of the Escrow Agreement until released from escrow pursuant to the terms of Section 1.6(f), and (ii) the Indemnification Escrow Shares, to be held in an escrow account pursuant to the terms of the Escrow Agreement until released as set forth in Section 1.5(b) or (d).

          (b) At any time on or after the Closing Date, Parent shall have the right, upon not less than 10 Business Days' written notice to Buyer and the Escrow Agent, to deliver Escrow Cash to the Escrow Agent to be held pursuant to the terms of the Escrow Agreement in lieu of the Indemnification Escrow Shares. Upon delivery by Parent of Escrow Cash to the Escrow Agent, the Escrow Agent shall release to Parent the number of Indemnification Escrow Shares (rounded to the nearest whole share) obtained by dividing (i) the face amount of the Escrow Cash by (ii) the Average Trading Price as of the date the shares are released. Any notice delivered pursuant to this Section 1.5(b) shall set forth either the face amount of the Escrow Cash to be delivered by Parent or the number of Indemnification Escrow Shares to be released by the Escrow Agent.

          (c) If, on or prior to the first anniversary of the Closing Date (the "Escrow Release Date"), a Buyer Indemnified Party has given notice of a claim
 -------------------
for indemnification for Losses in accordance with Section 7.4 (all such claims, the "Buyer Escrow Claims"), Buyer shall give written notice thereof to Parent on
     -------------------
or prior to such date setting forth Buyer's good faith estimate of the aggregate amount of such Losses in reasonable detail for which Buyer has not been reimbursed (the "Buyer Escrow Claim Loss Estimate"); provided, however, Buyer's
                 --------------------------------    --------  -------
failure to deliver a notice pursuant to this Section 1.5(c) shall not relieve any party from any liability that it may have to such Buyer Indemnified Party in respect of any matter under Section 7.2(a);

          (d) The Indemnification Escrow Shares shall be released from escrow as follows:

               (i) On the Escrow Release Date a number of shares of AlliedSignal Common Stock (rounded to the nearest whole share) equal to (1) the number of Indemnification Escrow Shares minus (2) a number (which shall
                                                 -----
     not be less than zero) equal to the quotient of (A) an amount equal to
     (x) the Buyer Escrow Claim Loss Estimate for which AlliedSignal or Buyer has not been reimbursed minus (y) the amount of the Basket (to the extent
                             -----
     not previously applied), divided by (B) the Average Trading Price as of
                              ----------
     the Escrow Release Date, shall be released from escrow and delivered to Parent;

               (ii) Upon resolution of a Buyer Escrow Claim following the Escrow Release Date, to the extent it is determined pursuant to Article VII that such Losses are payable by Parent or Sellers to a Buyer Indemnified Party with respect to such claim, a number of shares of AlliedSignal Common Stock (rounded to the nearest whole share) equal to the lesser of (1) the quotient of (x) the amount of Losses for which Parent and Sellers must indemnify Buyer Indemnified Parties in respect of such claim, divided by
                                                                   ----------
     (y) the Average Trading Price as of the date of the release of such shares, and (2) the number of Indemnification Escrow Shares that remain in escrow, shall be released to Buyer; and

               (iii) Upon resolution of all Buyer Escrow Claims and release to Buyer of all Indemnification Escrow Shares to which it is entitled pursuant to clause (ii) above, all remaining Indemnification Escrow Shares shall be released to Parent.

          (e) Notwithstanding anything to the contrary contained herein, any party entitled to have Indemnification Escrow Shares released and delivered to it in accordance with Section 1.5(d) may elect, by written notice to the Escrow Agent not less than two Business Days prior to the release, to receive the value (or any portion thereof) of the Indemnification Escrow Shares to which the party is entitled (based on the Average Trading Price as of the date the collateral is to be released) in Escrow Cash to the extent Escrow Cash is being held as collateral pursuant to the Escrow Agreement.

          1.6  Purchase Price Adjustment.
               -------------------------

          (a) Within sixty (60) days after the Closing Date, Buyer shall prepare and deliver to Parent a proposed Closing Date Balance Sheet conforming to the requirements set forth in this Section 1.6 (the "Proposed Closing Date
                                                    -------------------------
Balance Sheet").  The Proposed Closing Date Balance Sheet shall be a pro forma
-------------
unaudited consolidated balance sheet of the Combined Business as of the Closing Date reflecting only Acquired Assets, Assumed Liabilities, Herndon Purchased Assets and Herndon Assumed Liabilities, prepared in accordance with GAAP on a basis consistent with the Balance Sheet (including, without limitation, accounting for Inventory in accordance with the procedures and criteria set forth on Schedule 1.6(a)) and presenting fairly the
                      --------
financial condition of the Combined Business as of the Closing Date; provided,
                                                                     --------
however, that the Proposed Closing Date Balancee Sheet shall not include (i) as
-------
an asset any future tax benefits
that relate to the allowance for doubtful accounts or (ii) as a Liability any allowance for doubtful accounts (which is $2,263,000 on Schedule 2.6). During the period following the Closing Date and prior to the delivery of the Closing Date Balance Sheet, Parent shall make available to Buyer the appropriate personnel and the books and records of the Companies to assist in the preparation of the Closing Date Balance Sheet. The Proposed Closing Date Balance Sheet shall include appropriate adjustments as if it were prepared for a fiscal year-end and will set forth and designate the net worth, on a combined basis, of the Combined Business as of the Closing Date ("Closing Date Net Worth").
                                               ----------------------

          (b) In connection with the preparation of the Proposed Closing Date Balance Sheet, Sellers, the Herndon Sellers, Parent and Buyer shall, at Buyer's option upon notice to Parent as provided in Schedule 1.6(b), cooperate with each other in the taking of a physical count of the Inventory in accordance with the procedures set forth in Schedule 1.6(b). Parent and Sellers shall be entitled to have a representative present to observe the taking of the physical count of the inventory described in this Section 1.6(b).

          (c) Following the Closing, Buyer shall provide to Parent and Sellers, and their respective employees, agents and advisers, upon not less than two business days prior written request, reasonable access during regular business hours to the financial books and records, personnel and facilities relating to the Combined Business necessary for the review and analysis of the Proposed Closing Date Balance Sheet. If Parent fails to give written notice of its disagreement with any item on such Proposed Closing Date Balance Sheet within sixty (60) days after receipt of such Proposed Closing Date Balance Sheet (the "Review Period"), such Proposed Closing Date Balance Sheet shall be deemed
--------------
accepted and shall become the Closing Date Balance Sheet and be final and binding upon the parties hereto. If, before the expiration of the Review Period, Parent provides Buyer with a written notice setting forth in reasonable detail its disagreement with one or more items on the Proposed Closing Date Balance Sheet (a "Dispute Notice"), Buyer and Parent shall negotiate in good
                  --------------
faith to resolve all matters set forth in the Dispute Notice ("Disputes") during
                                                               --------
the sixty (60) day period following receipt of the Dispute Notice by Parent (the "Resolution Period"). Items on the Proposed Closing Date Balance Sheet shall be
 -----------------
deemed final to the extent they are not referenced in the Dispute Notice. To the extent Disputes are resolved to the mutual satisfaction of Buyer and Parent during the Resolution Period, such resolutions shall be reflected on the Proposed Closing Date Balance Sheet and deemed final, and if all Disputes are so resolved, the Proposed Closing Date Balance Sheet, as modified to reflect the resolution of such Disputes shall be deemed final and become the Closing Date Balance Sheet.

          (d) If all Disputes cannot be resolved within the Resolution Period, then within fifteen (15) days of the end of the Resolution Period, Parent and Buyer (i) shall set forth in writing their respective positions on the Disputes still at issue and (ii) shall submit the unresolved Disputes to a Big Six accounting firm (other than the principal outside accountants for either Parent or Buyer or any of their Affiliates) mutually acceptable to Parent and Buyer (the "Firm").
      ----

          (e) The Firm shall make a determination with respect to the Disputes so submitted as well as such modifications, if any, to be made to the Proposed Closing Date

Balance Sheet in accordance with such determination within thirty (30) days after the engagement of the Firm and the Proposed Closing Date Balance Sheet as so modified shall be deemed final and shall become the Closing Date Balance Sheet; provided, however, that in no event shall the Firm determine, with
       --------  -------
respect to any Dispute submitted to it, an amount that is outside of the range of the amounts submitted by Parent and Buyer nor shall it address or consider any issue other than the issues involved in the Disputes. Such determinations by the Firm shall be conclusive and binding upon, and shall not be appealable by the parties hereto. The fees and expenses of the Firm shall be shared equally by Parent and Buyer.

          (f) Promptly, and in any event within five Business Days, after the Closing Date Balance Sheet becomes final and binding on the parties hereto:

               (i) If Closing Date Net Worth is equal to the Estimated Closing Date Net Worth, Buyer shall take all steps reasonably practical (including, without limitation, giving notice to the Escrow Agent), to cause the release and delivery to Sellers, in the proportions set forth on Annex A to the Escrow Agreement, of all the Purchase Price Escrow Shares.

               (ii) If Closing Date Net Worth is more than Estimated Closing Date Net Worth, (A) Buyer shall take all steps reasonably practical (including, without limitation, giving notice to the Escrow Agent), to cause the release and delivery to Sellers, in the proportions set forth on Annex A to the Escrow Agreement, of all the Purchase Price Escrow Shares and (B) AlliedSignal shall issue and Buyer shall deliver to Sellers, in the proportions set forth on Annex A to the Escrow Agreement, an additional number of shares of AlliedSignal Common Stock having a value (based on the Average Trading Price as of the Closing Date) (rounded to the nearest whole share) equal to the excess of Closing Date Net Worth over Estimated Closing Date Net Worth.

               (iii) If Estimated Closing Date Net Worth is more than Closing Date Net Worth, (A) a number of Purchase Price Escrow Shares having a value (based on the Average Trading Price) (rounded to the nearest whole share) equal to the excess of Estimated Closing Date Net Worth over Closing Date Net Worth (the "Shortfall Amount") shall be released from escrow and
                     ----------------
     returned to AlliedSignal, and Buyer shall take all steps reasonably practical (including, without limitation, giving notice to the Escrow Agent), to cause the release and delivery to the Sellers, in the proportions set forth on Annex A to the Escrow Agreement, of the balance, if any, of the Purchase Price Escrow Shares and (B) if the value (based on the Average Trading Price as of the Closing Date) of all of the Purchase Price Escrow Shares is less than the Shortfall Amount, (x) all of the Purchase Price Escrow Shares shall be released from escrow and returned to AlliedSignal and (y) Parent shall indemnify AlliedSignal for, and shall promptly pay to AlliedSignal in cash, an amount equal to the excess of the Shortfall Amount over the value (based on the Average Trading Price as of the Closing Date) of the Purchase Price Escrow Shares. Such payment shall be made by wire transfer of immediately available funds to a bank account designated by AlliedSignal to Parent within five Business Days after the Closing Date Balance Sheet has become final and binding upon the parties hereto.



          1.7  Accounts Receivable.
               -------------------

          (a) After the Closing, Buyer shall have full right and authority to collect for its own account all Accounts Receivable reflected on in the Closing Date Balance Sheet without any allowance for doubtful accounts ("Closing
                                                                 -------
Accounts Receivable").  Each Seller and each Herndon Seller shall immediately
-------------------
pay to Buyer any amount received by such Seller after the Closing attributable to payment of any Closing Accounts Receivable, except with respect to Assigned Receivables after assignment thereof to Parent as provided below. In the event that as of the date that is 180 days after the Closing Date (the "Adjustment
                                                                  ----------
Date") Buyer shall not have been paid in full in respect of Closing Accounts
----
Receivable an amount equal to the Closing Accounts Receivable, Buyer shall give Parent written notice (the "Receivables Notice") specifying the sum of (i) the
                            ------------------
aggregate amount of Closing Accounts Receivable collected by Buyer during the period from the Closing Date through the Adjustment Date and (ii) the aggregate amount of Inventory (valued at original cost) that (x) is the subject of a Closing Accounts Receivable, (y) has been returned to Buyer during the period from the Closing Date through the Adjustment Date and (z) is not Defective Inventory (the "Collected Amount"). If the face amount of the Closing Accounts
                ----------------
Receivable exceeds the Collected Amount, (i) such excess (the "Receivables Deficiency"), plus interest accrued on the amount thereof from and including the Closing Date to but excluding the date of payment at a rate per annum equal to the Prime Rate in effect from time to time, shall be paid by Parent to Buyer within five Business Days after the date that the Receivables Notice is given in immediately available funds and (ii) upon receipt of such payment, Buyer shall assign to Parent any Closing Accounts Receivable that were not collected during the period from the Closing Date through the Adjustment Date (the

"Assigned Receivables").  Upon an assignment to Parent of Assigned Receivables
--------- -----------
pursuant to this Section, Buyer shall have no further responsibility with respect to any such Assigned Receivables and shall not be entitled to receive any portion of any amounts collected by Parent with respect thereto, and Parent shall be entitled to undertake any and all collection efforts with respect to any such Assigned Receivables. Buyer shall promptly pay to Seller any amount received by Buyer after the Adjustment Date attributable to payment of any Assigned Receivables. In calculating the amount, if any, which Parent must pay to Buyer pursuant to this Section 1.7, payments received by Buyer on account of receivables from a particular customer shall be credited first to the oldest account receivable of that customer until all accounts receivable with respect to that customer are paid in full; provided, however, that no such payment shall
                                   --------  -------
be so credited to any pre-Closing account receivable with respect to a Disputed Account Receivable of such customer (as defined below) unless such customer shall have specifically advised Buyer to credit such payment to such Closing Account Receivable. For purposes of this Agreement, "Disputed Account
                                                      ----------------
Receivable" means any Closing Account Receivable owed:
----------

               (i)      by a customer who is bankrupt;

               (ii) by a customer who has asserted in writing a bona fide claim that the products or services sold and which are the subject matter of the Closing Account

     Receivable were defective or that the cost of the products or services received from Seller were less than the amount invoiced;

               (iii) by a customer who, in the reasonable opinion of Buyer, has a bona fide claim that an error has been made on the invoice to such customer; or

               (iv) by a customer who has asserted that the invoice and shipping documentation did not comply with the customer's requirement

          In connection with such acquisition of Closing Accounts Receivable by Parent, Buyer agrees to execute assignments, in form and substance reasonably satisfactory to Buyer, as are reasonably requested by Parent in order to effectively transfer to Parent such Closing Accounts Receivable.

          (b) From and after the Closing, Buyer shall use reasonable efforts to collect all of the Closing Accounts Receivable at their full face value and shall be prompt, and shall exercise reasonable diligence, in such efforts, but in no event shall Buyer be required to resort to litigation to try to collect any such Closing Accounts Receivable. Parent and each Seller shall provide reasonable assistance to Buyer with respect to the collection of the Closing Accounts Receivable. Buyer shall provide to Parent and each Seller reasonable access during regular business hours to all books and records relating to the Closing Accounts Receivable and any payments made with respect thereto. Prior to the Adjustment Date, neither Parent nor any Seller shall contact directly or indirectly any customer from which a Closing Accounts Receivable is due with respect to any matters contemplated by this Agreement, including any outstanding Closing Account Receivable, without Buyer's prior consent in each case.

          (c) Commencing 60 days after the Closing Date, and continuing not less frequently than monthly during the 120 days thereafter, Buyer shall deliver written reports to Parent setting forth in reasonable detail the status of the collection of the Closing Accounts Receivable, on a customer by customer basis, the collection efforts made by Buyer relating thereto and the status of the payment of any other receivables from such customers to Buyer. Buyer shall in all respects, including its collection efforts, treat the Closing Accounts Receivable in the same manner as it treats its other accounts receivable.

          1.8  Closing.
               -------

          (a)  Closing Date.  The closing of the transactions contemplated under
               ------------
this Agreement (the "Closing") shall take place at 10:00 a.m. Eastern Time at
                     -------
the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, New York, on the fifth Business Day after all conditions to the obligations of the parties under Article V and under Article V of the Herndon Agreement shall have been satisfied or waived (other than those requiring a delivery of a certificate or other document, or the taking of other action, at the Closing and the conditions set forth in Sections 5.1(j) and 5.2(g) and in Sections 5.1(g) and 5.2(g) of the Herndon Agreement), or at such other place and on such other date as the parties may mutually agree in writing (such date on which the Closing occurs hereinafter is referred to as the "Closing Date"). Each of the parties
                                          ------------
acknowledges that, with respect to the Closing Date, time is of the essence.

          (b)  Effectiveness.  The consummation of the transactions contemplated
               -------------
by this Agreement and the Closing shall be deemed to take place at 11:59 p.m., Eastern Time, on the Closing Date and no transaction shall be deemed to have been completed and no document or certificate shall be deemed to have been delivered until all transactions are completed and all documents are delivered.

          1.9   Deliveries and Proceedings at the Closing.  Subject to the
                -----------------------------------------
terms and conditions of this Agreement, at the Closing:

          (a)  Deliveries to AlliedSignal and Buyer.  Parent and Sellers shall
               ------------------------------------
deliver to AlliedSignal and Buyer:

               (i) bills of sale and instruments of assignment, in forms reasonably satisfactory to Buyer, to evidence the transfer to Buyer of the Purchased Assets (other than the Owned Real Property) in accordance herewith, duly executed by Sellers;

               (ii) certificates (or other appropriate evidence of transfer) representing all of the Subsidiary Shares accompanied, except with respect to the certificates representing shares of Banner Aircraft International, GmbH and Harco Northern Ireland, Ltd., by stock powers duly executed in blank with all necessary stock transfer and other documentary stamps attached;

               (iii) any consents to transfer of all transferable or assignable Contracts and Permits obtained by Parent and the Companies as of Closing and all consents referred to in Section 5.1(d);

               (iv) title certificates to any motor vehicles included in the Purchased Assets, duly executed by each Seller with any interest therein (together with any other transfer forms necessary to transfer title to such vehicles);

               (v) one or more deeds of conveyance to Buyer of the Owned Real Property, in forms customarily delivered for similar Real Property conveyances and reasonably satisfactory to Buyer, sufficient to transfer to Buyer good and marketable, and insurable, fee simple title to the Owned Real Property included in the Purchased Assets in accordance herewith, duly executed and acknowledged by each Seller with any interest therein and in recordable form;

               (vi) one or more title insurance policies, in form, substance and amount, and issued by title insurance companies reasonably acceptable to Buyer, and containing such endorsements and affirmative coverage as Buyer shall reasonably request (including, with respect to Owned Real Property that is a Purchased Asset, nonimputation endorsements), insuring Buyer's fee simple title to the Owned Real Property subject only to the Permitted Liens, the cost of which shall be paid 50% by Parent and Sellers and 50% by AlliedSignal and Buyer;

               (vii) U.C.C. termination statements in recordable form and other appropriate releases, in form and substance reasonably satisfactory to Buyer, with respect to all recorded Liens in the Purchased Assets;

               (viii) the Foreign Investment in Real Property Tax Act Certification and Affidavit for each parcel of Owned Real Property, in form reasonably satisfactory to Buyer, duly executed by each Seller transferring Owned Real Property (the "FIRPTA Affidavit");
                               ----------------

               (ix) the certificates and other documents required to be delivered by Parent and Sellers pursuant to Section 5.1 hereof and certified resolutions evidencing the authority of Parent and Sellers as set forth in Section 2.3 hereof;

               (x)     the Release contemplated by Section 4.9;

               (xi) an opinion of Potter Andersen & Corroon, Delaware counsel, substantially in the form of Exhibit 1.9(a)(xi), to the effect
                                           ------------------
     that no approval of the holders of Parent Common Stock is required in connection with the execution, delivery and performance of this Agreement by Parent and Sellers;

               (xii)   the Escrow Agreement, duly executed by Parent;

               (xiii) the letters of Jeffrey Steiner and Fairchild, dated as of the Closing Date, substantially in the form of Exhibit 1.9(a)(xiii)(A-C)
                                                    -------------------------
     (the "Side Letters"); and
           ------------

               (xiv) all such other documents and instruments as shall, in the reasonable opinion of Buyer or its title insurance company (including affidavits and indemnities in connection with nonimputation endorsements), be necessary in connection with the transfer to Buyer of the Purchased Assets in accordance herewith and, where necessary or desirable, in recordable form.

          (b)  Deliveries to Parent and Sellers.  AlliedSignal and Buyer will
               --------------------------------
deliver to Parent and Sellers, as applicable:

               (i) the Closing Date Shares, issued by AlliedSignal and delivered by Buyer to Sellers in the proportions set forth in Annex 1.6(f) hereto;

               (ii) an assumption agreement, in form reasonably satisfactory to Parent, to evidence the assumption by Buyer of the Assumed Liabilities in accordance with Section 1.3, duly executed by Buyer;

               (iii) the certificates and other documents required to be delivered by AlliedSignal and Buyer pursuant to Section 5.2 hereof and certified resolutions evidencing the authority of AlliedSignal and Buyer as set forth in Section 3.2 hereof;

               (iv)    the Escrow Agreement duly executed by Buyer;

               (v) all such other documents and instruments of assumption as shall, in the reasonable opinion of Parent, be necessary for Buyer to assume the Assumed Liabilities in accordance herewith; and

               (vi) the Registration Rights Agreement, in the form attached as Exhibit 1.9(b)(vi), duly executed by AlliedSignal.
        ------- ----------

          (c)  Escrow Agreement.  Parent and Buyer shall use their reasonable
               ----------------
best efforts to cause the Escrow Agent to execute and deliver an escrow agreement substantially in the form of Exhibit 1.9(c) at the Closing (the
                                       --------------
"Escrow Agreement").
-----------------

          1.10 Stock Legend.
               ------------

          (a) Each certificate representing the shares of AlliedSignal Common Stock issued to Sellers at the Closing shall be endorsed with a legend in substantially the following form:

              THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT OR THE CORPORATION RECEIVES AN OPINION OF COUNSEL FOR THE HOLDERS OF THESE SECURITIES REASONABLY SATISFACTORY TO THE CORPORATION STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENT OF SUCH ACT.

          1.11  Prorations.  The parties hereto agree that the following
                ----------
expenses shall be calculated and pro rated as of the Closing Date, with Parent and Sellers jointly responsible for such expenses for the period up to the Closing Date (it being understood that any such expense not paid prior to the Closing shall be reflected as a liability on the Closing Date Balance Sheet), and Buyer to be responsible for the period on and after the Closing Date:

               (a) personal property, real property and payroll taxes (on the basis on which the same were assessed and paid), in each case to the extent relating to the Combined Business and except as otherwise provided in Section 4.6(i);

               (b) electric, fuel, gas, telephone, sewer and utility charges, in each case to the extent relating to the Combined Business;

               (c) rentals and other charges under Combined Contracts to be assumed by Buyer pursuant hereto; and

               (d) charges under maintenance and service contracts and other Combined Contracts, and fees under Permits to be transferred to Buyer as part of the Purchased Assets or the Herndon Purchased Assets.

                                   ARTICLE II

              REPRESENTATIONS AND WARRANTIES OF PARENT AND SELLERS

          Parent and each Seller hereby jointly and severally represent and warrant to AlliedSignal and Buyer as follows:

          2.1  Qualification.  Parent is a corporation duly organized, validly
               -------------
existing and in good standing under the laws of the State of Delaware. Each Company is a legal entity of the type described on Annex A or Annex B, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction set forth next to such Company's name on such Annex, and has all requisite corporate power and authority to own and lease its Assets and to conduct its Business as presently being conducted. Each Company is qualified to do business and is in good standing as a foreign corporation in all jurisdictions wherein the nature of its Business or such Company's ownership or use of its Assets make such qualification necessary, except such failures to be qualified or to be in good standing, if any, which when taken together with all such other failures of such Company would not have a Material Adverse Effect on such Company. None of the Companies is currently insolvent, has suspended payments, is subject to any judicial receivership or liquidation proceedings or is in bankruptcy, nor has any such similar proceedings been commenced with respect to any of them.

          2.2  Ownership of the Companies.
               --------------------------
          (a) Except as set forth on Schedule 2.2, all of the outstanding
                                     ------------
shares of capital stock of (or other ownership interests in) each of the Sellers are owned of record and beneficially solely by Parent free and clear of any Liens. The ownership of the Subsidiary Shares is described on Schedule 2.2. All of the Subsidiary Shares are (i) duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights and were issued in compliance with all applicable Laws and (ii) except for nominal or qualifying shares identified on Schedule 2.2, owned of record and beneficially solely by one or more Sellers and/or other Seller Subsidiaries, free and clear of any Liens. There are no options, warrants, calls, rights or agreements to which Parent or any of the Companies is a party obligating any of them to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of (or other ownership interests in) any of the Companies or obligating Parent or any of the Companies to grant, extend or enter into any such option, warrant, call, right or agreement. There are no agreements, voting trusts or proxies with respect to the voting of the Subsidiary Shares. The transfer of the nominal or qualifying shares of the Seller Subsidiaries not owned by any of the Companies to Persons designated by Buyer (i) shall be accomplished at or prior to the Closing and
(ii) shall not require
any payment by AlliedSignal or Buyer to any Person or result in the creation of any Liability of AlliedSignal or Buyer to any Person.

          (b)  Except for the Subsidiary Shares and except as set forth on
Schedule 2.2, none of the Companies owns any shares of capital stock of (or other ownership interests in) any other Person, including any joint venture.

          2.3  Authorization and Enforceability.  With respect to each of
               --------------------------------
Parent and the Sellers: (a) such entity has full corporate power and authority to execute, deliver and perform this Agreement and all other agreements, instruments and documents to be executed in connection herewith (such other agreements and instruments being hereinafter referred to collectively as the "Transaction Documents") to which such entity is a party, (b) the execution,
----------------------
delivery and performance by such entity of this Agreement and the Transaction Documents to which such entity is a party have been duly authorized by all necessary corporate action on the part of such entity and no approval by the holders of any security issued by Parent is required in connection therewith,
(c) this Agreement has been duly executed and delivered by such entity, and, as of the Closing Date, the other Transaction Documents to which any such entity is a party will be duly executed and delivered by such entity, (d) this Agreement is a legal, valid and binding obligation of such entity, enforceable against such entity in accordance with its terms, and (e) as of the Closing Date, each of the other Transaction Documents to which such entity is a party will constitute the legal, valid and binding obligations of such entity, enforceable against such entity in accordance with its terms.

          2.4  No Violation of Laws or Agreements.  The execution, delivery,
               ----------------------------------
and performance by Parent and each Seller of this Agreement and the Transaction Documents to which such entities (as applicable) are parties do not, and the consummation by Parent and each Seller (as applicable) of the transactions contemplated hereby and thereby, will not, (a) contravene any provision of the charter, bylaws or any other organizational documents of Parent or any Company, or (b) except as set forth on Schedule 2.4 and subject, in the case of clause
                              ------------
(i) below, to such exceptions as would not in the aggregate have a Material Adverse Effect, violate, conflict with, result in a breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or result in or permit the termination, modification, acceleration, or cancellation of, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the Acquired Assets or give to others any interests or rights therein under, (i) any personal property lease with payments in excess of $50,000 per year, lease of Real Property, indenture, mortgage, loan or credit agreement, license, instrument, contract, plan, permit or other agreement or commitment, oral or written, to which Parent or any Company is a party, other than such agreements or commitments involving any customer or supplier of the Business (including any supplier of Intellectual Property), or by which the Business or any of the Acquired Assets may be bound or affected (including without limitation any agreement or instrument pertaining to Debt), or (ii) any judgment, injunction, writ, award, decree, restriction, ruling, or order of any arbitrator or Governmental Entity or any applicable Law to which Parent, any Company or the Acquired Assets is subject.

          2.5  Consents.  Except (i) as set forth on Schedule 2.5 or (ii) for
               --------                              ------------
agreements or commitments involving any customer or supplier of the Business (including any supplier of Intellectual Property), no consent, approval or authorization of, or registration or filing with, any Person (governmental or private) is required in connection with the execution, delivery and performance by Parent or any Seller of this Agreement, the other Transaction Documents to which Parent or any Seller is a party, or the consummation by Parent and each Seller (as applicable) of the transactions contemplated hereby or thereby, including without limitation in connection with the assignment of the Contracts and Permits contemplated hereby, except as required by the HSR Act and except for any required, consent, approval or authorization of, or registration or filing with, any foreign governmental authority.

          2.6  Financial Statements.
               --------------------

          (a)  Schedule 2.6(a) sets forth (i) an unaudited combined pro forma
               ------------
balance sheet of the Combined Business as of September 30, 1997 (the "Balance
                                                                      -------
Sheet") and related unaudited combined pro forma statement of income of the
-----
Combined Business for the six months ended September 30, 1997 (together with the Balance Sheet, the "Financial Statements"). The Excluded Assets, the Herndon
                    --------------------
Excluded Assets, the Non-Assumed Liabilities, and the Herndon Non-Assumed Liabilities are excluded from the Balance Sheet. The Financial Statements are in accordance with the books and records of the Companies and the Herndon Sellers and except for the Excluded Assets, the Herndon Excluded Assets, the Non-Assumed Liabilities, the Herndon Non-Assumed Liabilities, and as set forth in Schedule 2.6(a), fairly present the financial position and results of operations of the Combined Business on a stand-alone basis as of the date and for the period indicated, in conformity with GAAP throughout the period specified and in accordance with the procedures and criteria set forth on
Schedule 1.6(a), except as expressly set forth therein and except that the
---------------
Financial Statements may omit notes and are subject to normal year-end adjustments which are not, in the aggregate, material. Except as described on
Schedule 2.6(a), all fees, charges, costs and expenses associated with the ownership, leasing, operation, maintenance and management of the Combined Business and the Assets owned, used or held for use by the Combined Business have been fully and properly reflected and charged on the Financial Statements in accordance with GAAP (to the extent such items are required to be so reflected and charged in accordance with GAAP). All Acquired Assets, Assumed Liabilities, Herndon Purchased Assets and Herndon Assumed Liabilities are disclosed on or reflected in the Balance Sheet except (i) as disclosed on
Schedule 2.6(a), and (ii) as disposed of or transferred between September 30, 1997 and the Closing Date in the ordinary course of business consistent with past practice and in accordance with this Agreement.

          (b) The future tax benefits set forth in the Balance Sheet as of the date hereof ("Preliminary Future Tax Benefits") represent future tax benefits as of March 31, 1997. No later than 30 days after the date hereof, Parent shall deliver written notice to AlliedSignal of the amount of future tax benefits as of September 30, 1997 ("Final Future Tax Benefits"), and the Balance Sheet shall be adjusted accordingly.

          2.7  No Changes.  Since September 30, 1997, the Companies have
               ----------
conducted the Business only in the ordinary course of business consistent with past practice and, except as set forth on Schedule 2.7, there has not been:
                                          ------------

               (a)     any Material Adverse Effect;

               (b) any change in the salaries or other compensation payable or to become payable to, or any advance (excluding advances for ordinary business expenses) or loan to, any employee of the Business, or material change or material addition to, or material modification of, other benefits (including any bonus, profit-sharing, pension or other plan in which any of the employees of the Business participate) to which any of the employees of the Business may be entitled, other than in the ordinary course of the Business consistent with past practice;

               (c) any material change or modification in any manner of the Companies' existing Inventory management and collection and payment policies, procedures and practices with respect to Inventory and accounts receivable and accounts payable, respectively, of the Business, acceleration of payment of payables or failure to pay or delay in payment of payables and any change in the Companies' existing policies, procedures and practices, with respect to the provision of discounts, rebates or allowances insofar as they relate to the Business;

               (d) any cancellation or waiver by any Company of any right material to the Business or any cancellation or waiver of any material Debts of or claims of the Business against Parent or any other Affiliate of any Company or any disposition of or failure to keep in effect any rights in, to or for the use of any Permit material to the Business;

               (e) any damage, destruction or loss, or eminent domain or other condemnation proceeding affecting the distribution center located in Salt Lake City, Utah, or the Business which individually or in the aggregate has had a Material Adverse Effect, whether or not covered by insurance;

               (f) any change by any Company in its method of accounting or keeping its books of account or accounting practices with respect to the Business except as required by GAAP;

               (g) any acquisition, sale, transfer or other disposition of any material Assets of the Business other than the disposition of (i) Inventory in the ordinary course of the Business consistent with past practice or (ii) Assets not used or useful in the Business;

               (h)     any commencement or termination of any line of business;

               (i) any action that would be prohibited to be taken after the date of this Agreement under Section 4.1(c); or

               (j) any agreement in writing or otherwise to take any of the foregoing actions.

          2.8  Contracts.
               ---------

          (a)  As of the date of this Agreement, Schedule 2.8(a) contains a
                                                 ---------------
true, correct and complete list of (i) all Contracts (other than any guarantee of any Seller that does not directly or indirectly support or benefit the Business) to which Parent or any of its Affiliates (other than the Companies) is a party or which benefit Parent or any of its Affiliates (other than the Companies); (ii) all Contracts under which any Company is a licensee or licensor of Intellectual Property or Technology which are material to the Business; (iii) all Contracts under which any Company is a lessee or lessor of (or has an obligation to lease) Real Property; (iv) all Contracts providing for the formation or operation of a partnership or other joint venture; (v) all material Contracts which afford customers any right to return Inventories at the option of the customer; (vi) all Government Contracts with a backlog in excess of $100,000; (vii) all Contracts requiring forward stocking locations; and (viii) except for agreements or commitments involving any customer or supplier of the Business (including any supplier of Intellectual Property), all other Contracts (other than with respect to which the Business' total annual Liability or expense is less than $1,000,000 per such non-listed Contract). Parent and Sellers have made available to AlliedSignal a correct and complete copy of each written agreement.

          (b)  Except as set forth on Part A of Schedule 2.8(b), with respect to
                                                ---------------
each Contract described in Schedule 2.8(a), neither any Company nor, to the best of Parent's and each Seller's knowledge, any other party thereto, is in material breach or default and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under such Contract. Except as set forth on Part B of Schedule 2.8(b), there are no disputes pending or, to the best of Parent's and each Seller's knowledge, threatened, under or in respect of any of the Contracts described in Schedule 2.8(a) and no counterparty to any such Contract has given notice to any Company or Affiliate thereof with respect to any material breach or default hereunder. Each of the Contracts described in
Schedule 2.8(a) is in full force and effect and constitutes the legal and binding obligation of, and is legally enforceable against, such Company as the Contracts relate, and, to the best of Parent's and each Seller's knowledge, any other party thereto, in accordance with its terms.

          (c)  Except as identified with an asterisk on Schedule 2.8(a), each of
                                                        ---------------
the Contracts listed thereon is fully assignable to Buyer (or, in the case of Contracts of the Seller Subsidiaries, will remain in full force and effect upon the sale of the Subsidiary Shares to Buyer) without the consent, approval or waiver of any other Person. None of such Contracts contains any provision which, after the Closing, will restrict Buyer or any of the Seller Subsidiaries from conducting any portion of the Business in any jurisdiction, except such Contracts which may be terminated by Buyer or the applicable Seller Subsidiary without penalty or Liability on no more than 30 days' notice. With respect to those Contracts that were assigned, novated or subleased to any Company by a third party, all necessary consents to such assignments, novations or subleases have been obtained.

          (d) Subject to such exceptions as would not in the aggregate have a Material Adverse Effect, with respect to each and every Government Contract that has a backlog in excess of $100,000 or binding or non-binding bid for such a Government Contract ("Bid") to which any Company is a party: (i) such Company has fully complied with all material terms and conditions of such Government Contract or Bid, including all clauses, provisions and requirements incorporated expressly, by reference or by operation of law therein; (ii) such Company has fully complied with all requirements of Law applicable to such Government Contract or Bid and no Government Contract is subject to any adjustment in price as a result of a claim by the U.S. Government or U.S. Government prime contractor or subcontractor on the basis of (w) defective pricing pursuant to FAR 52.215-22, FAR 52.215-23, FAR 52.215-24, FAR 52.215-25, (x) CAS violations pursuant to FAR 52.230-2, (y) any submission for progress payments of invoices or (z) any claims arising out of or related to the Government Contracts occurring on or before the Closing Date; (iii) all representations and certifications executed, acknowledged or set forth in or pertaining to such Government Contract or bid for a Government Contract were current, accurate and complete as of their effective date, and such Company has fully complied with all such representations and certifications; (iv) neither the U.S. Government nor any prime contractor, subcontractor or other Person has notified such Company, either orally or in writing, that such Company has breached or violated any Law, certification, representation, clause, provision or requirement, (v) no termination for convenience, termination for default, cure notice or show cause notice has been issued; (vi) no cost incurred by such Company has been questioned or disallowed; and (vii) no money due to such Company has been (or has attempted to be) withheld or set off.

          2.9  Permits and Compliance With Laws Generally.
               ------------------------------------------

          (a) Subject to such exceptions as would not in the aggregate have a Material Adverse Effect, (i) except as set forth on Part A of Schedule 2.9(a),
                                                              ---------------
the Companies possess and are in compliance with all Permits required to operate the Business as presently operated and to own, lease or otherwise hold the Acquired Assets under all applicable Laws and (ii) except as set forth on Part B of Schedule 2.9(a), to the best of Parent's and each Seller's knowledge, the Business is conducted by the Companies in compliance with, and the use, construction and operation of all Real Property constituting any part of the Acquired Assets conforms to, all applicable Laws (including the Occupational Safety and Health Act and the rules and regulations thereunder ("OSHA") and
                                                                 ----
other similar Laws, and zoning, building and other similar Laws) and all restrictions and conditions affecting title. All material Permits of the Companies are in full force and effect. There are no proceedings pending or, to the best of Parent's and each Seller's knowledge, threatened that seek the revocation, cancellation, suspension or any adverse modification of any material Permits presently possessed by the Companies. Parent and Sellers are aware of no facts, conditions or circumstances reasonably likely to result in the revocation, cancellation, suspension, or adverse modification of any material Permit. Except as set forth on Part C of Schedule 2.9(a), all material Permits of the Companies are assignable to and at the Closing will be assigned to Buyer (or, in the case of Permits of the Seller Subsidiaries, will continue to be possessed by the Seller Subsidiaries upon the sale of the Subsidiary Shares to Buyer) and no approvals or consents are required for such assignment (or continued possession) and the sale of the Business or Acquired Assets hereunder will not result in a default under or termination of any such material Permit.

          (b)  Except as set forth on Schedule 2.9(b), no outstanding notice,
                                      ---------------
citation, summons or order has been issued, no outstanding complaint has been filed, no outstanding penalty has been assessed and no investigation or review is pending or, to the best of Parent's and each Seller's knowledge, threatened, by any Governmental Entity or other Person with respect to any alleged (i) violation by any Company relating to the Business or the Acquired Assets of any Law or (ii) failure by any Company to have any Permit required in connection with the conduct of the Business or otherwise applicable to the Business (including the Acquired Assets) except in such cases as would not in the aggregate have a Material Adverse Effect.

          2.10  Environmental Matters.  As of the Closing Date, except as set
                ---------------------
forth on Schedule 2.10,
         -------------

          (a) There are no reports in Parent's, the Companies' or any of their respective Affiliates' possession or control of environmental site assessments or audits of the Business, the Acquired Assets or any other Assets (including but not limited to facilities used for the off-site disposal of waste) formerly owned, leased, operated or used by the Companies, or any predecessor-in-interest to the Companies.

          (b) The Companies possess and are in compliance with all Environmental Permits required to operate the Business as presently operated and to own, lease or otherwise hold the Acquired Assets under all Environmental Laws. The operations of the Business and Acquired Assets (including the use, construction and operation of all Real Property constituting any part of the Acquired Assets) are in compliance with all Environmental Laws and are conducted in a manner that does not pose a risk to the safety or health of workers or other individuals or to the environment. All Environmental Permits of the Companies relating to the operation of the Business are in full force and effect. There are no proceedings pending or, to the best of Parent's and each Seller's knowledge, threatened that seek the revocation, cancellation, suspension or any adverse modification of any such Environmental Permits presently possessed by the Companies. Parent and Sellers are aware of no facts, conditions or circumstances reasonably likely to result in the revocation, cancellation, suspension or adverse modification of any Environmental Permits.

          (c) There are no environmental conditions with respect to the Business, Acquired Assets or any other Assets (including but not limited to facilities used for the off-site disposal of waste) formerly owned, leased, operated or used by any of the Companies, or any predecessor-in-interest to any of the Companies that (i) pose a risk to human health or the environment, or
(ii) are otherwise required to be remediated under applicable Environmental Laws due to evidence of soil or groundwater contamination on, under or migrating onto or from the Business, Acquired Assets or any such other Assets.

          (d) There are no Environmental Claims currently pending nor has Parent, any of the Companies or any of their respective Affiliates received any notice of an Environmental Claim with respect to the Business, the Acquired Assets, or any other Assets (including, but not limited to, facilities used for the off-site disposal of waste) formerly owned, leased, operated or used by the Companies or any predecessors-in-interest to the Companies that a Hazardous Material has been (i) disposed, released, or discharged or (ii) produced, stored, handled, used or emitted onto, under, or from the Business, Acquired Assets or any such other Assets.

          (e) Neither the Business nor the Acquired Assets are subject to the requirements of any Laws that condition, restrict, prohibit or require notification or disclosure upon the transfer, sale, lease or closure of certain property for environmental reasons.

          (f) No outstanding notice, citation, summons or order has been issued, no outstanding complaint has been filed, no outstanding penalty has been assessed and no investigation or review is pending or, to the best of Parent's and each Seller's knowledge, threatened, by any Governmental Entity or other Person with respect to any alleged (i) violation by any Company or any of its Affiliates relating to the Business or the Acquired Assets of any Environmental Law or (ii) failure by any Company or any of its Affiliates to have any Environmental Permit required in connection with the conduct of the Business or otherwise applicable to the Business (including the Acquired Assets).

          2.11  Transactions with Affiliates.
                ----------------------------

          (a)  Set forth on Schedule 2.11(a) is a true, correct and complete
                            ----------------
list and description of (a) all services and other support provided to the Business by Parent and its Affiliates (other than the Companies) since April 1, 1996, (b) all other overhead charges allocated to the Companies since April 1, 1996, and (c) all other transactions between one or more Companies, on the one hand, and Parent or any of its Affiliates (other than the Companies), on the other hand, since April 1, 1996 (other than payment of compensation or other benefits to employees).

          (b) To the best of Parent's and each Seller's knowledge, except as set forth on Schedule 2.11(b), (i) as of the Closing, no employee, officer or
             ----------------
director (or any member of his or her immediate family) of Parent or of any Company or any of their Affiliates will be indebted to any Company, nor is any Company indebted (or committed to make loans or extend or guarantee credit) to any of such individuals, (ii) no such individual, except Eric Steiner and Jeffrey Steiner and any such individual whose position is with Fairchild or any of its Affiliates (other than Parent or any of the Companies) has any direct or indirect ownership interest in any Person with which any Company has a business relationship, or any Person that competes with any Company and (iii) no member of the immediate family of any officer or director of any Company is an interested party with respect to any Contract.

          2.12  Title.  The Sellers have, and at the Closing will transfer to
                -----
the Buyer, good and marketable title to all personal property owned by them respectively, good and marketable title to all Owned Real Property, valid and enforceable leasehold interests in Leased Real Property and personal property leased by them, and good and valid title to or rights to use, all intangible properties and rights used by them, in each case free and clear of all Liens, except Permitted Liens. The Seller Subsidiaries have good and marketable title to all Subsidiary Assets free and clear of all Liens, except Permitted Liens.

          2.13  Acquired Real Property.
                -----------------------

          (a)  Part A of Schedule 2.13(a) sets forth a true, correct and
                         ----------------
complete list and legal descriptions of all Real Property owned (beneficially or of record) by any of the Companies in the conduct of the Business, and Part B of
Schedule 2.13(a) sets forth a true, correct and complete list of all Real Property leased by any of the Companies in the conduct of the Business, and in each case identifies the street address thereof.

          (b) Except in such cases as would not in the aggregate have a Material Adverse Effect, all structures and other improvements on such properties are within the lot lines and do not encroach on the properties of any other Person (and improvements on adjacent Real Property do not encroach on any of the Real Property constituting any part of the Acquired Assets), and the use, construction and operation of all Real Property constituting any part of the Acquired Assets or otherwise owned or leased by the Companies in the conduct of the Business conform to all applicable building, zoning, safety, environmental and other Laws, permits, licenses and certificates and all restrictions and conditions affecting title.

          (c)  Other than as set forth on of Schedule 2.13(c), there are no
                                             ----------------
leases, subleases, options or other agreements, written or oral, granting to any Person (other than the Companies) the right to purchase, use or occupy the Acquired Real Property or any portion thereof. None of Parent, the Companies and any of their respective Affiliates has received any written or oral notice or order by any Governmental Entity, any insurance company which has issued a policy with respect to any of such properties or any board of fire underwriters or other body exercising similar functions which (i) relates to violations of building, safety, fire or other ordinances or regulations, (ii) claims any defect or deficiency with respect to any of such properties or (iii) requests the performance of any repairs, alterations or other work to or in any of such properties or in the streets bounding the same, except such as would not individually or in the aggregate have a Material Adverse Effect. Parent and Sellers have made available to Buyer true, correct and complete copies of all leases and financing documents affecting all or any portion of the Acquired Real Property.

          (d) None of Parent, the Companies and any of their respective Affiliates has received any written or oral notice for assessments for public improvements against the Acquired Real Property which remains unpaid, and, to the best of Parent's and each Seller's knowledge, no such assessment has been proposed. Except as set forth on Schedule 2.13(d), there is no pending
                                  ----------------
condemnation, expropriation, eminent domain or similar proceeding affecting all or any portion of any of the Acquired Real Property and, to the best of Parent's and each Seller's knowledge, no such proceeding is threatened.

          (e)  Except as set forth on Schedule 2.13(e), no Person other than the
                                      ----------------
Companies is in possession of (or has any right, absolute or contingent, to possess which is superior to any Company's right to possess) all or any portion of the Acquired Real Property.

          (f)  Except as set forth on Schedule 2.13(f), all Acquired Real
                                      ----------------
Property has direct and unrestricted access over currently utilized facilities and land to such public roads, owned roads and driveways presently in use, and such utilities and other services, as are necessary for the uses thereof and the conduct of the Business, and neither any Company nor any other Person has applied for any change in the zoning or land use classification of any such Real Property.

          (g)  Except as set forth on Part A of Schedule 2.13(g), the Acquired
                                                ----------------
Real Property has adequate arrangements for supplies of water, electricity, gas and/or oil for all operations at the 1996 or current operating levels, whichever is greater. Except as set forth on Part B of Schedule 2.13(g), there are no actions or proceedings pending or, to the best of Parent's and each Seller's knowledge, threatened that would adversely affect the supply of water, electricity, gas and/or oil to the Acquired Real Property except for those which individually and in the aggregate would not have a Material Adverse Effect.

          2.14  Taxes.
                -----

          (a) Parent and each Company has (i) timely filed all returns and reports for Taxes, including information returns, that are required to have been filed in connection with, relating to, or arising out of the Business or the Acquired Assets, (ii) paid to the appropriate Tax Authority all Taxes that are shown to have come due pursuant to such returns or reports and (iii) paid to the appropriate Tax Authority all other Taxes not required to be reported on returns in connection with, relating to, or arising out of, or imposed on the property of the Business for which a notice of assessment or demand for payment has been received or which have otherwise become due except for Taxes being properly contested in good faith.

          (b) All such returns or reports were complete and accurate in all material respects at the time of filing and such returns which have not been audited do not contain a disclosure statement under Code Section 6662 (or any predecessor provision or comparable provision of any Law).

          (c) There are no unpaid Taxes with respect to any period ending on or before the Closing Date which are or could give rise to a lien on the Acquired Assets or the Business, except for current Taxes not yet due and payable.

          (d)  Except as set forth on Schedule 2.14(d), (i) there are no pending
                                      ----------------
audits or, to the best of Parent's and each Seller's knowledge, threatened audits or assessments relating to Taxes with respect to the Business or the Acquired Assets and (ii) there is no unassessed Tax deficiency proposed or to the best of Parent and each Seller's knowledge threatened against Parent or any Company relating to or affecting the Acquired Assets or the Business, nor is any action or proceeding pending, or to the best of Parent's and each Seller's knowledge, threatened by any Governmental Entity for assessment, reassessment or collection of Taxes.

          (e)  Except as set forth on Schedule 2.14(e), none of the Acquired
                                      ----------------
Assets (i) is property that is required to be treated as owned by another Person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Code, (ii) is "tax-exempt use property" within the meaning of Code Section 168(h) or (iii) directly or indirectly secures any Debt the interest on which is tax-exempt under Code Section 103(a).

          (f)  Except as set forth on Schedule 2.14(f), no Company has agreed to
                                      ----------------
make, or is required to make, any adjustment under Code Section 263A or 481(a) or any comparable provision of state or foreign Tax Laws by reason of a change in accounting method or otherwise and no Company has changed a method of accounting or Inventory method, made or changed a tax election, or otherwise taken any action which is not in accordance with past practice that could accelerate a tax deduction from a period after the Closing Date to a period before the Closing Date or defer income from a period before the Closing Date to a period after the Closing Date.

          (g)  Except as set forth on Schedule 2.14(g), no Company is a party to
                                      ----------------
any agreement, contract, arrangement or plan that has resulted or would or could result, separately or in the aggregate, in connection with this Agreement or any change of control of the Company, in the payment of any "excess parachute payment" within the meaning of Code Section 280G.

          (h) The aggregate adjusted tax basis in the Inventory, the accounts receivable and the property, plant and equipment that constitute the Purchased Assets for federal Tax purposes as of March 31, 1997, was at least $150,000,000, $29,000,000 and $8,000,000, respectively.

          (i) The amount of the reserves for value-added Taxes, real property Taxes, property Taxes and payroll Taxes reflected on the Closing Date Balance Sheet will be adequate to pay all Assumed Tax Liabilities.

          2.15  Intellectual Property and Technology.
                ------------------------------------

          (a)  Schedule 2.15(a) contains a true, correct and complete list of
              ----------------
all patents, trademarks, trade names, service marks and applications for the foregoing owned, used or held for use by any Company with respect to the Business, except for matters listed on Schedule 2.15(b).
                                       ----------------

          (b)  Schedule 2.15(b) contains a true, correct and complete list of
               ----------------
all Intellectual Property which has been registered in, filed in or issued by the PTO, the United States Copyright Office, any state trademark offices and the patent, trademark, copyright and other corresponding offices of foreign jurisdictions. All such registrations have been duly filed, registered and issued and are in full force and effect.

          (c)  Except as set forth on Schedule 2.15(c), Section 8 and 15
                                      ----------------
declarations and applications for renewal with respect to all U.S. registered trademarks and service marks listed in Schedule 2.15(b) were timely filed in and accepted by the PTO. No trademarks or service marks listed in Schedule 2.15(b) have been abandoned.

          (d)  Schedule 2.15(d) sets forth all licenses or other agreements from
               ----------------
or with third Persons under which any Company uses or exercises any rights with respect to any of the Intellectual Property or Technology, other than such licenses and other agreements that involve payments of no more than $25,000 per year ("Small Licenses"). At the Closing, Sellers will
       --------------
transfer to Buyer all Intellectual Property and Technology without payment of royalties, free and clear of any Liens.

          (e)  Except (i) as set forth on Schedule 2.15(e) or (ii) with respect
                                          ----------------
to Small Licenses, the Companies (as applicable) are the sole and exclusive owners of the Intellectual Property and Technology, free and clear of any Liens.

          (f)  Except as set forth on Schedule 2.15(f), no Company has received
                                      ----------------
(and Parent and Sellers have no knowledge of) any written notice from any other Person pertaining to or challenging the right of any Company (or any other Person) to use any of the Intellectual Property or any Technology, and there is no interference, opposition, cancellation, reexamination or other contest proceeding, administrative or judicial, pending or threatened with respect to any Intellectual Property or Technology.

          (g)  Except as set forth on Schedule 2.15(g), no licenses have been
                                      ----------------
granted by any Company and no Company has any obligation to grant licenses with respect to any Intellectual Property or Technology. No written claims have been made by any Company of any violation or infringement by others of rights with respect to any Intellectual Property or Technology, and neither Parent nor Sellers know of any basis for the making of any such claim. Except in such cases as would not in the aggregate have a Material Adverse Effect, the use by each Company of the Intellectual Property and Technology (past and present) has not violated or infringed any rights of other Persons, or constituted a breach of any Contract (or other agreement or commitment).

          (h) The Intellectual Property and Technology includes all such rights necessary to conduct the Business as now conducted and, except (i) as set forth on Schedule 2.15(d) or (ii) with respect to Small Licenses, such rights will not
   ----------------
be adversely affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

          (i) There are no licenses or service, maintenance or other agreements or obligations of any nature whatsoever regarding the Intellectual Property or Technology between or among any such Company, on the one hand, and any Affiliate(s) of such Company, on the other hand. All statements and representations made by each Company or any of its Affiliates in any pending patent, copyright and trademark applications with respect to the Intellectual Property were true in all material respects as of the time they were made.

          2.16  Brokerage.  Neither Parent nor any Company nor any of their
                ---------
respective Affiliates has made any agreement or taken any other action which might cause AlliedSignal or Buyer to become liable for a broker's or finder's fee or commission as a result of the transactions contemplated hereunder.

          2.17  Product Warranties and Guarantees.  Parent and each Company
                ---------------------------------
has provided Buyer with true and correct copies of all written product and service warranties and guarantees in connection with Contracts listed on
Schedule 2.8(a).

          2.18  Products Liability.  There are no Liabilities of any Company,
                ------------------
fixed or contingent, asserted or, to the best of Parent's and each Seller's knowledge, unasserted, (a) with respect to any product Liability or any similar claim that relates to any product sold by any of the Companies to others prior to the Closing, or (b) with respect to any claim for the breach of any express or implied product warranty or any other similar claim with respect to any product sold by any of the Companies to others prior to the Closing, other than standard warranty obligations (to replace, repair or refund) made by any Company in the ordinary course of the conduct of the Business to buyers of the respective products, and except in the case of the preceding clauses (a) and (b) where such Liabilities would not exceed $500,000 in the aggregate for the Combined Business.

          2.19  Labor Matters.
                -------------

          (a) To the best of Parent's and each Seller's knowledge, there have been no union organizing efforts with respect to any Company conducted within the last three years and there are none now being conducted with respect to any Company. The Companies have not at any time during the three years prior to the date of this Agreement had, nor, to the best of Parent's and each Seller's knowledge, is there now threatened, a strike, work stoppage, work slowdown or other material labor dispute with respect to or affecting the Business. Except as set forth on Schedule 2.19, (i) no employee of any Company is represented by
                -------------
any union or other labor organization; (ii) there is no charge or complaint, including any unfair labor practice charge or any claim of discrimination, which is pending with any Governmental Entity or, to the best of Parent's and each Seller's knowledge, threatened against any Company relating to any of its employees; and (iii) there is no commitment or agreement to increase wages or modify the terms and conditions of employment of employees of any Company other than ordinary course of the Business consistent with past practice. Parent and Sellers have provided Buyer with copies of any collective bargaining agreement or other agreement with any union or other labor organization representing employees of any Company.

          (b) Within six months prior to the date hereof, (i) no Company has effectuated (x) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Business or (y) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Business, (ii) no Company has been affected by any transaction or engaged in layoffs or employment terminations with respect to the Business sufficient in number to trigger application of any similar foreign, state or local law, and (iii) none of the Companies' employees has suffered an "employment loss" (as defined in the WARN Act).

          2.20  Employee Benefits.
                -----------------

          (a)  Set forth on Schedule 2.20(a) is a true, correct and complete
                            ----------------
 list of the following:

               (i) Separately by location, the names, job titles and current salary or wage rates of all employees of each Company and their hourly or yearly salary, together with a summary of all bonus, incentive compensation or other additional compensation or similar benefits paid to such persons for the 1997 fiscal year and estimated for the 1998 fiscal year;

               (ii) Separately by location, the names, job titles and current salary or wage rates of all independent contractors, including any consultants, and leased employees who perform services for a Company; and

               (iii) All of (x) the employee benefit plans, arrangements or policies (whether or not written, whether U.S. or foreign, and whether or not subject to ERISA), including, without limitation, any stock option, stock purchase, stock award, retirement, pension, deferred compensation, profit sharing, savings, incentive, bonus, health, dental, hearing, vision, drug, life insurance, cafeteria, flexible spending, dependent care, fringe benefit, vacation pay, holiday pay, disability, sick pay, workers compensation, unemployment, severance pay, employee loan, educational assistance plan, policy or arrangement, and (y) any employment, indemnification, consulting or severance agreement, under which any employee or former employee of a Company has any present or future right to benefits or under which a Company has any present or future Liability (collectively, the "Plans"). Schedule 2.20(a) indicates which Plans are
                         -----     ----------------
     maintained for employees employed in the United States (collectively, "U.S.
                                                                            ----
     Plans"); which Plans are maintained for employees employed outside of the
     -----
     United States (collectively, "Foreign Plans"); and which Plans cover only
                                   -------------
     employees of one or more Seller Subsidiaries (collectively, "Free-Standing
                                                                  -------------
     Plans").
     -----

          (b) Parent or Sellers have made available to Buyer a complete and correct copy of each Plan document or a written description of any unwritten plan; the most recent summary plan description or similar booklet for any Plan; any employee handbook applicable to employees of a Company; and with respect to any Free-Standing Plan, any related trust agreement or insurance contract, the most recent actuarial valuation report, and the most recent financial statements.

          (c)  Except (i) as set forth on Schedule 2.20(c) or (ii) in such cases
                                         ----------------
as would not in the aggregate have a Material Adverse Effect:

               (i) Neither Parent nor any Company nor any of their Affiliates has communicated to present or former employees of a Company, or formally adopted or authorized, any additional Plan or any change in or termination of any existing Plan.

               (ii) Each Plan has been operated and administered in accordance with its terms, the terms of any applicable collective bargaining agreement, and all applicable Laws.

               (iii) Each U.S. Plan which is a "group health plan" subject to the continuation coverage requirements of Section 4980B of the Code and
     Part 6 of Title I of ERISA ("COBRA") which is maintained by a Company or
                                  -----
     any of its Affiliates has been operated and administered, in all material respects, in accordance with such requirements.

          (d)  Schedule 2.20(d) identifies each U.S. Plan which provides health,
               ----------------
life insurance or other welfare benefits to retired or other terminated employees of a Company other than continuation coverage required by COBRA and the Companies have the ability to amend or terminate any such Plan.

          (e) Except in such cases as would not in the aggregate have a Material Adverse Effect, with respect to any Plan, no actions, suits, claims or proceedings (other than routine claims for benefits) are pending or, to the best of Parent's and each Seller's knowledge, threatened, and no facts or circumstances exist which could be reasonably expected to give rise to any such actions, suits, claims or proceedings.

          (f) Except in such cases as would not in the aggregate have a Material Adverse Effect, no Plan is currently under governmental investigation or audit, and to the best of Parent's and each Seller's knowledge, no such investigation or audit is contemplated or under consideration.

          (g) Except (i) for benefits payable under the terms of any Free-Standing Plan or (ii) in such cases as would not in the aggregate have a Material Adverse Effect, no event has occurred and no condition exists that could be reasonably expected to subject AlliedSignal, Buyer or any Seller Subsidiary, directly or indirectly, to any tax, fine, penalty or other Liability arising under, or with respect to, any employee benefit plan currently or previously maintained by any Company or any Person that is or was a member of a controlled group with, under common control with, or otherwise required to be aggregated with, any Company under Section 414(b), (c), (m) or (o) of the Code.

          (h) No lien has arisen or is expected to arise under the Code or ERISA on the Purchased Assets.

          (i)  No U.S. Plan is a "multiemployer plan" within the meaning of
Section 3(37)(A) of ERISA, and no Company has any outstanding Liability with respect to any such plan (contingent or otherwise).

          (j)  Except (i) as set forth on Schedule 2.20(j) or (ii) in such cases
                                          ----------------
as would not in the aggregate have a Material Adverse Effect, neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement, will (x) increase the amounts of benefits otherwise payable under any Plan, (y) result in the acceleration of the time of payment, exercisability, funding or vesting of any such benefits, or (z) result in any payment (whether severance pay or otherwise) becoming due to, or with respect to, any employee or director of a Company.

          (k) Except in such cases as would not in the aggregate have a Material Adverse Effect, with respect to each Foreign Plan:

               (i) All contributions and premium payments required to have been made under or with respect to each Foreign Plan have been timely paid; and

               (ii) Each Foreign Plan is either fully funded (or fully insured) based upon generally accepted local actuarial and accounting practice and procedure.

          (l) No employee benefits are provided to any employee of a Company who is employed outside of the United States except to the extent required by law.

          (m) Each Foreign Plan has been operated, in all material respects, in compliance with all applicable Laws with such exceptions as would not individually or in the aggregate result in a Material Adverse Effect.

          (n)  Each Foreign Plan is a Free-Standing Plan.

          2.21  No Pending Litigation or Proceedings.  Except as set forth on
                ------------------------------------
Part A of Schedule 2.21, there are no actions, suits, investigations or
          -------------
proceedings pending against or affecting, or, to the best of Parent's and each Seller's knowledge, threatened against, Parent, any Company, the Business or any of the Acquired Assets before any arbitrator or Governmental Entity (including the United States Environmental Protection Agency, the United States Equal Employment Opportunity Commission or any similar Governmental Entity) that would materially and adversely affect their ability to perform their obligations under this Agreement. Except as set forth on Part B of Schedule 2.21, there are no outstanding judgments, decrees, writs, injunctions or orders of any arbitrator or Governmental Entity against Parent or any Company which relate to or arise out of the conduct of the Business or the ownership, condition or operation of the Business or the Acquired Assets except in such cases as would not in the aggregate have a Material Adverse Effect.

          2.22  Insurance.  Schedule 2.22 lists each Company's policies and
                ---------   -------------
contracts in effect as of the date hereof for insurance covering the Acquired Assets or Assumed Liabilities and the operation of the facilities constituting the Business owned or held by the Companies, together with the risks insured against, coverage limits and deductible amounts. Sellers have made available to Buyer complete and correct copies of all such policies together with all riders and amendments thereto. Such policies are in full force and effect and all premiums due thereon have been paid. Each of the Companies has complied in all material respects with the terms and conditions of such policies. The Companies have made available to Buyer all books and records relating to workers compensation claims and all claims made by the Companies under any policy of insurance during the five years prior to the date hereof with respect to the Business other than employee claims under health or medical insurance policies or coverage.

          2.23  Customers; Suppliers.  As of the date of this Agreement, Part
                --------------------
A of Schedule 2.23 contains a true, correct and complete list of (i) all
     -------------
Contracts to which any Major Customer is a party and (ii) all Major Suppliers, together with an estimate of all purchases from each Major Supplier for the last 12 months. Except as identified with an asterisk on Part A of Schedule 2.23, each of the Contracts listed thereon is fully assignable to Buyer (or, in the case of Contracts of the Seller Subsidiaries, will remain in full force and effect upon the sale of the Subsidiary Shares to Buyer) without the consent, approval or waiver of any other Person. Except as set forth on Part B of
Schedule 2.23, as of the date of this Agreement, neither Parent nor any Company has received written notice within the preceding 12 months of any development

(a) which could reasonably be expected to result in a Material Adverse Effect or
(b) which indicates that a Major Customer will not purchase products of the Combined Business from Buyer during the 1998 fiscal year in amounts substantially equivalent (on a pro rata basis) to such purchases from such Company in the 1997 fiscal year. Except as set forth on Part C of Schedule 2.23, as of the date hereof, no supplier of the Business (including any supplier of Intellectual Property) has threatened to refuse to sell its products or services to the Business except in such cases as would not in the aggregate have a Material Adverse Effect.

          2.24  Condition of Assets.  Except as set forth on Schedule 2.24,
                -------------------                          -------------
the buildings, machinery, equipment, tools, furniture, improvements, sewers, pipes, transportation equipment and other fixed tangible Assets of the Business
(a) included in the Acquired Assets or (b) subject to any Contract included in the Acquired Assets are in sufficiently good operating condition and repair to conduct the Business as presently conducted, reasonable wear and tear excepted.

          2.25  All Assets.  Except as set forth on Schedule 2.25 and for the
                ----------                          -------------
Excluded Assets, the Acquired Assets (including any Assets, properties and rights subject to any Contract included in the Acquired Assets) constitute all the assets, properties and rights owned, used, or held for use in connection with, or that are otherwise related to or required for the conduct of, the Business as currently conducted by the Companies on the date of this Agreement. Except as set forth on Schedule 2.25, none of the Acquired Assets are owned, in whole or in part, by any Person other than the Companies.

          2.26  Undisclosed Liabilities.  None of the Seller Subsidiaries has
                -----------------------
any Liability of any nature, mixed, contingent or otherwise, liquidated or unliquidated and whether due or to become due, except for Non-Assumed Liabilities and except for (i) Liabilities reflected on the Balance Sheet, other than those discharged since September 30, 1997, (ii) Liabilities under Contracts, (iii) Liabilities disclosed on Schedule 2.26 and (iv) Liabilities
                                          -------------
incurred in the ordinary course of business since the date of the Balance Sheet, none of which would constitute a violation of any covenant herein or give rise to the failure of any condition herein. None of the Seller Subsidiaries has any Liability of any nature, mixed, contingent or otherwise, liquidated or unliquidated and whether due or to become due, which does not relate to the Business.

          2.27  Securities Matters.  Except as set forth on Schedule 2.27,
                ------------------                          -------------
Sellers are acquiring the AlliedSignal Common Stock for their own account and without a present view to any distribution thereof or any present intention of distributing or selling the AlliedSignal Common Stock in violation of the federal securities laws. Each Seller is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act. In evaluating the suitability of an investment in the AlliedSignal Common Stock, each Seller has relied solely upon the representations, warranties, covenants and agreements made by AlliedSignal herein and has not relied upon any other representations or other information (whether oral or written and including any estimates, projections or supplemental data) made or supplied by or on behalf of AlliedSignal or any Affiliate, employee, agent or other representative of AlliedSignal. Each Seller understands and agrees that it may not sell or dispose of any of the AlliedSignal Common Stock other than pursuant to a registered offering or in a transaction exempt from the registration requirements of the Securities Act.

          2.28  SEC Filings.  Parent has heretofore delivered to Buyer and
                -----------
Buyer acknowledges receipt of the following documents (the "Parent Reports"):
                                                            --------------
(a) Parent's Annual Report on Form 10-K for the fiscal year ended March 31, 1997, (b) Parent's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, and September 30, 1997, (c) Parent's proxy statement relating to its 1997 Annual Meeting of Stockholders, (d) Parent's Annual Report to Stockholders for 1997, and (e) any other report filed during 1997, and prior to the date of this Agreement, with the Securities and Exchange Commission under the Securities Act or the Exchange Act. Each Parent Report, as of its filing date, insofar as it relates to the Business, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of circumstances under which they were made, not misleading.

          2.29  Bank Accounts.  Schedule 2.29 contains a true, correct and
                -------------   -------------
complete list of all bank accounts used or held for use by the Seller Subsidiaries and the authorized signatures associated therewith.

          2.30  Business Conduct.  Except as discussed between Parent and
                ----------------
Buyer on December 7, 1997, to the best of Parent's and each Seller's knowledge, during the past three years neither any Company, nor any director, officer, employee or third party acting on behalf thereof, has, in violation of any Law:
(i) made any bribes, kickbacks or other payments, directly or indirectly, to any Person or any representative thereof, to obtain favorable treatment in securing business or otherwise to obtain special concessions for any Company; (ii) made any bribes, kickbacks or other payments, directly or indirectly, to or for the benefit of any Governmental Entity or any official, employee or agent thereof, for the purpose of affecting his or her action or the action of the Governmental Entity that he or she represents to obtain favorable treatment in securing business or to obtain special concessions for the Company or any Subsidiary;
(iii) made any unlawful political contributions on behalf of any Company; or
(iv) otherwise used corporate funds of any Company for any illegal purpose, including without limitation, any violation of the Foreign Corrupt Practices Act.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF ALLIEDSIGNAL AND BUYER

          AlliedSignal and Buyer hereby jointly and severally represent and warrant to Parent and Sellers as follows:

          3.1  Organization and Good Standing.  (a) AlliedSignal is a
               ------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (b) Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. AlliedSignal is the sole member of Buyer. AlliedSignal owns all of the outstanding equity and profit interests in Buyer, free and clear of all Liens. Buyer is disregarded as an entity separate from AlliedSignal for federal tax purposes.

          3.2  Authorization and Enforceability.  With respect to each of
               --------------------------------
AlliedSignal and Buyer: (a) such entity has full power and authority to execute, deliver and perform this Agreement and Transaction Documents to which such entity is a party, (b) the execution, delivery and performance by such entity of this Agreement and the Transaction Documents to which such entity is a party have been duly authorized by all necessary action on the part of such entity, (c) this Agreement has been duly executed and delivered by such entity, and, as of the Closing Date, the other Transaction Documents to which either entity is a party will be duly executed and delivered by such entity, (d) this Agreement is a legal, valid and binding obligation of such entity, enforceable against such entity in accordance with its terms, and (e) as of the Closing Date, each of the other Transaction Documents to which such entity is a party will constitute the legal, valid and binding obligations of such entity, enforceable against such entity in accordance with its terms.

          3.3  No Violation of Laws or Agreements.  The execution, delivery,
               ----------------------------------
and performance by AlliedSignal and Buyer of this Agreement and the Transaction Documents to which such entities (as applicable) are parties do not, and the consummation by AlliedSignal and Buyer (as applicable) of the transactions contemplated hereby and thereby, will not, (a) contravene any provision of the Certificate of Incorporation or Bylaws of AlliedSignal nor the Certificate of Formation or Limited Liability Company Agreement of Buyer, or (b) violate, conflict with, result in a breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or result in or permit the termination, modification, acceleration, or cancellation of, (i) any indenture, mortgage, loan or credit agreement, license, instrument, lease, contract, plan, permit or other agreement or commitment, oral or written, to which either AlliedSignal or Buyer is a party, or by which any of either entity's Assets may be bound or affected, or
(ii) any judgment, injunction, writ, award, decree, restriction, ruling, or order of any arbitrator or Governmental Entity or any applicable Law to which AlliedSignal or Buyer is subject.

          3.4  Consents.  No consent, approval or authorization of, or
               --------
registration or filing with, any Person (governmental or private) is required in connection with the execution, delivery and performance by AlliedSignal or Buyer of this Agreement, the other Transaction Documents to which AlliedSignal or Buyer is a party, or the consummation by AlliedSignal or Buyer of the transactions contemplated hereby or thereby except (a) as required by the HSR Act, (b) as required by the NYSE to list AlliedSignal Common Stock and (c) any required consent, approval of, or authorization of, or registration or filing with, any foreign governmental authority.

          3.5  AlliedSignal Common Stock.  As of the date hereof,
               -------------------------
1,000,000,000 shares of AlliedSignal Common Stock are authorized for issuance. As of November 30, 1997, 562,554,971 shares of AlliedSignal Common Stock were issued and outstanding and 153,902,513 shares of AlliedSignal Common Stock were held in the treasury of AlliedSignal or owned by any Subsidiary of AlliedSignal. AlliedSignal has a sufficient number of unreserved shares of AlliedSignal Common Stock to perform the transactions contemplated hereby. All shares of AlliedSignal Common Stock to be issued at the Closing, when so issued, will be duly authorized, validly issued, fully paid and non-assessable, free of preemptive rights and all Liens and will be issued in compliance with all applicable Laws. Parent acknowledges that AlliedSignal has disclosed to Parent that AlliedSignal will be making open market and/or block purchases of AlliedSignal Common Stock during the period between the date hereof and the Closing Date. All such purchases shall comply with Rule 10b-18 under Exchange Act.

          3.6  SEC Filings.  AlliedSignal has heretofore delivered to Parent,
               -----------
and Parent acknowledges receipt of, the following documents (the "AlliedSignal
                                                                  ------------
Reports"):  (a) AS's Annual Report on Form 10-K for the fiscal year ended
-------
December 31, 1996, (b) AS's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, (c) AS's proxy statement relating to its 1997 Annual Meeting of Stockholders, (d) AS's Annual Report to Stockholders for 1996, and (e) any other report filed during 1997, and prior to the date of this Agreement, with the Securities and Exchange Commission under the Securities Act or the Exchange Act. As of their respective dates, each of the AlliedSignal Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Since January 1, 1996, AlliedSignal has timely filed all reports, registration statements and made all filings required to be filed with the SEC under the rules and regulations of the SEC.

          3.7  Financial Statements.  The audited consolidated financial
               --------------------
statements and unaudited consolidated interim financial statements of AlliedSignal and its consolidated Subsidiaries included in or incorporated by reference into the AlliedSignal Reports (including any related notes and schedules) have been prepared in accordance with GAAP (except as may be indicated in the notes thereto or as permitted by the Securities Act or the Exchange Act in the case of unaudited financial statements included in or incorporated by reference into the AlliedSignal Reports) and fairly present the consolidated financial position of AlliedSignal and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations for the periods then ended, subject, in the case of the unaudited consolidated interim financial statements, to normal year-end adjustments and any other adjustments described therein.

          3.8  Brokerage.  Neither AlliedSignal, Buyer nor any of their
               ---------
respective Affiliates has made any agreement or taken any other action which might cause Parent or any Seller to become liable for a broker's or finder's fee or commission as a result of the transactions contemplated hereunder.


                                   ARTICLE IV

                              ADDITIONAL COVENANTS

          4.1  Conduct of Business.  Except (i) as otherwise specifically
               -------------------
permitted by this Agreement or (ii) with the prior written consent of Buyer, from and after the date of this Agreement and until the Closing Date, Parent and Sellers agree that:

               (a) Sellers shall, and Parent and Sellers shall cause the Seller Subsidiaries to:

                       (i) conduct the Business as presently conducted and only in the ordinary course of business consistent with past practice; and

                       (ii) use their reasonable best efforts to preserve the business organization of the Business substantially intact, to keep available to Buyer the services of their respective employees, and to preserve for Buyer the goodwill of the suppliers, distributors, customers and others having business relationships with the Business.

               (b) Parent and Sellers shall promptly inform AlliedSignal in writing of any specific event or circumstance (including, without limitation, any consecutive two week period in which any Major Customer fails to place orders with the Company or Companies with which it transacts business) of which any of them (or any Seller Subsidiary) is aware, or of which any of them (or any Seller Subsidiary) receives written or oral notice, that (i) has or is likely to have, individually or in the aggregate, taken together with other events or circumstances, a Material Adverse Effect, (ii) indicates that any Major Customer is terminating or intends to terminate any Contract (excluding termination upon expiration of the term of any Contract so long as such customer continues to purchase goods from the Combined Business) and/or indicates that any such customer intends to reduce its purchases from any Company or (iii) indicates that any Major Supplier is terminating or intends to terminate any Contract (excluding termination upon expiration of the term of any Contract so long as such supplier continues to sell goods to the Combined Business) and/or indicates that any such Major Supplier intends to reduce its sales to any Company, provided that any such oral notice reportable under this Section 4.1(b) shall be directed to a responsible management Person at Parent or any Company; and

               (c) Sellers shall not, and Parent and Sellers shall cause the Seller Subsidiaries not to:

                       (i) change or modify in any material respect existing Inventory management or credit and collection policies, procedures and practices with respect to accounts receivable in any case relating to the Business;

                       (ii) enter into any Contracts, waive any rights or enter into any other transactions which individually or in the aggregate would have a Material Adverse Effect;

                       (iii) mortgage, pledge or subject to any Lien (other than Permitted Liens) any of the Acquired Assets;

                       (iv) change any compensation or benefits or grant any material new compensation or benefits payable to or in respect of any employee of the

          Business (except, for regularly scheduled merit increases in the ordinary course of business consistent with past practice);

                       (v) sell, lease or otherwise transfer any Assets, except Inventory in the ordinary course of the Business, necessary, or otherwise material to the conduct of, the Business which would constitute Acquired Assets;

                       (vi) change any Company's method of accounting or keeping its books of account or accounting practices with respect to the Business, except as required by GAAP;

                       (vii) take or omit to take any action which if taken or omitted prior to the date hereof would constitute or result in a breach of any representations or warranties of Parent or Sellers set forth herein;

                       (viii) enter into any Contract (except sales contracts with customers in the ordinary course of the Business and except for such Contracts which may be terminated by Buyer or the applicable Seller Subsidiary without penalty or Liability on no more than 30 days' notice) that would create a Liability for the Business in excess of $200,000 per year without obtaining AS's prior written consent, such consent not to be unreasonably withheld;

                       (ix) create, incur or assume any Debt not currently outstanding, other than current Liabilities incurred in the ordinary course of business;

                       (x) amend their charters, bylaws or other organizational documents;

                       (xi) authorize, issue, sell or otherwise dispose of any capital stock of any Company or amend the terms thereof;

                       (xii) split, combine or reclassify any shares of capital stock of any of the Seller Subsidiaries, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock of any of the Companies, or redeem or otherwise acquire any of the capital stock of any of the Companies;

                       (xiii) make any loans, advances or capital contributions to, or investments in, any Person;

                       (xiv) acquire, sell, lease or dispose of any Assets used or held for use in the Business, other than (x) sales of Inventory in the ordinary and usual course of business consistent with past practice or (y) purchases of goods for use in the Business in the ordinary and usual course of business consistent with past practice;

                       (xv) with respect to the Business, pay, discharge or satisfy any claims, Liabilities (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of Liabilities reflected or reserved against in, or contemplated by, the Balance Sheet or incurred in the ordinary course of business consistent with past practice;

                       (xvi) disclose to any third party or enter into any Technology license or agreement to disclose to any third party any Intellectual Property, except in the ordinary and usual course of business and pursuant to written confidentiality agreements;

                       (xvii)  enter into any labor agreement;

                       (xviii) sell or dispose of any significant amount of old or obsolete Inventory; or

                       (xix) make capital expenditures in excess of $50,000 individually or $250,000 in the aggregate for the Combined Business;

                       (xx) agree in writing or otherwise to take any of the foregoing actions.

          4.2  Mutual Covenants.  The parties hereto mutually covenant from
               ----------------
the date of this Agreement to the Closing Date (and subject to the other terms of this Agreement):

               (a) to cooperate with each other in determining whether filings are required to be made or consents required to be obtained in any jurisdiction in connection with the consummation of the transactions contemplated by this Agreement and in making or causing to be made any such filings promptly and in seeking to obtain timely any such consents (each party hereto shall furnish to the other and to the other's counsel all such information as may be reasonably required in order to effectuate the foregoing action); and

               (b) to advise the other parties promptly if such party determines that any condition precedent to its obligations hereunder will not be satisfied in a timely manner.

          4.3  Filings and Authorizations.  The parties hereto will, as
               --------------------------
promptly as practicable, and in the case of filings under the HSR Act no later than five Business Days after the date of this Agreement, make or cause to be made all such filings and submissions under Laws applicable to them or their Affiliates as may be required to consummate the terms of this Agreement, including all notifications and information to be filed or supplied pursuant to the HSR Act. The parties hereto shall also provide as promptly as possible full responses to any requests for additional information made of them under the HSR Act. Any such filings, including any supplemental information and requests for additional information under the HSR

Act, will be in substantial compliance with the requirements of the applicable Law. Each of AlliedSignal and Buyer, on the one hand, and Parent and Sellers, on the other hand, shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary under the HSR Act. Parent, Sellers, AlliedSignal and Buyer shall keep each other apprised of the status of any communications with, and inquiries or requests for additional information from, any Governmental Entity, including the FTC and the Antitrust Division, and shall comply promptly with any such inquiry or request. Each of Parent and AlliedSignal shall use its reasonable efforts to obtain any clearance required under the HSR Act for the purchase and sale of the Purchased Assets in accordance with the terms and conditions hereof. Nothing contained in this Agreement, including under this Section 4.3 and Sections 4.8 and 4.13, will require or obligate (a) Parent, the Companies, AlliedSignal, Buyer or their respective Affiliates to initiate, pursue or defend any litigation to which any Governmental Entity (including the Antitrust Division and the FTC) is a party or
(b) AlliedSignal, Buyer or their respective Affiliates (i) to agree or otherwise become subject to any limitations on (x) the right of AlliedSignal, Buyer or their respective Affiliates effectively to control or operate the Business, (y) the right of AlliedSignal, Buyer or their respective Affiliates to acquire or hold the Business, or (z) the right of AlliedSignal or Buyer to exercise full rights of ownership of the Business or all or any portion of the Acquired Assets, or (ii) to agree or otherwise be required to sell or otherwise dispose of, hold separate (through the establishment of a trust or otherwise), or divest itself of all or any portion of the business, Assets or operations of AlliedSignal, Buyer, any Affiliate of AlliedSignal or Buyer or the Business. The parties agree that no representation, warranty or covenant of Parent, Sellers, AlliedSignal or Buyer contained in this Agreement shall be breached or deemed breached as a result of the failure by any party hereto or any of its Affiliates to take any of the actions specified in the preceding sentence.

          4.4  Public Announcement.  No party hereto shall make or issue, or
               -------------------
cause to be made or issued, any public announcement or written statement concerning this Agreement or the transactions contemplated hereby without the prior written consent of the other party hereto (which will not be unreasonably withheld or delayed), unless counsel to such party advises that such announcement or statement is required by law or the rules of any securities exchange on which securities of any Affiliate of Parent are traded (in which case the parties hereto shall make reasonable efforts to consult with each other prior to such required announcement).

          4.5  Investigation.  Sellers shall, and Parent and Sellers shall
               -------------
cause the Seller Subsidiaries to, give AlliedSignal and its representatives (including AS's accountants, consultants, counsel and employees), upon reasonable notice and during normal business hours, reasonable access to the properties (including any Equipment and any Acquired Real Property), Contracts, employees, books, records and affairs of the Companies to the extent relating to the Business and the Acquired Assets (provided that such access does not unreasonably disrupt the conduct of the Business), and shall cause their respective officers, employees, agents and representatives to furnish to AlliedSignal all documents, records and information (and copies thereof), to the extent relating to the Business and the Acquired Assets, as AlliedSignal may reasonably request. Parent and Sellers may reasonably limit the number of representatives of AlliedSignal provided access hereby. No investigation or receipt of information by AlliedSignal pursuant to, or in connection with, this Agreement, shall diminish or obviate any of the representations, warranties, covenants or agreements of Parent or Sellers under this Agreement or the conditions to the obligations of Buyer under this Agreement. All information provided to AlliedSignal or Buyer under this Agreement shall be held subject to the terms and conditions of the Confidentiality Agreement.

          4.6  Taxes.
               -----

          (a) Parent and each Seller shall jointly and severally be responsible for and shall pay any and all Taxes arising or resulting from the conduct of the Business or the ownership of the Acquired Assets on or prior to the Closing Date, which Liability shall be a Non-Assumed Liability (including, without limitation, the sale of the Business and the Purchased Assets on the Closing Date pursuant to this Agreement).

          (b) Buyer shall be responsible for and shall pay any and all Taxes arising or resulting from the conduct of the Business or the ownership of the Acquired Assets after the Closing Date (excluding without limitation, the sale of the Business and the Purchased Assets or the Closing Date pursuant to this Agreement), which Liability shall be an Assumed Liability.

          (c) Each Seller hereby acknowledges that for FICA and FUTA purposes, Buyer qualifies as a successor employer with respect to the retained employees. In connection with the foregoing, the parties agree to follow the "Alternative Procedures" set forth in Section 5 of the Revenue Procedure 96-60, 1996-2C.B.399. Each affected Seller and Buyer understands that Buyer shall assume the affected Seller's entire obligation to furnish a Form W-2, Wage and Tax Statement to the employees of the Business for calendar year ending December 31, 1998.

          (d) In addition to all personnel files and records relating to employees of the Business that each Seller shall deliver to the Buyer when their employment commences with Buyer as otherwise required by this Agreement, each Seller shall timely provide Buyer with any and all other information it needs to properly comply with the requirements of the final sentence of Section 4.6(c).

          (e) Each Seller acknowledges that for state unemployment Tax purposes, each Seller will permit Buyer to apply for a transfer of such Seller's rating account with respect to its Business. Each Seller shall deliver to Buyer within a reasonable time after request therefor, with respect to its Business, copies of such Seller's (i) Form 940, Employer's Annual Federal Unemployment Tax Returns for 1995 and 1996, (ii) state unemployment tax rate notices for 1995 and 1996, and (iii) benefit change statements that itemize claims charged against the state account of such Seller in each state in which the Business is operated for the four most recent calendar quarters.

          (f) Parent, Sellers and Buyer shall (i) each provide the other with such assistance as may reasonably be requested by any of them in connection with the preparation of any Tax return, any audit or other examination by any Taxing Authority or any judicial or administrative proceeding with respect to Taxes,
(ii) each retain and provide to the other any records or other information which may be relevant to such return, audit examination or proceeding, and (iii) each provide to the other any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any Tax return of the other for any period (which shall be maintained confidentially). Without limiting the generality of the foregoing, Buyer, Sellers and Parent shall retain, until the applicable statutes of limitations (including all extensions) have expired, copies of all Tax returns, supporting workpapers, and other books and records or information which may be relevant to such returns for all Tax periods or portions thereof ending before or including the Closing Date, and shall not destroy or dispose of such records or information without first providing the other party with a reasonable opportunity to review and copy the same.

          (g) AlliedSignal, Buyer, Parent and Sellers intend that Buyer's acquisition of the Business and Purchased Assets from each Seller pursuant to this Agreement shall qualify as and constitute a reorganization under Code
Section 368 (a)(1)(C) and each of the parties agrees to treat such acquisitions in such manner for all tax purposes, including, without limitation, for all purposes on any federal or state income or franchise tax return filed by any party after the Closing Date.

          (h) Neither Parent nor any Company shall make a new or change any existing Tax election, change a method of accounting or Inventory method, file any amended Tax return, enter into any closing agreement, settle any Tax claim or assessment, or take or omit to take any other action not consistent with past practice, if any such action or omission would have the effect of increasing the Tax Liability of AlliedSignal or Buyer with respect to the Business and Acquired Assets for any period after the Closing Date.

          (i) AlliedSignal and Buyer, on the one hand, and Parent and Sellers, on the other hand, shall equally bear all Transfer Taxes. Parent, Sellers and Buyer shall cooperate in timely making and filing all Tax Returns as may be required to comply with the provisions of any Transfer Tax laws. To the extent legally able to do so, Buyer shall deliver to Parent and Sellers exemption certificates satisfactory in form and substance to Parent and Sellers with respect to Transfer Taxes if such delivery would reduce the amount of Transfer Taxes that would otherwise be imposed.

          (j) AlliedSignal, Buyer, Parent and each Seller acknowledge that no affirmative election under Code Section 338 can be made with respect to any Subsidiary Shares.

          (k) No later than 10 days prior to the due date for filing, Buyer shall provide to Parent copies of Tax Returns for taxable periods that include but do not end on the Closing Date to be filed by any Seller Subsidiary and shall provide Parent the opportunity to comment on such Tax Returns.

          (l) Buyer shall cause Harco Aerospace Fasteners Ltd. and Burbank Aircraft International, GmbH not to make any distribution of property during the period beginning on the Closing Date and ending March 31, 1998 that would result in a diminution of the earnings and profits of such entity for Federal income tax purposes.

          4.7  Certain Deliveries.
               ------------------

          (a) Within thirty (30) days after the end of each month ending after the date of this Agreement and prior to the Closing Date, Parent and Sellers shall prepare and furnish to or cause to be furnished to AlliedSignal a copy of the monthly financial reports for the Combined Business after September 30, 1997 (including unaudited balance sheet and income statements) for each such month and the fiscal year to the end of such month). All of the foregoing financial statements shall comply with the requirements concerning unaudited financial statements set forth in Section 2.6. In addition, Parent and Sellers shall furnish AlliedSignal, upon request, with copies of regular management reports, if any, concerning the operation of the Business within ten (10) days after such reports are prepared.

          (b) Each Seller shall, and Parent and Sellers shall cause the Seller Subsidiaries to, provide AlliedSignal, within five days of the execution or the date of receipt thereof, a copy of each Contract entered into by any Company after the date hereof and prior to the Closing Date which, if entered into prior to the date hereof would have been required to be disclosed on Part A of
Schedule 2.8(a).

          (c) Within five days after the date of filing thereof, AlliedSignal or Parent, as the case may be, shall furnish to the other a copy of each report filed by AlliedSignal or Parent, as the case may be, after the date of this Agreement and prior to the Closing Date under the Securities Act or the Exchange Act.

          4.8  Consents.  Prior to the Closing, Parent and Sellers shall give
               --------
any notices and obtain all waivers, licenses, agreements, permits, consents, approvals or authorizations of any Governmental Authority that are required to be obtained by any Company pursuant to any Contract or Permit or otherwise in order to consummate the transactions contemplated hereunder, and all of such shall be in a written form agreeable to AlliedSignal and in full force and effect and without conditions or limitations that restrict the ability of the parties hereto to carry out the transactions contemplated hereby. Concurrently with or immediately prior to the Closing, Parent and Sellers shall cause the Seller Subsidiaries to be released from any guarantees made by any Seller Subsidiary of any indebtedness or other Liabilities of Parents, Sellers or any of their Affiliates.

          4.9  Releases.  At the Closing, all intercompany Debt (other than
               --------
receivables and payables arising from ordinary course commercial transactions) between the Companies, on the one hand, and the Parent and its Subsidiaries other than the Companies, on the other hand, shall be canceled and all such amounts shall be deemed to be capital contributions to the entity owing such Debt. Parent, Sellers and their Affiliates shall release any and all claims, causes of action, demands of any kind, Liabilities, Debts, damages, suits, or offsets, whether known or unknown, suspected or unsuspected, that any of them have or may have against any Seller Subsidiary (other than receivables and payables arising from ordinary course commercial transactions).

          4.10  Real Property.  Within thirty (30) days after the date hereof,
                -------------
Parent and Sellers shall deliver or cause to be delivered to Buyer current, as-built ALTA surveys of the

Owned Real Property (the cost of which shall be borne 50% by Parent and 50% by Buyer); such surveys to be dated within thirty (30) days of the date hereof and to be reasonably acceptable to Buyer. Such surveys shall be performed by licensed surveyors designated by Buyer and shall be certified to Buyer, Buyer's title insurance companies and others as Buyer shall request. The surveys shall be in form sufficient to cause Buyer's title insurance companies to insure such surveys, and shall be an ALTA/ACSM Land Title Survey, prepared in accordance with the "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys as adopted by American Land Title Association and American Congress on Surveying & Mapping", and shall meet the currently effective Accuracy Standards for an Urban Survey adopted by said organizations and shall include such optional survey responsibilities and specifications as Buyer reasonably shall select.

          4.11  Environmental.  At or prior to Closing, Parent and Sellers
                -------------
shall deliver or cause to be delivered all such necessary applications, approvals or consents required to transfer (or, in the case of the Seller Subsidiaries, required to permit the Seller Subsidiaries to continue to hold) all Permits required for the continued operation of the Business and the Acquired Assets after the Closing Date in compliance with Environmental Laws. Within thirty (30) days after execution of this Agreement, Sellers shall identify to Buyer any of the Acquired Assets that are subject to the requirements of any Laws that condition, restrict, prohibit or require notification or disclosure for environmental reasons upon the transfer, sale, lease or closure of certain property; and Sellers shall deliver on or prior to the Closing Date, all necessary applications, approvals, or consents required by such Laws.

          4.12  Ancillary Agreements.  At or prior to the Closing, the
                --------------------
applicable parties shall enter into each of the Ancillary Agreements.

          4.13  Reasonable Best Efforts.  Without limiting the specific
                -----------------------
obligations of any party hereto under any covenant or agreement hereunder, each party hereto shall use reasonable best efforts to take all action and do all things necessary in order to promptly consummate the transactions contemplated hereby, including, without limitation, satisfaction, but not waiver, of the Closing conditions set forth in Article V.

          4.14  Negotiations.  From the date hereof until the termination of
                ------------
this Agreement in accordance with its terms, Parent and Sellers, on behalf of themselves and their Affiliates, agree that Parent, Sellers and their Affiliates will deal exclusively and in good faith with AlliedSignal and Buyer with respect to any transaction involving the sale, transfer or other disposition of the Acquired Assets or the Business; and neither Parent, Sellers, their Affiliates nor any of their officers, directors, employees, lenders, investment banking firms, advisors or other agents, or any Person acting on their behalf, will solicit any inquiries or proposals by, or engage in any discussions or negotiations with, or furnish any nonpublic information to or enter into any agreement with, any Person other than AlliedSignal or Buyer concerning the sale or other disposition of the Acquired Assets or the Business or the merger, consolidation, sale of securities or other transaction involving Parent or any of the Companies, if such merger, consolidation, sale or other transaction would be inconsistent, in any respect, with the transactions contemplated by this Agreement, and will promptly notify AlliedSignal of the substance of any inquiry or proposal concerning any such transaction that may be received by Parent, Sellers or their Affiliates; provided, however, that
                                                 --------  -------
 notwithstanding any other provision hereof, Parent may (i) engage in discussions or negotiations with a third party who (without any solicitation, initiation, encouragement, discussion or negotiation, directly or indirectly, by or with Parent or Sellers after the date hereof) seeks to initiate such discussions or negotiations and may furnish such third party information concerning the Combined Business, the Acquired Assets and the Herndon Purchased Assets if, and only to the extent that, (A)(x) the third party has first made an Acquisition Proposal that is financially superior to the transactions contemplated by this Agreement and has demonstrated that the funds necessary for the Acquisition Proposal are reasonably likely to be available (as determined in good faith in each case by Parent's Board of Directors after consultation with its financial advisors) and (y) Parent's Board of Directors shall conclude in good faith, after considering applicable provisions of state law, on the basis of advice of outside counsel, that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable law and (B) prior to furnishing such information to or entering into discussions or negotiations with such Person, Parent (x) provides prompt notice to AlliedSignal to the effect that it is furnishing information to or entering into discussions or negotiations with such Person and (y) receives from such Person an executed confidentiality agreement in reasonably customary form and
(ii) provided Parent terminates this Agreement pursuant to Section 9.1(a)(iv), accept an Acquisition Proposal from a third party. Parent shall notify AlliedSignal in writing of any such inquiries, offers or proposals (including, without limitation, the terms and conditions of any such proposal and the identity of the Person making it), within 24 hours of the receipt thereof, shall keep AlliedSignal informed of the status and details of any such inquiry, offer or proposal, and shall give AlliedSignal five days' advance notice of any agreement to be entered into with, or any information to be supplied to, any Person making such inquiry, offer or proposal. As used herein, "Acquisition
                                                                -----------
Proposal" shall mean a proposal or offer (other than by AlliedSignal) for a
---------
purchase of Assets, merger or other business combination involving Sellers and the Herndon Sellers, or any proposal to acquire in any manner a substantial equity interest in, or all or substantially all of the Assets of, Sellers and the Herndon Sellers or otherwise relating to the Combined Business.

          4.15  U.S. Government Contracts.  As soon as practicable following
                -------------------------
the date of this Agreement and only after Buyer's written request, with respect to each Government Contract, AlliedSignal and Buyer shall assist Parent and Sellers to either obtain written confirmation reasonably satisfactory in form and substance to Buyer that novation of such Government Contract is not required, or, if not received prior to the Closing Date, submit to the cognizant responsible contracting officer, as soon as practicable after the Closing Date
(i) a written request that the U.S. Government enter into a novation agreement contemplated by FAR 42.1204 (a "Novation Agreement") with Buyer with respect to
                                ------------------
each Government Contract and (ii) a Novation Agreement executed by the Company or any Subsidiary party thereto for each Government Contract. Parent, Sellers, AlliedSignal and Buyer shall coordinate their efforts to facilitate the actions required by this Section 4.15 and Parent agrees to take all necessary action to assist Sellers prior to and after the Closing in connection therewith, including without limitation, upon Buyer's written request, obtaining such consents after the Closing, informing the appropriate governmental personnel of the pending transaction and of the planned novation.

          4.16  NYSE Listing. AlliedSignal shall take all reasonable action
                ------------
required to obtain from the NYSE, prior to the Closing Date to have duly approved for listing, subject to official notice of issuance, the shares of AlliedSignal Common Stock to be issued hereunder at the Closing.

          4.17  Continued Existence.  Unless Parent makes other provisions for
                -------------------
its obligations under Article VII that are reasonably satisfactory to AlliedSignal, (A) for a period of three years after the Closing Date, Parent shall (i) maintain its corporate existence, (ii) not authorize or take any other action to implement a dissolution of Parent, and (iii) maintain a minimum net worth of Fifty Million Dollars ($50,000,000) and (B) following such three year period, for so long as any claim by a Buyer Indemnified Party for indemnification pursuant to Article VII remains unresolved, Parent shall (i) maintain its corporate existence, (ii) not authorize or take any other action to implement a dissolution of Parent, and (iii) maintain a minimum net worth equal to the lesser of (x) Fifty Million Dollars ($50,000,000) or (y) the amount of such unresolved claims then outstanding; provided, however, that nothing in this
                                         --------  -------
Section 4.17 shall (i) prevent Parent from engaging in a merger, sale of substantially all its assets or other business combination after the Closing Date if (x) prior to the consummation of such transaction, the successor in interest to Parent (or the purchaser of such assets, as the case may be) in such transaction agrees in writing (for the benefit of the Buyer Indemnified Parties) to assume and become fully responsible for, pursuant to an agreement reasonably satisfactory in form and substance to AlliedSignal, all of Parent's obligations under this Agreement (including, without limitation, Parent's obligations under Article VII) and (y) immediately after consummation of such transaction, such successor in interest (or purchaser, as the case may be) has a net worth of not less than the net worth then required to be maintained by Parent pursuant to this Section 4.17 or (ii) limit the rights of the parties under Section 4.14.

          4.18  Company Debt.  Prior to the Closing, Parent shall (i) cause
                ------------
the Debt which is secured by a mortgage on the distribution center located in Salt Lake City, Utah, to be repaid, (ii) cause all remaining payments on all capitalized leases of the Companies to be paid and (iii) use its reasonable best efforts to cause all cash accounts of the Companies to be reduced to zero with no negative or positive balances. Buyer acknowledges that the funding of negative balances will increase Closing Date Net Worth.

          4.19  Side Letters.  At or prior to the Closing, Parent shall
                ------------
deliver or cause to be delivered, to AlliedSignal, the Side Letters.

          4.20  Product Liability Insurance.  At Parent's request,
                ---------------------------
AlliedSignal shall use reasonable commercial efforts to procure, to the extent available, at Parent's expense, product liability insurance covering products manufactured or distributed by the Companies prior to the Closing Date. Upon receipt of any premium notice relating to such insurance, AlliedSignal shall notify Parent and Parent shall promptly pay to AlliedSignal the amount of the premium due. Parent acknowledges and agrees that AlliedSignal is free to ascribe any adverse claim experience, to the extent reasonably identifiable to products manufactured or distributed by the Companies prior to the Closing Date, to such policy, so that (to such extent) such adverse claim experience does not adversely affect other product liability premiums being paid by AlliedSignal.

          4.21  Harco Northern Ireland, Ltd.    At or prior to the Closing,
                ---------------------------
Parent will cause Eric Steiner to convey to Buyer or Buyer's designee the share of capital stock of (or other equity interest in) Harco Northern Ireland, Ltd. owned by him, free and clear of all Liens.

                                   ARTICLE V

                              CONDITIONS PRECEDENT

          5.1  Conditions Precedent to Obligations of AlliedSignal and Buyer.
               -------------------------------------------------------------
The obligations of Buyer to purchase (and of AlliedSignal to cause Buyer to purchase) the Purchased Assets and assume (and of AlliedSignal to cause Buyer to assume) the Assumed Liabilities and to consummate the other transactions contemplated hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any one or more of which may be waived in writing in whole or in part by Buyer in its sole discretion):

          (a) Representations, Warranties and Covenants.  Each of the
              -----------------------------------------
representations and warranties of Parent and Sellers contained in this Agreement or in any Transaction Document delivered in connection herewith shall be true and correct in all material respects on and as of the date of this Agreement and at and as of the Closing with the same effect as though such representations and warranties had been made at and as of the Closing, except for representations and warranties that speak as of a specific date or time other than the Closing (which need only be true and correct in all material respects as of such date or time); provided, however, that if any such representation or warranty is already
       --------  -------
qualified by materiality, for purposes of determining whether this condition has been satisfied, such representation or warranty as so qualified shall be true and correct in all respects. Parent and Sellers shall have performed and complied in all material respects with each covenant and agreement required by this Agreement to be performed or complied with by them at or prior to the Closing. Parent and each Seller shall furnish AlliedSignal and Buyer with a certificate of such company dated the Closing Date and signed by a senior executive officer of Parent or such Seller, as the case may be, to the effect that the conditions set forth in this Section 5.1(a) have been satisfied.

          (b) HSR Act.  The applicable waiting period under the HSR Act
              -------
(including any extensions thereof) with respect to the transactions contemplated hereby shall have expired or been terminated.

          (c) Stock Exchange Listing.  The NYSE shall have duly approved for
              ----------------------
listing, subject to official notice of issuance, the shares of AlliedSignal Common Stock to be issued hereunder at the Closing.

          (d) Required Consents.  Parent and the Companies shall have obtained
              -----------------
all statutory and regulatory consents and approvals which are required under any applicable Laws in order to consummate the transactions contemplated hereby and to permit Buyer to conduct the Business as conducted as of the date of this Agreement and all other necessary consents and approvals of third parties (other than any customer or supplier of the Business) to the transactions contemplated hereby, other than those the failure of which to obtain, individually and in the aggregate, would not have a Material Adverse Effect.

          (e) Customer/Supplier Concurrence.  During the period from November 1,
              -----------------------------
1997 through the date immediately preceding the Closing Date, Parent, Sellers, Herndon Sellers, AlliedSignal and/or Buyer shall not have received written notice from (i) customers indicating that such customers are terminating or intend to terminate Combined Contracts (excluding termination upon expiration of the term of any Combined Contract so long as such customer continues to purchase goods from the Combined Business) and/or indicating that any such customer intends to reduce its purchases from any Company or any Herndon Seller, which terminations and/or reductions in the aggregate would reasonably be expected to result in the revenues of the Combined Business for the 12 months immediately following the Closing Date being $40 million or more less than the revenues of the Combined Business for the 12 months immediately preceding the Closing Date or (ii) suppliers (including suppliers of Intellectual Property) indicating that such suppliers are terminating or intend to terminate Combined Contracts (excluding termination upon expiration of the term of any Combined Contract so long as such supplier continues to provide goods or Intellectual Property to the Combined Business) and/or indicating that any such supplier intends to reduce its sales to any Company or any Herndon Seller, which terminations and/or reductions in the aggregate would reasonably be expected to result in supplier sales to the Combined Business for the 12 months immediately following the Closing Date being $10 million or more less than supplier sales to the Combined Business for the 12 months immediately preceding the Closing Date.

          (f) Injunction; Litigation; Legislation.  (i) Parent, the Companies,
              -----------------------------------
AlliedSignal and Buyer shall not be subject to any order or injunction by any Governmental Entity restraining or prohibiting the consummation of the transactions contemplated hereby, (ii) no action or proceeding shall have been instituted before any Governmental Entity to restrain or prohibit, or to obtain substantial damages in respect of, the consummation of the transactions contemplated hereby, (iii) none of the parties hereto or any Seller Subsidiary shall have received written notice from any Governmental Entity of (x) its intention to institute any action or proceeding to restrain, enjoin or nullify this Agreement or the transactions contemplated hereby, or to commence any investigation (other than a routine letter of inquiry, including a routine civil investigative demand) into the consummation of the transactions contemplated hereby or (y) the actual commencement of such investigation, (iv) there shall not be any pending or threatened litigation, suit, action or proceeding by any party which would reasonably be expected to limit or materially adversely affect Buyer's ownership of the Acquired Assets or the Buyer under the Herndon Agreement's ownership of and the Herndon Purchased Assets, and (v) no Law shall have been promulgated or enacted by any Governmental Entity, which would prevent or make illegal the consummation of the transactions contemplated hereby.

          (g) Transition Services Agreement.  Parent, Sellers and Buyer shall
              -----------------------------
have entered into a mutually satisfactory transition services agreement provided that charges for services rendered shall be customary and reasonable.

          (h) Side Letters.  Fairchild and Jeffrey Steiner, as appropriate,
              ------------
shall have executed and delivered to AlliedSignal the three Side Letters substantially in the form of Exhibits 1.9(xiii)(A-C).
                             -----------------------

          (i) Documents.  Parent and the Companies shall have delivered to Buyer
              ---------
at the Closing such other documents and instruments as shall be reasonably necessary to transfer to Buyer the Purchased Assets as contemplated by this Agreement. Parent and Sellers shall have delivered all the certificates, instruments, contracts and other documents specified to be delivered by each of them hereunder.

          (j) Herndon Closing.  (i) All conditions to the Closing (as defined in
              ---------------
the Herndon Agreement) shall have been satisfied or waived and (ii) the Closing (as defined in the Herndon Agreement) shall be consummated simultaneously with the consummation of the Closing hereunder.

          (k) Harco Northern Ireland, Ltd.  Eric Steiner shall have conveyed to
              ---------------------------
Buyer or Buyer's designees the share of capital stock of (or other equity interest in) Harco Northern Ireland, Ltd. owned by him, free and clear of all Liens.

          (l) Escrow Agreement.  Parent and the Escrow Agent shall have executed
              ----------------
and delivered to AlliedSignal the Escrow Agreement.

          5.2  Conditions Precedent to Obligations of Parent and Sellers.  The
               ---------------------------------------------------------
obligations of Sellers to sell, and Parent to cause to be sold, the Purchased Assets and to consummate the other transactions contemplated hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any one or more of which may be waived in writing in whole or in part by Parent (acting on its own behalf and on behalf of Sellers) in its sole discretion):

          (a) Representations, Warranties and Covenants.  Each of the
              -----------------------------------------
representations and warranties of AlliedSignal and Buyer contained in this Agreement and in any Transaction Document delivered in connection herewith shall be true and correct in all material respects on and as of the date of this Agreement and at and as of the Closing with the same effect as though such representations and warranties had been made at and as of the Closing, except for representations and warranties that speak as of a specific date or time other than the Closing (which need only be true and correct in all material respects as of such date or time); provided, however, that if any such
                                   --------  -------
representation or warranty is already qualified by materiality, for purposes of determining whether this condition has been satisfied, such representation or warranty as so qualified shall be true and correct in all respects.
AlliedSignal and Buyer shall have performed or complied in all material respects with each covenant and agreement required by this Agreement to be performed or complied with by it at or prior to the Closing. AlliedSignal or Buyer, as the case may be, shall furnish Sellers with a certificate of such company dated the Closing Date and signed by a senior executive officer of Buyer to the effect that the conditions set forth in this Section 5.2(a) have been satisfied.

          (b) HSR Act.  The applicable waiting period under the HSR Act
              -------
(including any extensions thereof) with respect to the transactions contemplated hereby shall have expired or been terminated.

          (c) Stock Exchange Listing.  The NYSE shall have duly approved for
              ----------------------
listing, subject to official notice of issuance, the shares of AlliedSignal Common Stock to be issued hereunder at the Closing.

          (d) Injunction; Litigation; Legislation.  (i) Parent, the Companies,
              -----------------------------------
AlliedSignal and Buyer shall not be subject to any order or injunction by any Governmental Entity restraining or prohibiting the consummation of the transactions contemplated hereby, (ii) no action or proceeding shall have been instituted before any Governmental Entity to restrain or prohibit, or to obtain substantial damages in respect of, the consummation of the transactions contemplated hereby, (iii) none of the parties hereto or any Seller Subsidiary shall have received written notice from any Governmental Entity of (x) its intention to institute any action or proceeding to restrain, enjoin or nullify this Agreement or the transactions contemplated hereby, or to commence any investigation (other than a routine letter of inquiry, including a routine civil investigative demand) into the consummation of the transactions contemplated hereby or (y) the actual commencement of such investigation and (iv) no Law shall have been promulgated or enacted by any Governmental Entity, which would prevent or make illegal the consummation of the transactions contemplated hereby.

          (e) Registration Rights Agreement.  AlliedSignal shall have executed
              -----------------------------
and delivered to Parent a registration rights agreement substantially in the form of Exhibit 1.9(b)(vi) with such changes as may reasonably be requested by
        ------------------
Citicorp USA, Inc. provided that such changes shall not provide for (i) more than a single demand registration right, (ii) a period of longer than 180 days during which the Registration Statement must be kept in effect or (iii) the payment of expenses by a party other than Citicorp USA, Inc. or Parent.

          (f) Documents.  AlliedSignal and Buyer shall have delivered to Sellers
              ---------
at the Closing such other documents and instruments as shall be reasonably necessary for the assumption by Buyer of the Assumed Liabilities as contemplated by this Agreement. AlliedSignal and Buyer shall have delivered all the certificates, instruments, contracts and other documents specified to be delivered by it hereunder.

          (g) Herndon Closing.  (i) All conditions to the Closing (as defined in
              ---------------
the Herndon Agreement) shall have been satisfied or waived and (ii) the Closing (as defined in the Herndon Agreement) shall be consummated simultaneously with the consummation of the Closing hereunder.

          (h) Escrow Agreement.  AlliedSignal and the Escrow Agent shall have
              ----------------
executed and delivered to Parent the Escrow Agreement.

                                   ARTICLE VI

                          CERTAIN ADDITIONAL COVENANTS

          6.1  Expenses.  Except as otherwise expressly provided in this
               --------
Agreement, each of the parties hereto shall each bear its respective accounting, legal and other expenses incurred in connection with the transactions contemplated by this Agreement.

          6.2  Maintenance of Books and Records.  Parent, Sellers and Buyer
               --------------------------------
shall cooperate fully with each other after the Closing so that (subject to any limitations that are reasonably required to preserve any applicable attorney-client privilege) each party hereto has access to the business records, contracts and other information existing at the Closing Date and relating in any manner to the Acquired Assets, the Assumed Liabilities or the conduct of the Business (whether in the possession of Parent, Sellers or Buyer). No files, books or records existing at the Closing Date and relating in any manner to the Acquired Assets or the conduct of the Business prior to the Closing Date shall be destroyed by any party hereto for a period of six years after the Closing Date without giving the other party at least 30 days' prior written notice, during which time such other party shall have the right (subject to the provisions hereof) to examine and to remove any such files, books and records prior to their destruction. The access to files, books and records contemplated by this Section 6.2 shall be during normal business hours and upon not less than two business days' prior written request, shall be subject to such reasonable limitations as the party having custody or control thereof may impose to preserve the confidentiality of information contained therein, and shall not extend to material subject to a claim of privilege unless expressly waived by the party entitled to claim the same.

          6.3  Financial Statements.  Upon the request of AlliedSignal, Parent
               --------------------
and Sellers shall, as promptly as practicable (but in no event later than 30 days after such request), provide AlliedSignal with such financial statements relating to the Combined Business as may be required under Rule 3-05, Article 11 of Regulation S-X or other rule or regulation promulgated under the Securities Act or the Exchange Act in connection with the preparation and filing of any registration statement or periodic report of AlliedSignal pursuant to such laws, including unqualified opinions thereon of independent public accountants and consents therefor as required by such laws and the rules and regulations thereunder.

          6.4  Non-Competition/Non-Solicitation.
               --------------------------------

          (a) Parent and each Seller covenants and agrees that, if the Closing is consummated, for a period of three years after the Closing Date, it will not, and will cause Parent Subsidiaries not to, engage in the business of supplying to the aerospace industry aircraft hardware, chemicals or related support services (or any portion thereof) anywhere in the world (the "Competitive Activities"), except for (i) the sale of any Inventory of such hardware or chemicals owned by such Person or consigned to such Person as of the date hereof, the value of which Inventory is estimated to be approximately $5,000,000 or (ii) the sale of any Inventory of such hardware or chemicals hereafter acquired by such Person as part of a bulk purchase or hereafter consigned to such person as part of a bulk consignment, but only after such Person has offered to sell such hardware or chemicals to Buyer at commercially reasonable prices for such quantities as would be charged to distributors of such products; provided, however, that nothing herein shall be construed to prevent Parent,
--------  -------
Sellers and/or any of their respective Affiliates from owning, in the aggregate, up to 10% of the stock or equity interest in any Person that engages in such business or any portion thereof. It is the desire and intent of the parties hereto that the provisions of this Section 6.4 shall be enforced to the fullest extent permitted under the laws and public policies of each jurisdiction in which enforcement is sought. If any court determines that any provision of this
Section 6.4 is unenforceable, such court shall have the power to reduce the duration or scope of such provision, as the case may be, or terminate such provision and, in reduced form, such provision shall be enforceable; it is the intention of the parties that the foregoing restrictions shall not be terminated, unless so terminated by a court, but shall be deemed amended to the extent required to render them valid and enforceable, such amendment to only apply with respect to the operation of this Section 6.4 in the jurisdiction of the court that has made the adjudication. Notwithstanding the foregoing, nothing in this Section 6.4(a) shall prohibit Parent, any Seller or any of their respective Affiliates from acquiring any Person or business that engages in Competitive Activities provided that (x) such activities do not constitute the principal activities of the Person or business to be acquired (based on the sales of such business during the preceding four (4) full calendar quarters) and
(y) if Competitive Activities constitute in excess of fifteen percent (15%) of the revenues of the Person or business acquired, Sellers use their reasonable efforts to divest that portion of such Person or business that engages in Competitive Activities within twelve (12) months after the acquisition thereof.

          (b) Each of Parent and each Seller covenants and agrees that, if the Closing is consummated, for a period of one year after the Closing Date, it will not, and will cause Parent Subsidiaries not to, directly or indirectly, solicit for employment, either as an employee or a consultant, any employee or independent contractor of AlliedSignal, Buyer or any of their respective Affiliates who is engaged in the Business and was an employee or independent contractor of any Company engaged in the Business as of the Closing Date to become an employee or consultant or otherwise provide services to Parent, such Seller or any Parent Subsidiary, except for persons whose employment is solicited or procured through general media advertisements.

          (c) The parties acknowledge and agree that the restrictions contained in Sections 6.4(a) and 6.4(b) are a reasonable and necessary protection of the immediate interests of AlliedSignal and Buyer, and any violation of these restrictions would cause substantial injury to AlliedSignal or Buyer, as the case may be and that AlliedSignal and Buyer would not have entered into this Agreement without receiving the additional consideration offered by Parent and each Seller in binding itself to these restrictions. In the event of a breach or a threatened breach by Parent, any Seller or any Parent Subsidiary of these restrictions, AlliedSignal and Buyer shall be entitled to apply to any court of competent jurisdiction for an injunction restraining such Person from such breach or threatened breach (without the necessity of proving the inadequacy of money damages as a remedy); provided, however, that the right to apply for
                            --------  -------
injunctive relief shall not be construed as prohibiting AlliedSignal or Buyer, as the case may be, from pursuing any other available remedies for such breach or threatened breach.

          (d) Each of AlliedSignal and Buyer covenant and agree that, if the Closing is consummated, for a period of one year after the Closing Date, and if not consummated for a period of one year from the date of termination of this Agreement, it will not, and will cause its Affiliates not to, directly or indirectly, solicit for employment, either as an employee or a consultant, any employee or independent contractor of Parent or any Parent Subsidiary (other than any employee or independent contractor of any of the Companies) to become an employee or consultant or otherwise provide services to AlliedSignal, Buyer or any of their respective

Affiliates, except for persons whose employment is solicited or procured through general media advertisements.

          (e) The parties acknowledge and agree that the restrictions contained in Section 6.4(d) are a reasonable and necessary protection of the immediate interests of Parent and Sellers, and any violation of these restrictions would cause substantial injury to Parent or Sellers, as the case may be, and that Parent and Sellers would not have entered into this Agreement without receiving the additional consideration offered by AlliedSignal and Buyer in binding itself to these restrictions. In the event of a breach or a threatened breach by AlliedSignal, Buyer or any of their respective Affiliates of these restrictions, Parent and any such Seller shall be entitled to apply to any court of competent jurisdiction for an injunction restraining such Person from such breach or threatened breach (without the necessity of proving inadequacy of money damages as a remedy); provided, however, that the right to apply for injunctive relief
              --------  -------
shall not be construed as prohibiting Parent or such Seller from pursuing any other available remedies for such breach or threatened breach.

          6.5  Confidential Information.  Parent and Sellers shall, and shall
               ------------------------
cause Parent Subsidiaries to, maintain the confidentiality of, and shall not use, and shall cause Parent Subsidiaries not to use, for the benefit of itself or others, any confidential information concerning the Business or the Acquired Assets, including any information with respect to the Intellectual Property or Technology (the "Confidential Information"); provided, however, that this
                 ------------------------    --------  -------
Section 6.5 shall not restrict (a) any disclosure by any such Person of any Confidential Information required by applicable Law, securities exchange or any court of competent jurisdiction; provided, that AlliedSignal and Buyer are given
                                 --------
notice and an adequate opportunity to contest such disclosure, (b) any disclosure on a confidential basis to any such Person's attorneys, accountants, lenders and investment bankers and (c) any disclosure of information (i) which is available publicly as of the date of this Agreement, (ii) which, after the date of this Agreement, becomes available publicly through no fault of the disclosing party or any of its Affiliates or (iii) which is received by such Person from a third party not, to the best of such Person's knowledge, subject to any obligation of confidentiality with respect thereto.

                                  ARTICLE VII

                           SURVIVAL; INDEMNIFICATION

          7.1  Survival.  All representations, warranties, covenants and
               --------
agreements contained in this Agreement or the Transaction Documents shall survive (and not be affected in any respect by) the Closing, any investigation conducted by any party hereto and any information which any party may receive. Notwithstanding the foregoing, the representations and warranties contained in or made pursuant to this Agreement and the related indemnity obligations set forth in Sections 7.2(a)(i) and 7.3(a)(i) shall terminate on, and no claim or action with respect thereto may be brought after, the date three years after the Closing Date, except that (a) the representations and warranties contained in Sections 2.3 and 2.12 and the related indemnity obligations contained in Section 7.2 shall survive indefinitely and (b) the representations and warranties contained in Sections 2.10, 2.14 and 2.20 and the related indemnity obligations contained in Section 7.2 shall survive until 30 days after the expiration of the applicable statute of limitations (or extensions or waivers thereof). The representations and warranties which terminate on the date three years after the Closing Date and the representations and warranties referred to in the foregoing clause (b), and the Liability of any party hereto with respect thereto pursuant to this Article VII, shall not terminate with respect to any claim, whether or not fixed as to Liability or liquidated as to amount, with respect to which the Indemnifying Party has been given written notice prior to the date three years after the Closing Date or such 30th day after the expiration of the applicable statute of limitations (or extensions or waivers thereof), as the case may be.

          7.2  Indemnification by Parent, Sellers and Herndon Sellers.
               ------------------------------------------------------

          (a) Subject to Section 7.1 Parent, Sellers and Herndon Sellers shall jointly and severally indemnify and hold AlliedSignal, Buyer, Buyer as defined in the Herndon Agreement, and their respective employees, officers, directors, agents and Affiliates (collectively, the "Buyer Indemnified Parties") harmless
                                          -------------------------
from and against, and agree promptly to defend any Buyer Indemnified Party from and reimburse any Buyer Indemnified Party for, any and all Losses which any Buyer Indemnified Party may at any time suffer or incur, or become subject to, as a result of or in connection with:

               (i) any breach or inaccuracy as of the date of this Agreement, the date of the Herndon Agreement or the Closing Date of any of the representations and warranties made (w) by Parent or Sellers in or pursuant to this Agreement, (x) in any Transaction Document delivered by Parent or any Seller at the Closing in accordance herewith, (y) made by Parent or the Herndon Sellers in or pursuant to the Herndon Agreement or (z) in any Transaction Document delivered by Parent or any Herndon Seller at the Closing under the Herndon Agreement in accordance with the Herndon Agreement (it being understood and agreed that, notwithstanding anything to the contrary contained in this Agreement or the Herndon Agreement, to determine if there had been an inaccuracy or breach of a representation or warranty of Parent, any Seller or any Herndon Seller and the Losses arising from such inaccuracy or breach, such representation and warranty shall be read as if it were not qualified by materiality, including, without limitation, qualifications indicating accuracy in all material respects, or accuracy except to the extent the inaccuracy would not have a Material Adverse Effect);

               (ii) any failure by Parent, any Seller or any Herndon Seller to carry out, perform, satisfy and discharge any of their respective covenants, agreements, undertakings or Liabilities under (w) this Agreement, (x) any of the Transaction Documents delivered by Parent or any Seller pursuant to this Agreement, (y) the Herndon Agreement or (z) any of the Transaction Documents delivered by Parent or any Herndon Seller pursuant to the Herndon Agreement;

               (iii) the Non-Assumed Liabilities and the Herndon Non-Assumed Liabilities; and

               (iv) the ownership, use and possession of the Excluded Assets or the Herndon Excluded Assets prior to, on or after the Closing Date.

          (b) Notwithstanding any other provision herein to the contrary, (i) neither Parent, Sellers nor the Herndon Sellers shall be required to indemnify and hold harmless any Buyer Indemnified Party pursuant to Section 7.2(a)(i) unless the applicable Buyer Indemnified Party has asserted a claim with respect to such matters within the applicable survival period set forth in Section 7.1 hereof, (ii) neither Parent, Sellers nor the Herndon Sellers shall have any Liability pursuant to Section 7.2(a)(i) until the cumulative aggregate amount of all Losses which are otherwise recoverable thereunder by Buyer Indemnified Parties exceed an amount equal to Six Million Nine Hundred Thousand Dollars ($6,900,000) (the "Basket"), and then only for the amount by which such Losses
                   ------
exceed the Basket, (iii) the cumulative indemnification obligation of Parent, Sellers and the Herndon Sellers under Section 7.2(a)(i), except as it applies to a breach of the representations and warranties contained in Section 2.3, shall in no event exceed 50% of the Cash Equivalent Purchase Price, (iv) the cumulative indemnification obligation of Parent and Sellers under Section 7.2(a)(i) with respect to a breach of the representations and warranties contained in Section 2.3 shall in no event exceed the Cash Equivalent Purchase Price, (v) the amount of any Loss for which indemnification is provided under this Section 7.2 shall be net of any amount actually recovered by AlliedSignal or Buyer under insurance policies with respect to such Losses, and (vi) neither Parent, Sellers, nor the Herndon Sellers shall have any Liability for consequential damages, except that the provisions of this clause (vi) shall not
                       ------
apply to the breach of the representations and warranties contained in Section
2.3 or the breach of any covenant contained in Section 4.19. Notwithstanding anything in this Agreement to the contrary, neither Parent, Sellers, nor the Herndon Sellers shall have any obligation to indemnify any Buyer Indemnified Party for any Special Claims (as defined in Section 7.4(b)) that are less than $20,000 per claim (a "Small Claim") and Losses in respect of Small Claims shall be disregarded for purposes of determining whether Losses pursuant to Sections 7.2(a)(i) and 7.2(a)(iv) exceed the Basket.

          7.3  Indemnification by AlliedSignal and Buyer.
               -----------------------------------------

          (a) Subject to Section 7.1 AlliedSignal and Buyer shall jointly and severally indemnify and hold Parent, Sellers, the Herndon Sellers and their respective employees, officers, directors, agents and Affiliates (collectively, the "Seller Indemnified Parties") harmless from and against, and agree promptly
     --------------------------
to defend any Seller Indemnified Party from and reimburse any Seller Indemnified Party for, any and all Losses which any Seller Indemnified Party may at any time suffer or incur, or become subject to, as a result of or in connection with:

               (i) any breach or inaccuracy as of the date of this Agreement, or the Herndon Agreement or the Closing Date of any of the representations and warranties made (w) by AlliedSignal or Buyer in or pursuant to this Agreement, (x) in any Transaction Document delivered by AlliedSignal or Buyer at the Closing in accordance herewith, (y) made by AlliedSignal or the Buyer under the Herndon Agreement in or pursuant to the Herndon Agreement or (z) in any Transaction Document delivered by AlliedSignal or the Buyer under the Herndon Agreement at the Closing under the

     Herndon Agreement in accordance with the Herndon Agreement (it being understood and agreed that, notwithstanding anything to the contrary contained in this Agreement or the Herndon Agreement, to determine if there had been an inaccuracy or breach of a representation or warranty of AlliedSignal, Buyer or the Buyer under the Herndon Agreement and the Losses arising from such inaccuracy or breach, such representation and warranty shall be read as if it were not qualified by materiality, including, without limitation, qualifications indicating accuracy in all material respects, or accuracy except to the extent the inaccuracy will not have a material adverse effect on the ability of AlliedSignal or Buyer to perform its obligations under this Agreement and the other Transaction Documents to which it is a party);

               (ii) any failure by AlliedSignal, Buyer or the Buyer under the Herndon Agreement to carry out, perform, satisfy and discharge any of their respective covenants, agreements, undertakings, Liabilities under (w) this Agreement, (x) any of the Transaction Documents delivered by AlliedSignal or Buyer, as the case may be, pursuant to this Agreement, (y) the Herndon Agreement or (z) any of the Transaction Documents delivered by AlliedSignal or the Buyer under the Herndon Agreement, as the case may be, pursuant to the Herndon Agreement;

               (iii) the Assumed Liabilities and the Herndon Assumed Liabilities; and

               (iv) the operation of the Combined Business after the Closing.

          (b) Notwithstanding any other provision herein to the contrary, (i) neither AlliedSignal nor Buyer shall be required to indemnify and hold harmless any Seller Indemnified Party pursuant to Section 7.3(a)(i) unless the applicable Seller Indemnified Party has asserted a claim with respect to such matters within the applicable survival period set forth in Section 7.1 hereof, (ii) the cumulative indemnification obligation of AlliedSignal and Buyer under Section 7.3(a)(i) shall in no event exceed 50% of the Cash Equivalent Purchase Price, and (iii) neither AlliedSignal nor Buyer shall have any Liability for consequential damages.

          7.4  Notification of Claims.
               ----------------------

          (a) If any Buyer Indemnified Party, on the one hand, or Seller Indemnified Party, on the other hand (an "Indemnified Party"), has a claim or
                                          -----------------
potential claim or receives notice of any claim, potential claim or the commencement of any action or proceeding which could give rise to an obligation on the part of Parent or Sellers, on the one hand, or AlliedSignal or Buyer, on the other hand, to provide indemnification (the "Indemnifying Party") pursuant
                                                 ------------------
to Section 7.2 or 7.3, respectively, the Indemnified Party shall promptly give the Indemnifying Party notice setting forth in reasonable detail the facts giving rise to the claim to the extent known (an "Indemnification Claim");
                                                  ---------------------
provided, however, that the failure to give such prompt notice shall
--------  -------
not prevent any Indemnified Party from being indemnified hereunder for any Losses, except to the extent that the failure to so promptly notify the Indemnifying Party actually damages the Indemnifying Party or except to the extent such notice is not received during the applicable survival period set forth in Section 7.1.

          (b) In the event of a claim, a potential claim or the commencement of any action or proceeding by a third party which could give rise to an obligation to provide indemnification pursuant to Section 7.2 or 7.3, the Indemnified Party shall give the Indemnifying Party prompt written notice thereof setting forth in reasonable detail the facts giving rise to the claim to the extent known (the "Third Party Indemnification Claim"); provided, however, that the failure of the
----------------------------------    --------  -------
Indemnified Party to so promptly notify the Indemnifying Party shall not prevent any Indemnified Party from being indemnified for any Losses, except to the extent that the failure to so promptly notify actually damages the Indemnifying Party or except to the extent such notice is not received during the applicable survival period set forth in Section 7.1. If the Indemnifying Party confirms in writing (the "Confirmation of Indemnification") to the Indemnified Party within
              -------------------------------
fifteen (15) days after receipt of the Third Party Indemnification Claim the Indemnifying Party's responsibility to indemnify and hold harmless the Indemnified Party therefor in accordance herewith and within such fifteen (15) day period demonstrates to the Indemnified Party's reasonable satisfaction that as of such time (i) in the event the Indemnifying Party is Parent and Sellers, Parent is in compliance with the covenants set forth in Section 4.17 and the face value of the Third Party Indemnification Claim, when aggregated with the face value of all other outstanding claims of Buyer Indemnified Parties, does not exceed the net worth of Parent, or (ii) in the event the Indemnifying Party is AlliedSignal and Buyer, AlliedSignal and Buyer have sufficient financial resources in order to indemnify for the full amount of any potential Liability in connection with such claim, the Indemnifying Party may elect to compromise or defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, which counsel shall be reasonably satisfactory to the Indemnified Party, any such matter involving the asserted Liability of the Indemnified Party. If the Indemnifying Party elects to compromise or defend any such asserted Liability, it shall within fifteen (15) days (or sooner, if the nature of the asserted Liability so requires) notify the Indemnified Party of its intent to do so, and the Indemnified Party shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, any such asserted Liability; provided that (i) the Indemnified Party may, if it so
                    -------------
desires, employ counsel at its own expense to assist in the handling of any such third party claim, (ii) the Indemnifying Party shall keep the Indemnified Party advised of all material events with respect to any such third party claim, (iii) the Indemnifying Party shall obtain the prior written approval of the Indemnified Party (which approval may not be unreasonably withheld) before ceasing to defend against such third party claim or entering into any settlement, adjustment or compromise of such third party claim involving injunctive or similar equitable relief being asserted against any Indemnified Party or any Affiliate thereof and (iv) no Indemnifying Party shall, without the prior written consent of each Indemnified Party, settle or compromise or consent to the entry of any judgment in any pending or threatened demand, claim, action or cause of action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any such Indemnified Party is a party to such demand, claim, action or cause of action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of all such Indemnified Parties from all Liability arising out of such claim, action, suit or proceeding. With respect to claims for indemnification arising out of or relating to trade disputes, warranty claims, ordinary course returns and allowances disputes and similar contractual disputes (including late deliveries or delivery of non-conforming goods) ("Special Claims"), (i) if the Special Claim or Claims related to a single third party aggregates less than $1,000,000 on the face of such Special Claim or Claims, AlliedSignal and Buyer shall control the defense and settlement of such claims with such third party, and (ii) if the Special Claim or Claims related to a single third party aggregates more than $1,000,000 on the face of such Special Claim or Claims, Parent and Sellers shall control the defense of such claims, provided that Parent shall have delivered a Confirmation of Indemnification and demonstrated that Parent has sufficient financial resources in accordance with clause (i) of the second sentence of this Section 7.4(b). Notwithstanding anything contained herein to the contrary, the Indemnifying Party shall not be entitled to have sole control over the defense, settlement, adjustment or compromise of any third party non-monetary claim that seeks an order, injunction or other equitable relief against any Indemnified Party or any Affiliate thereof, which, if successful, could materially interfere with the business, Assets, Liabilities, financial condition or results of operations of the Indemnified Party or any of its Affiliates. If the Indemnifying Party elects not to compromise or defend against the asserted Liability, or fails to notify the Indemnified Party of its election as herein provided, the Indemnified Party may, at the Indemnifying Party's expense, pay, compromise or defend against such asserted Liability.

                                  ARTICLE VIII

                        EMPLOYEES AND EMPLOYEE BENEFITS

          8.1  Scope of Article.  This Article VIII contains the covenants and
               ----------------
agreements of the parties with respect to (a) the status of employment of the employees of Sellers and the Seller Subsidiaries employed in the Business ("Employees") upon the sale of the Business to Buyer, and (b) the employee
-----------
benefits and employee benefit plans provided or covering such Employees and former employees of Sellers and the Seller Subsidiaries who terminated employment with the Sellers or the Seller Subsidiaries while employed in the Business or who retired from the Business ("Former Employees"). Nothing herein
                                            ----------------
expressed or implied confers upon any Employee or Former Employee of Sellers or the Seller Subsidiaries any rights or remedies of any nature or kind whatsoever.

          8.2  U.S. Employees.  This Section 8.2 applies only to Employees and
               --------------
Former Employees employed or previously employed by Sellers in the United
States.

          (a) Employment.  Buyer shall offer employment effective as of the
              ----------
Closing Date to each Employee of a Seller who is employed in the United States (a "U.S. Employee") and is actively at work immediately prior to the Closing
    -------------
Date or is not actively at work immediately prior to the Closing Date due solely to vacation, holiday or jury duty. Such initial offer of employment shall be for a position and for base salary or wages which are comparable to that which Employee had with Sellers immediately prior to the Closing and shall include employee benefits which are comparable in the aggregate to that which such Employees had with Sellers immediately prior to the Closing; provided, however, that no such employment shall be offered to Tucker E. Nason, Frank Saltzman and James Fairchild.  Buyer shall offer employment to each other U.S.
Employee who is not actively at work immediately prior to the Closing
Date (including, but not limited to, any such employee who is not actively at work due to medical leave, sick leave, short-term disability, long-term disability, layoff or leave of absence) (an "Inactive Employee") who is willing
                                             -----------------
and able to return to work within 90 days after the Closing

Date or such later date as may be required by law, with such employment with Buyer to commence on the date the Inactive Employee first commences active employment with Buyer. Sellers shall be responsible for any obligation to provide employee benefits to an Inactive Employee prior to such employee's date of hire by Buyer. U.S. Employees who accept Buyer's offer of employment and become employees of Buyer shall be referred to herein as "U.S. Transferred
                                                          ----------------
Employees." Notwithstanding the foregoing, nothing herein shall be construed to
---------
limit Buyer's ability to thereafter terminate the employment of any Employee or to amend or terminate any employee benefit plan or to otherwise change the terms and conditions of employment of any Employee.

          (b) Past Service Credit.  Buyer shall credit the service of all U.S.
              -------------------
Transferred Employees with Sellers and their Affiliates prior to the Closing Date for purposes of eligibility and vesting under all employee benefit plans provided by Buyer for U.S. Transferred Employees (but not for purposes of benefit accrual). Buyer shall also: (i) cause to be waived any pre-existing condition limitation under any Buyer medical plans applicable to U.S. Transferred Employees or their dependents (except to the extent that any such pre-existing condition limitation would not have been waived under Sellers' medical plans), and (ii) recognize (or cause to be recognized) the dollar amount of all covered expenses incurred by U.S. Transferred Employees and their dependents under Sellers' applicable medical plans during the calendar year in which the Closing Date occurs for purposes of satisfying such calendar year's deductibles and co-payment limitations under any applicable Buyer medical plans; provided, that the U.S. Transferred Employee enrolls in the applicable Buyer
--------
medical plan at such time and in such manner as is reasonably specified by Buyer.

          (c) Severance; WARN Act.  Sellers shall pay and be solely liable for,
              -------------------
and shall indemnify and hold AlliedSignal and Buyer harmless against, any obligation, cost or expense for (i) severance pay, termination indemnity pay, salary continuation, special bonuses or like compensation under Sellers' plans, policies or arrangements and (ii) liability under the WARN Act, or any similar state or local law, arising from, relating to or claimed by reason of the Closing or the transactions contemplated by this Agreement or which result from or relate to actions taken by Sellers on or before the Closing Date.

          (d) Vacation.  Buyer shall adopt and assume Sellers' liability for
              --------
accrued, unused vacation entitlement of U.S. Transferred Employees as of the Closing to the extent listed on the Balance Sheet.

          (e) Workers Compensation.  Sellers shall be responsible for all
              --------------------
workers compensation claims filed by or on behalf of a U.S. Transferred Employee to the extent attributable to events, occurrences or exposures prior to the Closing. Buyer shall be responsible for all workers compensation claims filed by or on behalf of a U.S. Transferred Employee to the extent attributable to events, occurrences or exposures following the Closing.

          (f) Employment and Plan Liabilities.  It is understood and agreed that
              -------------------------------
neither AlliedSignal nor Buyer is assuming any obligations or liabilities arising under any Plan (except to the extent provided in Sections 8.2(d) above and 8.2(g) below) or as a result of any

Employee's or Former Employee's employment with, or termination of employment, from Sellers, and Sellers shall remain responsible for any such obligations and liabilities.

          (g) Employment Agreements.  Buyer shall reimburse Sellers for any
              ---------------------
Liabilities incurred after the Closing Date under the employee agreements listed under "Employee Agreement" on Schedule 2.20(a), other than the agreement relating to the employment of Tucker E. Nason.

          (h) Post-Closing Liability.  AlliedSignal and Buyer shall pay and be
              ----------------------
solely liable for, and shall indemnify and hold Parent and Sellers harmless against, any obligation, cost or expense for severance pay, termination pay, salary continuation, special bonuses or like compensation under any Buyer plan, policy or arrangement which result from, or relate to, actions taken by AlliedSignal or Buyer or any Affiliate thereof after the Closing Date.

          (i) Cooperation.  The parties agree to furnish each other with such
              -----------
information concerning employees and employee benefit plans, and to take all such other action, as is necessary or appropriate to effect the transactions contemplated by this Article VIII.

          8.3  Foreign Employees.  This Section 8.3 applies only to Employees
               -----------------
and Former Employees employed or previously employed by Sellers or the Seller Subsidiaries outside of the United States.

          (a) Employment.  Buyer shall continue the employment without changes
              ----------
in terms immediately after the Closing of each Employee of a Seller Subsidiary who is employed outside of the United States (a "Foreign Employee"). Nothing herein shall be construed to limit Buyer's ability to terminate the employment of any Foreign Employee or to amend or terminate any employee benefit plan applicable to Foreign Employees or to otherwise change the terms and conditions of employment.

          (b) Severance.  Sellers shall pay and be solely liable for, and shall
              ---------
indemnify and hold AlliedSignal and Buyer harmless against, any obligation, cost or expense for severance pay, termination indemnity pay, salary continuation, special bonuses or like compensation under (i) any Seller or Seller Subsidiary plan, policy or arrangement or (ii) any applicable Laws, which result from or relate to actions taken by any Seller or Seller Subsidiary on or before the Closing Date (other than the consummation of the Closing, which shall be the responsibility of Buyer and Allied Signal).

          (c) Cooperation.  The parties agree to furnish each other with such
              -----------
information concerning employees and employee benefit plans, and to take all such other action, as is necessary or appropriate to effect the transactions contemplated by this Article VIII.

                                   ARTICLE IX

                           TERMINATION; MISCELLANEOUS

          9.1  Termination.
               -----------

          (a) This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date, as follows:

               (i) by the mutual written agreement of Buyer and Parent;

               (ii) by Buyer or Parent if the Closing has not occurred on or before September 30, 1998; provided, however, that the right to terminate
                                --------  -------
     this Agreement pursuant to this Section 9.1(a)(ii) shall be suspended as to any party whose failure to fulfill any material obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to such date until the fifth Business Day after such failure has been cured;

               (iii) by Buyer or Parent in the event of the issuance by any Governmental Entity of a final, nonappealable order or injunction restraining or prohibiting the consummation of the transactions contemplated hereby; or

               (iv) by Parent, upon five days' prior notice to AlliedSignal, if, as a result of an Acquisition Proposal received by Parent from a person other than a party to this Agreement or any of its Affiliates, the Board of Directors of Parent determines in good faith that their fiduciary obligations under applicable law require that such Acquisition Proposal be accepted; provided, however, that (x) the Board of Directors of Parent
               --------  -------
     shall have concluded in good faith, after considering applicable provisions of state law and after giving effect to all concessions which may be offered by AlliedSignal pursuant to clause (y) below, on the basis of advice of outside counsel, that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable law and (y) prior to any such termination, Parent shall, and shall cause its respective financial and legal advisors to, negotiate with AlliedSignal to make such adjustments in the terms and conditions of this Agreement as would enable AlliedSignal to proceed with the transactions contemplated hereby; provided further, however, that no termination shall
                          ----------------  -------
     be effective pursuant to this clause (iv) unless concurrently with such termination a termination fee of Thirty-Four Million Five Hundred Thousand Dollars ($34,500,000) is paid in cash by Parent to AlliedSignal.

          (b) Except for the obligations contained in Section 6.1, the last sentence of Section 4.5 and this Article IX (other than Sections 9.2, 9.13 and 9.14) and the representations and warranties contained in Sections 2.16 and 3.8 (and the related indemnity obligations under Sections 7.2(a)(i) and 7.3(a)(i), respectively), all of which shall survive any termination of this Agreement, upon the termination of this Agreement pursuant to Section 9.1(a), this Agreement shall forthwith become null and void, and no party hereto or any of its officers, directors, employees, agents, consultants, stockholders or principals shall have any rights or Liabilities hereunder or with respect hereto, including without limitation for any breach of warranty or representation; provided, however, that nothing contained herein
                            --------  -------
shall relieve any party hereto from Liability for any willful failure to comply with any covenant or agreement contained herein.

          9.2  Further Assurances.  From time to time after the Closing,
               ------------------
AlliedSignal, Buyer, Parent and Sellers shall execute and deliver or cause to be executed and delivered such further documents, certificates, instruments of conveyance, assignment and transfer and take such further action as AlliedSignal, Buyer, Parent or Sellers may reasonably request in order to more effectively to sell, assign, convey, transfer, reduce to possession and record title to any of the Purchased Assets to Buyer or to better enable Buyer to complete, perform and discharge any of the Assumed Liabilities. AlliedSignal, Buyer, Parent and Sellers agree to cooperate with each other in all reasonable respects to assure to Buyer the continued title to and possession of the Purchased Assets in the condition and manner contemplated by this Agreement. Each party hereto shall cooperate and deliver such instruments and take such action as may be reasonably requested by any other party hereto in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby. AlliedSignal, Buyer, Parent and Sellers shall cooperate and shall cause their respective Affiliates, officers, employees, agents and representatives to cooperate to ensure the orderly transition of the Business from Sellers to Buyer and to minimize the disruption to the Business resulting from the transactions contemplated hereby.

          9.3  Entire Agreement; Amendments; Waivers.  This Agreement, the
               -------------------------------------
Confidentiality Agreement, and the documents referred to herein and to be delivered pursuant hereto constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written. No amendment, supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision or breach of this Agreement, whether or not similar, unless otherwise expressly provided.

          9.4  Benefit; Assignment.  This Agreement shall be binding upon and
               -------------------
inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by any party hereto without the prior written consent of the other party hereto; provided, however, that AlliedSignal or Buyer may assign any or
              --------  -------
all of their respective rights hereunder to one or more Affiliates of AlliedSignal or Buyer, as the case may be, without the consent of Parent or Sellers provided that AlliedSignal or Buyer, as the case may be, shall continue to be obligated to perform all of its obligations hereunder.

          9.5  No Presumption.  AlliedSignal, Buyer, Parent and Sellers have
               --------------
participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by AlliedSignal, Buyer, Parent and Sellers, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

          9.6  Notices.  Notices and other communications provided for herein
               ---------
shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by telecopy, by registered or certified mail (return receipt requested) with postage and registration or certification fees thereon prepaid, or by any nationally recognized overnight courier, addressed to the party at its address set forth below:

If to Parent or Sellers:             Banner Aerospace
                                     P.O. Box 20260
                                     Washington, DC  20041
                                     Attention:  Chief Financial Officer
                                     Telecopy No.:  703-478-5795
                                     with copy to:  Donald E. Miller
                                                    10704 Riverwood Drive
                                                    Potomac, MD  20854

If to AlliedSignal or Buyer:         AlliedSignal Inc.
                                     P.O. Box 2245
                                     101 Columbia Road
                                     Morristown, NJ  07962-2245
                                     Attention:  General Counsel
                                     Telecopy No.:  973-455-4413

or to such other address as a party may from time to time designate in writing in accordance with this section. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          9.7  Terms Generally.
               ---------------

          (a)(i) Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires, (ii) the terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Annexes, Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless otherwise specified, (iv) the word "or" shall not be exclusive, and (v) provisions shall apply, when appropriate, to successive events and transactions.

          (b) Each reference in this Agreement (or in any other document or instrument furnished to AlliedSignal or Buyer by Parent or any Seller pursuant to this Agreement) to "the best of Parent's and each Seller's knowledge", or words of similar import referring to Parent and Sellers (including Parent and Sellers not being aware of a particular event or other matter), means the actual knowledge, after due inquiry, of each executive officer of Parent and each of the Companies.

          9.8  Counterparts; Headings.  This Agreement may be executed in
               ----------------------
several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. The Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

          9.9  Severability.  If any provision, clause or part of this
               ------------
Agreement or the application thereof under certain circumstances is held invalid or unenforceable, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby.

          9.10  No Reliance.  Except for any assignees permitted by Section
                -----------
9.4 of this Agreement and the indemnified persons pursuant to Sections 7.2 and 7.3: (i) no third party is entitled to rely on any of the representations, warranties or agreements of the parties hereto contained in this Agreement; and
(ii) the parties hereto assume no Liability to any third party because of any reliance on the representations, warranties or agreements of such parties contained in this Agreement.

          9.11  Governing Law.  This Agreement shall be construed and
                -------------
interpreted according to the laws of the State of New York, without regard to the conflict of law principles thereof.

          9.12  Submission to Jurisdiction; Waivers.  The parties hereto
                -----------------------------------
hereby irrevocably and unconditionally agree that:

          (a) All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in a New York state or federal court sitting in the City of New York, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts in any such action or proceedings and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding.

          (b) Service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address as provided in Section 9.6.

          9.13  Bulk Transfer.  The parties hereto hereby waive compliance
                -------------
with the provisions of any applicable bulk sales law of any jurisdiction in connection with the transactions contemplated hereby and no representation, warranty or covenant contained in this Agreement shall be deemed to have been breached as a result of such non-compliance. Parent and Sellers hereby agree, jointly and severally, to indemnify, defend and hold AlliedSignal and Buyer harmless from and against any and all Losses arising out of or relating to claims which may be asserted by third Persons, including Governmental Entities, against the Acquired Assets or any Buyer Indemnified Parties as a result of non-compliance with any applicable bulk sales law. Nothing in this Agreement shall be construed as an admission by any party as to the applicability of any bulk sales laws.

          9.14  Use of Names.  During the first 180 days after the Closing
                ------------
Date, Buyer shall have the right to use all of the logos, trademarks and trade identification of Parent as are located at the Acquired Real Property or on the Acquired Assets (collectively, the "Trademarks"). Buyer's use of the Trademarks
                                    ----------
shall be in accordance with such reasonable quality control standards as shall be promulgated by Parent and provided to Buyer. If Parent shall notify Buyer in writing of Buyer's material failure to comply with such reasonable quality control standards and Buyer continues to not comply with such reasonable quality control standards for more than 20 days after receipt of such notice, Parent shall have the right to terminate Buyer's right under this Section 9.14 to use the Trademarks.

          9.15  Herndon Price Allocation.  In connection with the purchase
                ------------------------
price adjustment contemplated by Section 1.6, Parent and AlliedSignal shall agree on an appropriate allocation of the Adjustment Amount to the Initial Purchase Price under the Herndon Agreement (expressed as a positive or negative number) and the Initial Purchase Prices under this Agreement and the Herndon Agreement shall be adjusted accordingly. Similarly, Parent and AlliedSignal shall agree on an appropriate allocation of any post-Closing adjustments of the purchase price required under Section 1.6(f).

          9.16  Relationship with Herndon Agreement.  The parties acknowledge
                -----------------------------------
and agree that it is the intent of the parties that, notwithstanding any other provision of this Agreement or the Herndon Agreement, the representations, warranties and covenants contained in this Agreement and in the Herndon Agreement that (i) have substantially the same language (without regard to the identity of the parties making such representation or warranty or about whom such representation or warranty is made) and (ii) contain either the language "in the aggregate" or a similar combining concept or a reference to a Material Adverse Effect (a "Collective Representation" or a "Collective Covenant", as the case may be) shall be deemed to be a single representation and warranty or a single covenant, as the case may be, for purposes of determining whether such representation and warranty has been breached or such covenant has been complied with and all relevant facts relating to such Collective Representation or Collective Covenant in both agreements shall be considered. As examples, if there should be an issue regarding whether a Collective Representation contained in this Agreement has been breached, the parties would consider inaccuracies in such Collective Representation as well as inaccuracies in the corresponding Collective Representation in the Herndon Agreement in determining whether a breach of such Collective Representation had occurred and in determining the materiality of any breach of a Collective Representation relating to the Business, reference shall be made to the Combined Business.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


BANNER AEROSPACE, INC.                       ALLIEDSIGNAL INC.

By:  /s/ Warren D. Persavich                 By:  /s/ Joe Leonard
   ------------------------------               ------------------------------
     Name:  Warren D. Persavich                   Name:  Joe Leonard
     Title: Senior Vice President                 Title: Senior Vice President


ADAMS INDUSTRIES, INC.                       AS BAR LLC

By:  /s/ Warren D. Persavich                 By:  ALLIED SIGNAL INC.
   ------------------------------
     Name:  Warren D. Persavich
     Title: Vice President


AEROSPACE BEARING SUPPORT, INC.              By:  /s/ Joe Leonard
                                                ------------------------------
                                                  Name:  Joe Leonard
                                                  Title: Senior Vice President
By:  /s/ Warren D. Persavich
   ------------------------------
     Name:  Warren D. Persavich
     Title: Vice President


AIRCRAFT BEARING SUPPORT, INC.

By:  /s/ Warren D. Persavich
   ------------------------------
     Name:  Warren D. Persavich
     Title: Vice President

BANNER DISTRIBUTION, INC.

By:  /s/ Warren D. Persavich
   ------------------------------
     Name:  Warren D. Persavich
     Title: Vice President


BURBANK AIRCRAFT SUPPLY, INC.

By:  /s/ Warren D. Persavich
   ------------------------------
     Name:  Warren D. Persavich
     Title: Vice President


HARCO, INC.

By:  /s/ Warren D. Persavich
   ------------------------------
     Name:  Warren D. Persavich
     Title: Vice President


PACAERO

By:  /s/ Warren D. Persavich
   ------------------------------
     Name:  Warren D. Persavich
     Title: Vice President

                                    ANNEX A

                                    SELLERS

Name of Entity                                Jurisdiction of Organization
--------------                                ----------------------------
Adams Industries, Inc.                        Connecticut
Aerospace Bearing Support, Inc.               California
Aircraft Bearing Corporation                  California
Banner Distribution, Inc.                     Delaware
Burbank Aircraft Supply, Inc.                 Delaware
Harco, Inc.                                   Delaware
PacAero                                       California

                                    ANNEX B

                              SELLER SUBSIDIARIES

Name of Entity                               Jurisdiction of Organization
--------------                               ----------------------------
Burbank Aircraft International, GmbH         Germany
Harco Aerospace Fasteners, Ltd.              Canada
Harco Northern Ireland, Ltd.                 United Kingdom

                                    ANNEX C

                                  DEFINITIONS

          The following terms shall have the respective meanings ascribed to them in this Annex C. References to Sections constitute references to Sections of the Agreement.

     "Accounts Receivable" means all billed and unbilled accounts receivable and
      -------------------
all trade notes receivable relating to the Combined Business whether recorded or unrecorded, including, without limitation, all trade receivable from other divisions or Affiliates of Parent and the Companies.

     "Acquired Assets" means the Purchased Assets and the Subsidiary Assets.
      ---------------

     "Acquired Real Property" means, collectively, the Leased Real Property and
      ----------------------
Owned Real Property.

     "Acquisition Proposal" has the meaning set forth in Section 4.14.
      --------------------

     "Adjustment Amount" means an amount equal to the difference between
      -----------------
Estimated Closing Date Net Worth and Target Net Worth expressed as a positive number, as adjusted pursuant to Section 9.15.

     "Adjustment Date" has the meaning set forth in Section 1.7(a).
      ---------------

     "Affiliate" of any Person means any Person directly or indirectly
      ---------
controlling, controlled by or under common control with such Person.

     "Agreement" means the Asset Purchase Agreement, dated as of December ___,
      ---------
1997, by and among Parent, Sellers, AlliedSignal and Buyer, together with the Annexes, Schedules and Exhibits attached thereto, as the same may be amended from time to time in accordance with the terms thereof.

     "AlliedSignal" had the meaning set forth in the Preamble of the Agreement.
      ------------

     "AlliedSignal Common Stock" means the common stock, par value $1 per share,
      -------------------------
of AlliedSignal.

     "AlliedSignal Reports" has the meaning set forth in Section 3.6.
      --------------------

     "Ancillary Agreements" means the agreements to be delivered pursuant to
      --------------------
Sections 5.1 and 5.2.

     "Antitrust Division" means the Antitrust Division of the United States
      ------------------
Department of Justice.

     "Assets" means businesses, properties, assets, goodwill, rights, interests
      ------
and privileges of every kind, nature or description, wherever located, whether real, personal or mixed, tangible or intangible, and without regard to whether they have value for accounting purposes or are carried on or reflected in relevant books and records or financial statements.

     "Assigned Receivables" has the meaning set forth in Section 1.7(a).
      --------------------

     "Assumed Liabilities" has the meaning set forth in Section 1.3(a).
      -------------------

     "Assumed Tax Liabilities" means Tax liabilities for value-added Taxes, real
      -----------------------
property Taxes, personal and intangible property Taxes and payroll Taxes, in each case only to the extent included on the Closing Balance Sheet.

     "Average Trading Price" means, as of a specified date, the average of the
      ---------------------
daily high and low closing prices of AlliedSignal Common Stock as reported on the NYSE Composite Tape on each of the twenty (20) consecutive trading days immediately preceding (and not including) such date.

     "Balance Sheet" has the meaning set forth in Section 2.6.
      -------------

     "Basket" has the meaning set forth in Section 7.2(b).
      ------

     "Bid" has the meaning set forth in Section 2.8(d).
      ---

     "Business" has the meaning set forth in the Recitals of the Agreement.
      --------

     "Business Day" or "business day" means any day other than a Saturday,
      ------------      ------------
Sunday, or a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

     "Buyer" has the meaning set forth in the Preamble of the Agreement.
      -----

     "Buyer Escrow Claims" has the meaning set forth in Section 1.5(c).
      -------------------

     "Buyer Escrow Claim Loss Estimate" has the meaning set forth in Section
      --------------------------------
1.5(c).

     "Buyer Indemnified Parties" has the meaning set forth in Section 7.2(a).
      -------------------------

     "Cash Equivalent Purchase Price" means an amount equal to Three Hundred
      ------------------------------
Forty-Four Million Seven Hundred Seventy-Four Thousand Dollars ($344,774,000) plus (x) the excess, if any, of the Closing Date Net Worth over the Target Net
----
Worth and minus (y) the excess, if any, of the Target Net Worth over the Closing
          -----
Date Net Worth.

     "Closing" has the meaning set forth in Section 1.8(a).
      -------

     "Closing Accounts Receivable" has the meaning set forth in Section 1.7(a).
      ---------------------------

     "Closing Date" has the meaning set forth in Section 1.8(a).
      ------------

     "Closing Date Balance Sheet" shall mean the Proposed Closing Date Balance
      --------------------------
Sheet as accepted or deemed final pursuant to Section 1.6(d) or (f), as the case may be.

     "Closing Date Net Worth" has the meaning set forth in Section 1.6(a).
      ----------------------

     "Closing Date Shares" has the meaning set forth in Section 1.4(b).
      -------------------

     "COBRA" has the meaning set forth in Section 2.20(c)(iii).
      -----

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

     "Collected Amount" has the meaning set forth in Section 1.7(a).
      ----------------

     "Combined Business" means collectively the Business and the Business as
      -----------------
defined in the Herndon Agreement.

     "Combined Contracts" means, collectively, all Contracts and all Contracts
      ------------------
as defined in the Herndon Agreement.

     "Companies" has the meaning set forth in the Preamble of the Agreement, and
      ---------
"Company" means any one of the Companies.
 -------

     "Competitive Activities" has the meaning set forth in Section 6.4(a).
      ----------------------

     "Confidentiality Agreement" means that certain confidentiality agreement
      -------------------------
dated June 27, 1997 between AlliedSignal and Parent.

     "Confidential Information" has the meaning set forth in Section 6.5.
      ------------------------

     "Confirmation of Indemnification" has the meaning set forth in Section
      -------------------------------
7.4(b).

     "Contracts" means (a) all written and oral contracts, licenses,
      ---------
commitments, agreements and instruments, including all customer contracts, operating contracts and distribution contracts relating to the Business, (b) all sales and purchase orders and supply agreements and other agreements relating to the Business, (c) all leases of Equipment and Real Property relating to the Business and (d) all other contracts, licenses, agreements and instruments relating to the Business; provided, however, that the term "Contract" shall not include any collective bargaining agreement or any employment agreement or other Plan.

     "Debt" means, with respect to any Person, the following Liabilities,
      ----
whether incurred by such Person, directly or indirectly, without duplication:

          (i) its Liabilities for borrowed money;

          (ii) its Liabilities for the deferred purchase price of property acquired by it (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

          (iii) the amount of the obligation of such Person as the lessee under any Capital Lease that would, in accordance with GAAP, appear as a Liability on a balance sheet of such Person ("Capital Lease" meaning, at any time, a lease with respect to which such Person, as lessee, is required concurrently to recognize the acquisition of an asset and the incurrence of a Liability in accordance with GAAP);

          (iv) amounts secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such amounts);

          (v) all of its Liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

          (vi) any Guarantee of such Person with respect to Liabilities of any Person of the character described in any of the clauses described in (i) through (vi) above ("Guarantee" meaning, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other Debt or obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person);

          (vii) all Liabilities of any Subsidiary of such Person of the character described in clauses (i) through (vii) above; and

          (viii) all Liabilities of the character described in clauses (i) through (vii) above with respect to which, and to the extent that, such Person remains legally liable, notwithstanding that such Liability or obligation is deemed extinguished under GAAP.

     "Defective Inventory" means the aggregate of all (i) excess Inventory, (ii)
      -------------------
obsolete or substandard Inventory, and (iii) Inventory that is not Traceable Inventory, in each case determined in accordance with the procedures and criteria set forth on Schedule 1.6(a).

     "Disputed Account Receivable" has the meaning set forth in Section 1.7(a).
      ---------------------------

     "Dispute Notice" has the meaning set forth in Section 1.6(c).
      --------------

     "Disputes" has the meaning set forth in Section 1.6(c).
      --------

     "Employees" has the meaning set forth in Section 8.1.
      ---------

     "Environmental Claim" shall mean any third party or governmental written
      -------------------
claim, notice, request for information, demand, investigation, lawsuit, proceeding, judgment, award, penalty, order or other action that could expose Parent, the Companies, AlliedSignal or Buyer to Losses under any Environmental Law or to Losses for personal injuries (including death) or property damage relating to or arising from the presence of, or exposure to, Hazardous Materials.

     "Environmental Law" means all applicable Laws relating to the protection of
      -----------------
the environment (including, but not limited to, natural resources) and human health and safety, including, without limitation (a) all requirements pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of Hazardous Materials or other environmental conditions into the air, surface water, groundwater or land or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, and (b) all requirements pertaining to the protection of the health and safety of employees and other workers, and the protection of or compensation to individuals from or related to exposures to Hazardous Materials.

     "Environmental Liability" means any Liability (existing at, or arising
      -----------------------
after, the Closing) under Environmental Law, or any remedial action (at or after the Closing), in connection with the Acquired Assets or the Business to the extent arising from any condition (including any Hazardous Materials condition) existing, or any act or omission the Companies or any of their predecessors or any of their past, present or future Subsidiaries, at or prior to the Closing Date, including claims, demands, assessments, judgments, orders, causes of action (including toxic tort suits), notices of actual or alleged violations or Liability (including such notices regarding the disposal or release of Hazardous Materials on the Acquired Real Property or elsewhere), proceedings and any associated Losses.

     "Environmental Permit" means any Permit issued under any Environmental Law
      --------------------
or issued by any Governmental Entity responsible for environmental matters.

     "Equipment" means all tangible assets and properties, except Real Property,
      ---------
owned, used or held for use by any Company, including cars, trucks and other transportation equipment, machinery and equipment, tools, spare parts, furniture, office equipment, furnishings and fixtures and machinery and equipment under order or construction.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "Escrow Agent" means the escrow agent under the Escrow Agreement.
      ------------

     "Escrow Agreement" has the meaning set forth in Section 1.9(c).
      ----------------

     "Escrow Cash" means any of the following:  (i) any investment in Government
      -----------
Obligations; (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition issued by a bank or trust issuer which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust issuer has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money market fund sponsored by a registered broker dealer or mutual fund distributor;
(iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (ii) above; and (iv) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.

     "Escrow Release Date" has the meaning set forth in Section 1.5(c).
      -------------------

     "Estimated Closing Date Net Worth" has the meaning set forth in Section
      --------------------------------
1.4(a).

     "Estimated Share Number" has the meaning set forth in Section 1.4(b).
      ----------------------

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.
      ------------

     "Excluded Assets" has the meaning set forth in Section 1.2(b).
      ---------------

     "FAA" means the Federal Aviation Administration.
      ---

     "Fairchild" means The Fairchild Corporation, a Delaware corporation.
      ---------

     "Final Future Tax Benefits" has the meaning set forth in Section 2.6(b).
      -------------------------

     "Financial Statements" has the meaning set forth in Section 2.6.
      --------------------

     "Firm" has the meaning set forth in Section 1.6(d).
      ----

     "FIRPTA Affidavit" has the meaning set forth in Section 1.9(a)(viii).
      ----------------

     "Foreign Employees" has the meaning set forth in Section 8.3(a).
      -----------------

     "Foreign Plan" has the meaning set forth in Section 2.20(a)(iii).
      ------------

     "Former Employees" has the meaning set forth in Section 8.1.
      ----------------

     "Free-Standing Plan" has the meaning set forth in Section 2.20(a)(iii).
      ------------------

     "FTC" means the United States Federal Trade Commission.
      ---

    "GAAP" means United States generally accepted accounting principles,
      ----
consistently applied.

     "Government Contract" shall mean any written prime contract, subcontract,
      -------------------
grant or cooperative agreement with (i) the US Government, (ii) any prime contractor of the US Government or (iii) any subcontractor with respect to any contract described in clauses (i) or (ii) above.

     "Governmental Entity" means (a) any multinational, federal, provincial,
      -------------------
state, municipal, local or other governmental or public department, court, commission, board, bureau, agency, legislative or quasi-legislative body or instrumentality, domestic or foreign; (b) any subdivision, agent, commission, board, or department, authority, or similar body or instrumentality of any of the foregoing; or (c) any quasi-governmental or private body exercising any regulatory, expropriation or taxing governmental authority under or for the account of any of the foregoing.

     "Government Obligations" means direct obligations (or certificates
      ----------------------
representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged.

     "Hazardous Material" means any substance, material or waste (a) the
      ------------------
presence of which requires investigation or remediation under any Environmental Law, (b) which is regulated by an applicable Governmental Entity, which substance, material or waste includes, without limitation, petroleum and its by-products, friable asbestos, and any material or substance which is defined as a "hazardous waste," "hazardous substance," "hazardous material," "restricted hazardous waste," "industrial waste," "solid waste," "contaminant," "pollutant," "toxic waste" or "toxic substance" under any provision of Environmental Law, (c) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous, or (d) the presence of which causes or threatens to cause a nuisance or trespass to any property or poses or threatens to pose a hazard to the health or safety of individuals on or about any such property.

     "Herndon" means PB Herndon Aerospace, Inc., a Missouri corporation.
      -------

     "Herndon Agreement" means the Asset Purchase Agreement, dated as of the
      -----------------
date of this Agreement, by and among Parent, Herndon, Banner Aerospace Services, Inc., AlliedSignal and AS BAR PBH LLC, as the same may be amended form time to time in accordance with the terms thereof.

     "Herndon Assumed Liabilities" means Assumed Liabilities as defined in the
      ---------------------------
Herndon Agreement.

     "Herndon Excluded Assets" means the Excluded Assets as defined in the
      -----------------------
Herndon Agreement.

     "Herndon Non-Assumed Liabilities" means the Non-Assumed Liabilities as
      -------------------------------
defined in the Herndon Agreement.

     "Herndon Purchased Assets" means the Purchased Assets as defined in the
      ------------------------
Herndon Agreement.

     "Herndon Sellers" means the Sellers under the Herndon Agreement.
      ---------------

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976,
      -------
as amended.

     "Inactive Employee" has the meaning set forth in Section 8.2(a).
      -----------------

     "Indemnification Claim" has the meaning set forth in Section 7.4(a).
      ---------------------

     "Indemnification Escrow Shares" means (i) as of the Closing Date, a number
      -----------------------------
of shares of AlliedSignal Common Stock equal to five percent (5%) of the Estimated Share Number and (ii) thereafter, the initial number of Indemnification Escrow Shares less any Indemnification Escrow Shares from time to time released from escrow pursuant to Section 1.5(b) or (d).

     "Indemnified Party" has the meaning set forth in Section 7.4(a).
      -----------------

     "Indemnifying Party" has the meaning set forth in Section 7.4(a).
      ------------------

     "Initial Purchase Price" has the meaning set forth in Section 1.4(b).
      ----------------------

     "Intellectual Property" means all foreign and domestic patents (including
      ---------------------
all reissues, divisions, continuations and extensions thereof), patent rights, service marks, trademarks and tradenames, trade dress, all product names, all assumed or fictitious names and the logos associated therewith, copyrights, applications for the foregoing, licenses and other contractual rights with respect to the foregoing and other such property and intangible rights owned, used or held for use by any Company, including financial and marketing business data, pricing and cost information, business and marketing plans and customer and suppliers lists, together with the goodwill of the Business in connection with which such trademarks, tradenames, product names and service marks are used.

     "Inventory" means all inventory of the Combined Business, including
      ---------
finished goods, work-in-progress, raw materials, operating chemical and catalysts, parts, accessories, packaging, manufacturing, administrative and other supplies on hand, goods held for sale or lease or to be furnished under Assumed Contracts, and other inventory owned, used or held for use by any Company.

     "IRS" means the United States Internal Revenue Service.
      ---

     "Laws" means all laws, constitutions, statutes, codes, ordinances, decrees,
      ----
rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, consent orders, consent decrees, policies, voluntary restraints, guidelines, or any provisions or interpretations of the foregoing, including general principles of common and civil law and equity, binding on or affecting the Person referred to in the context in which such word is used.

     "Leased Real Property" means all leased Real Property relating to the
      --------------------
Business including, without limitation, all Real Property listed on Part B of
Schedule 2.13(a).

     "Liabilities" means, as to any Person, all debts, liabilities, obligations
      -----------
and responsibilities of any kind or nature whatsoever of such Person, whether direct or indirect, fixed or contingent, known or unknown, accrued, vested or otherwise, whether in contract, tort, strict Liability or otherwise, and whether or not actually reflected, or required by GAAP to be reflected, in such Person's balance sheets or other books and records.

     "Lien" means any lien, charge, claim, pledge, security interest,
      ----
conditional sale agreement or other title retention agreement, lease, mortgage, security agreement, right of first refusal, option, restriction, tenancy, license, covenant, right of way, easement or other encumbrance (including the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or statute or law of any jurisdiction).

     "Losses" means any losses, costs, expenses, damages including compensatory,
      ------
exemplary, or punitive damages, Taxes, penalties, fines, charges, demands, Liabilities and claims of any kind (including interest, penalties and reasonable attorneys' and consultants' fees, expenses and disbursements), except that Losses shall not include attorneys' fees of AlliedSignal or Buyer if Parent has delivered a Confirmation of Indemnification in respect of a Third Party arbitration claim and offered to assume the defense thereof which offer was not accepted because the amount of such indemnification claim exceeded Parent's net worth and Parent was in compliance with (S) 4.17 of the Agreement.

     "Major Customer" means any customer of the Combined Business that accounted
      --------------
for $500,000 or more in revenues of the Combined Business in the 1997 fiscal year or could reasonably be expected to account for more than $500,000 or more in revenues of the Combined Business in the 1998 fiscal year.

     "Major Supplier" means any supplier of the Combined Business (including any
      --------------
supplier of Intellectual Property) that accounted for $1,000,000 or more in sales to the Combined Business in the 1997 fiscal year or could reasonably be expected to account for more than $1,000,000 or more in sales to the Combined Business in the 1998 fiscal year.

     "Material Adverse Effect" means (i) a material adverse effect upon, or
      -----------------------
material adverse change in, the operations, Assets, Liabilities, condition (financial or otherwise), or results of operations of the Combined Business, taken as a whole (ii) any event, condition, circumstance or change that is reasonably likely to have a Material Adverse Effect referred to in preceding clause (i), or (iii) a significant risk that Buyer and the Buyer under the Herndon Agreement, in any material respect, will not be able after the Closing to operate the Combined Business substantially as operated by, or to own, possess and use the Acquired Assets and the Herndon Purchased Assets substantially as owned, possessed and used by, the Companies and the Herndon Sellers, taken as a whole, as of the date hereof; provided, however, that the
                                                  --------  -------
loss of business from customers and suppliers of the Combined Business (including through termination of contracts or reduction of purchases) shall not be deemed a Material Adverse Effect unless the condition in Section 5.1(e) of the Agreement has not been satisfied.

     "Non-Assumed Liabilities" has the meaning set forth in Section 1.3(b).
      -----------------------

     "Novation Agreement" has the meaning set forth in Section 4.15.
      ------------------

     "NYSE" means the New York Stock Exchange, Inc.
      ----

     "OSHA" has the meaning set forth in Section 2.9(a) hereof.
      ----

     "Owned Real Property" means all Real Property owned by Sellers or any
      -------------------
Seller Subsidiary, including, without limitation, all Real Property listed on Part A of Schedule 2.13(a).

     "Parent" has the meaning set forth in the Preamble of the Agreement.
      ------

     "Parent Common Stock" means the common stock, par value $1 per share, of
      -------------------
Parent.

     "Parent Subsidiaries" means the direct or indirect Subsidiaries of Parent
      -------------------
or any other corporation or entity in which Parent owns a majority of the capital stock or other equity interest.

     "Parent Reports" has the meaning set forth in Section 2.28.
      --------------

     "PBGC" means the Pension Benefit Guaranty Corporation.
      ----

     "Permits" means all franchises, approvals, permits, authorizations,
      -------
licenses, orders, registrations, certificates, variances, exemptions and other similar permits or rights obtained from any Governmental Entity relating to the conduct of the Business or the Acquired Real Properties and all pending applications therefor.

     "Permitted Liens" means (a) Liens securing Taxes, assessments, governmental
      ---------------
charges or levies, all of which are not yet due and payable, (b) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of the Business and on a basis consistent with past practice in connection with worker's compensation, unemployment insurance or other types of social security,
(c) mechanics, materialman's, carrier's, warehousemen's, landlords and other similar Liens under state or common law or (d) such other Liens which, individually and in the aggregate, do not and would not detract from the value of or impair the use of any Acquired Asset; it being understood that to the extent a Permitted Lien relates to or arises from a Non-Assumed Liability, the applicable Company shall still be liable for such Non-Assumed Liability to the extent set forth herein.

     "Person" means an individual, a corporation, a partnership, a limited
      ------
Liability company, an association, a firm, a Governmental Entity, a trust or other entity or organization.

     "Plans" has the meaning set forth in Section 2.20(a)(iii).
      -----

     "Preliminary Future Tax Benefits" has the meaning set forth in Section
      -------------------------------
2.6(b).

     "Prime Rate" means the rate of interest publicly announced by Citicorp USA,
      ----------
Inc. in New York, New York from time to time as its base rate.

     "Proposed Closing Date Balance Sheet" has the meaning set forth in Section
      -----------------------------------
1.6(a)

     "PTO" means the United States Patent and Trademark Office.
      ---

     "Purchase Price Escrow Shares" means a number of shares of AlliedSignal
      ----------------------------
Common Stock equal to one percent (1%) of the Estimated Share Number.

     "Purchased Assets" has the meaning set forth in Section 1.2(a).
      ----------------

     "Real Property" means all real property, together with all fixtures,
      -------------
fittings, buildings, structures and other improvements erected thereon, and easements, rights of way, water lines, rights of use, licenses, hereditaments, tenements, privileges and other appurtenances thereto (such as appurtenant rights in and to public streets).

     "Receivables Deficiency" has the meaning set forth in Section 1.7(a).
      ----------------------

     "Receivables Excess" has the meaning set forth in Section 1.7(a).
      ------------------

     "Receivables Notice" has the meaning set forth in Section 1.7(a).
      ------------------

     "Receivables Reserve" has the meaning set forth in Section 1.7(a).
      -------------------

     "Registration Rights Agreement" means an agreement substantially in the
      -----------------------------
form of Exhibit 1.9(b)(vi).

     "Resolution Period" has the meaning set forth in Section 1.6(c).
      -----------------

     "Review Period" has the meaning set forth in Section 1.6(c).
      -------------

     "SEC" means the Securities and Exchange Commission.
      ---

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Seller" and "Sellers" have the respective meanings set forth in the
      ------       -------
Preamble of the Agreement.

     "Seller Indemnified Parties" has the meaning set forth in Section 7.3(a).
      --------------------------

     "Seller Subsidiaries" has the meaning set forth in the Preamble of the
      -------------------
Agreement, and "Seller Subsidiary" means any one of the Seller Subsidiaries.
                -----------------

     "Shortfall Amount" has the meaning set forth in Section 1.6(f)(iii).
      ----------------

     "Side Letters" has the meaning set forth in Section 1.9(a)(xiii).
      ------------

     "Small Claim" has the meaning set forth in Section 7.2(b).
      -----------

     "Small Licenses" has the meaning set forth in Section 2.15(d).
      --------------

                                                                              12
     "Special Claim" has the meaning set forth in Section 7.4(b).
      -------------

     "Subsidiary" of any Person means any corporation, partnership, joint
      ----------
venture, limited liability company, trust or other entity with respect to which such Person directly or indirectly owns or controls more than 50% of (i) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors or other governing body of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (ii) the interest in the capital or profits of such partnership, joint venture or limited liability company or (iii) the beneficial interest in such trust.

     "Subsidiary Assets" means all Assets of the Seller Subsidiaries.
      -----------------

     "Subsidiary Shares" means all of the outstanding shares of capital stock of
      -----------------
(or other ownership interests in) the Seller Subsidiaries.

     "Target Net Worth" means Two Hundred Twenty Million Twenty Five Thousand
      ----------------
Dollars ($220,025,000) plus the amount, if any, by which Final Future Tax Benefits exceeds Preliminary Future Tax Benefits, but in any event not less than $220,025,000.

     "Tax" means any tax imposed under Subtitle A of the Code and any net
      ---
income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, lease, service, service use, withholding on amounts paid to or by any Company, payroll, employment, excise, severance, stamp, capital stock, occupation, property, environmental or windfall profits tax, premium, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any Governmental Entity responsible for the imposition of any such tax (domestic or foreign) (a "Tax Authority").
                              -------------

     "Tax Authority" has the meaning set forth in the definition of "Tax".
      -------------                                                  ---

     "Technology" means all formulae, processes, procedures, designs, ideas,
      ----------
research records, inventions (whether or not patentable), records of inventions, test information, technical information, engineering data, marketing know-how, proprietary information, manufacturing information, know-how, and trade secrets (and all related manuals, books, files, journals, models, instructions, patterns, drawings, blueprints, plans, designs specifications, equipment lists, parts lists, descriptions, data, art work, software, computer programs and source code data related thereto including all current and historical data bases) owned, used or held for use by any Company ( it being understood that, to the extent any such technology is licensed to a Company, "Technology" shall mean any and all rights of such Company under such license).

     "Third Party Indemnification Claim" has the meaning set forth in Section
      ---------------------------------
7.4(b).

     "Third Party Rights" has the meaning set forth in Section 1.2(a)(xiii).
      ------------------

     "Traceable Inventory" means Inventory held pursuant to good and valid parts
      -------------------
manufacturer approvals issued by the FAA, supplemental type certificates issued by the FAA or other certificates required by applicable Laws including, without limitation, those promulgated by the FAA.

     "Trademarks" has the meaning set forth in Section 9.14.
      ----------

     "Transaction Documents" has the meaning set forth in Section 2.3.
      ---------------------

     "Transfer Taxes" means all state, local and foreign sales, use, transfer,
      --------------
real property transfer, documentary stamp, recording and other similar taxes arising from and with respect to the sale and purchase of the Purchased Assets.

     "U.S. Employee" has the meaning set forth in Section 8.2(a).
      -------------

     "US Government" shall mean the United States Government and any agencies,
      -------------
instrumentalities and departments thereof.

     "U.S. Plans" has the meaning set forth in Section 2.20(a)(iii).
      ----------

     "U.S. Transferred Employees" has the meaning set forth in Section 8.2(a).
      --------------------------

     "WARN Act" means the Worker Adjustment and Retraining Notification Act, as
      --------
codified at 29 U.S.C. (S)(S) 2101 - 2109, as amended.

                              EXHIBIT 1.9(xiii)(A)
                              --------------------

                                    [Closing Date]

AlliedSignal Inc.
AS BAR LLC
AS BAR Herndon LLC
101 Columbia Road
Morristown, NJ

I refer to the Asset Purchase Agreement (the "Purchase Agreement") by and among AlliedSignal Inc. ("AlliedSignal"), AS BAR LLC ("Buyer"), Banner Aerospace, Inc. and the Sellers listed on Annex A thereto ("Sellers"), relating to the acquisition of all the assets of Sellers and the Business (as defined therein), and to the Herndon Agreement (as defined therein).

This will confirm that, as of December 1, 1997 and at all times through and including the date hereof, I personally have not had and do not have any plan or intention of entering into the business of distributing aerospace hardware parts and will not do so through any entity which I control, other than The Fairchild Corporation and its subsidiaries and affiliates (other than Banner Aerospace, Inc. and its subsidiaries), during the thirty month period from today's date.

I understand that you are relying upon the assurances provided in this letter as a material inducement to your consummating the transactions contemplated by the Purchase Agreement.

Sincerely,

Jeffrey J. Steiner

                              EXHIBIT 1.9(xiii)(B)
                              --------------------

                                 [Closing Date]

AlliedSignal Inc.
AS BAR LLC
AS BAR Herndon LLC
101 Columbia Road
Morristown, NJ

The undersigned, on behalf of The Fairchild Corporation ("Fairchild") confirms as follows:

We refer to the Asset Purchase Agreement (the "Purchase Agreement") by and among AlliedSignal Inc. ("AlliedSignal"), AS BAR LLC ("Buyer"), Banner Aerospace, Inc. and the Sellers listed on Annex A thereto ("Sellers"), relating to the acquisition of all the assets of Sellers and the Business (as defined therein) and to the Herndon Agreement (as defined therein).

This will confirm that, as of December 1, 1997 and at all times through and including the date hereof, neither Fairchild nor any subsidiary or controlled entity of Fairchild has had or has any plan or intention to acquire all or any substantial part of the stock, assets or business of Tri-Star Aerospace, Inc., M & M Aerospace Hardware, Inc. or WESCO Aircraft Hardware Corporation.

We understand that you are relying upon the assurances provided in this letter as a material inducement to your consummating the transactions contemplated by the Purchase Agreement.

                                    THE FAIRCHILD CORPORATION

                                    By_________________________

                              EXHIBIT 1.9(xiii)(C)
                              --------------------

                           THE FAIRCHILD CORPORATION

                                    [Closing Date]

AlliedSignal Inc.
AS BAR LLC
AS BAR Herndon LLC
101 Columbia Road
Morristown, NJ

We refer to the Asset Purchase Agreement (the "Purchase Agreement") by and among AlliedSignal Inc. ("AlliedSignal"), AS BAR LLC ("Buyer"), Banner Aerospace, Inc. ("Banner") and the Sellers listed on Annex A thereto ("Sellers"), relating to the acquisition of all the assets of Sellers and the Business (as such terms are defined therein) and to the Herndon Agreement (as defined therein).

In consideration of the benefits to be derived by The Fairchild Corporation ("Fairchild") from the transactions contemplated by the Purchase Agreement, this will confirm the agreement of Fairchild that, during the period Banner is required to maintain its corporate existence pursuant to Section 4.17 of the Purchase Agreement, Fairchild shall take no action to authorize or implement (including, without limitation, voting for) any dissolution of Banner or other termination of Banner's corporate existence; provided, however, that (i)
                                             --------  --------
Fairchild may take action to dissolve Banner or otherwise terminate its existence if, prior to the consummation of such transaction, Fairchild agrees in writing (for the benefit of the Buyer Indemnified Parties as defined in the Purchase Agreement) to assume and become fully responsible for, pursuant to an agreement reasonably satisfactory in form and substance to AlliedSignal, all obligations of Banner under Article VII of the Purchase Agreement and (ii) Fairchild may vote in favor of, or otherwise take action to implement a merger or other business combination of Banner or a sale of substantially all its assets if (x) upon the consummation of such transaction, the successor in interest to Banner (or the purchaser of such assets, as the case may be) in such transaction assumes in writing (for the benefit of the Buyer Indemnified Parties as defined in the Purchase Agreement) and becomes fully responsible for, pursuant to an agreement reasonably satisfactory in form and substance to AlliedSignal, all of Banner's obligations under the Agreement (including, without limitation, Banner's obligations under Article VII) and (y) immediately after consummation of such transaction, such successor in interest (or purchaser, as the case may be) has a net worth of not less than the net worth then required to be maintained by Banner pursuant to Section 4.17 of the Purchase Agreement.

We understand that you are relying upon the obligations set forth in this letter as a material inducement to your consummating the transactions contemplated by the Purchase Agreement.

                                    THE FAIRCHILD CORPORATION

                                    By_________________________